ISSUER FREE WRITING PROSPECTUS
Filed Pursuant to Rule 433
Registration Statement No. 333-137902
Dated November 6, 2008

                             Global Markets Equity
                              Proprietary Indices

                        Monthly Report - November 2008

                                                           [DEUTSCHE BANK LOGO]

 GME Indices Review
(as of 31st October 2008)

 TABLE OF CONTENTS

Performance Summary
Deutsche Bank CROCI Indices                                                          2
Deutsche Bank Evergreen Indices                                                      2
Deutsche Bank Alpha Indices                                                          3
Deutsche Bank Multi-Asset Indices                                                    4
Deutsche Bank Specialised Indices                                                    4
Deutsche Bank Islamic Indices                                                        5
Monthly Reviews
---------------
Deutsche Bank CROCI US+ Index                                                        6
Deutsche Bank CROCI US Plus II Index                                                 7
Deutsche Bank CROCI Euro+ Index                                                      8
Deutsche Bank CROCI Euro II Index                                                    9
Deutsche Bank CROCI Japan+ Index                                                    10
Deutsche Bank CROCI Japan II Index                                                  11
Deutsche Bank US Growth Total Return Index                                          12
Deutsche Bank US Value Total Return Index                                           13
Deutsche Bank Euro Growth Total Return Index                                        14
Deutsche Bank Euro Value Total Return Index                                         15
Deutsche Bank UK Growth Total Return Index                                          16
Deutsche Bank UK Value Total Return Index                                           17
Deutsche Bank Japan Growth Total Return Index                                       18
Deutsche Bank Japan Value Total Return Index                                        19
S&P X-Alpha Total Return USD Index                                                  20
S&P X-Alpha Excess Return USD Index                                                 21
Deutsche Bank X-Alpha Total Return USD Index                                        22
Deutsche Bank X-Alpha Excess Return USD Index                                       23
DBIQ ImpAct Dollar Equity Volatility (Bid) Index                                    24
Deutsche Bank Liquid Alpha USD 5 Total Return S1 Index                              25
Deutsche Bank Liquid Alpha USD 5 Excess Return S1 Index                             26
Deutsche Bank US ValueGrowth Select Index                                           27
Deutsche Bank ValueGrowth Select Total Return Index                                 28
Deutsche Bank Global Yield US Total Return Index                                    29
Deutsche Bank Global Yield Euro Total Return Index                                  30
Deutsche Bank Global Yield AP Total Return Index                                    31
Deutsche Bank E-REV Europe Total Return Index                                       32
Deutsche Bank E-REV Japan Total Return Index                                        33
Deutsche Bank SectorLeader Total Return Index                                       34
Deutsche Bank ChinaOpportunity USD Total Return Index                               35
Deutsche Bank Islamic US EquityBuilder Total Return Index                           36
Deutsche Bank Islamic Europe EquityBuilder Total Return Index                       37
Deutsche Bank Islamic Asia Pacific EquityBuilder Total Return Index                 38
Deutsche Bank Islamic Global Pacific EquityBuilder Total Return Index               39

GME Indices Performance Summary

(as of 31st October 2008)

DEUTSCHE BANK CROCI INDICES

Deutsche Bank CROCI US+ Index

Bloomberg: CROCI

	1 Month	3 Months	6 Months	YTD	Annualised 1 year	3 years	5 years	10 years
CROCI US+ Index	**-18.5%**	**-25.7%**	**-30.8%**	**-33.9%**	**-36.5%**	**-4.5%**	**4.9%**	**8.8%**
S&P 500 Index (TR)	-16.8%	-23.1%	-29.3%	-32.8%	-36.0%	-5.2%	0.3%	0.4%
S&P 500/Citigroup Value Index (TR)	-17.1%	-22.3%	-30.0%	-33.9%	-38.0%	-5.4%	1.3%	1.8%
Excess Return vs S&P 500 Index (TR)	-1.7%	-2.6%	-1.5%	-1.0%	-0.4%	0.7%	4.6%	8.4%
Excess Return vs S&P 500/Citigroup Value Index (TR)	-1.4%	-3.5%	-0.8%	0.0%	1.5%	0.9%	3.5%	7.0%

Deutsche Bank CROCI US Plus II Index

Bloomberg: DBUSCPII

	1 Month	3 Months	6 Months	YTD	Annualised 1 year	3 years	5 years	10 years
CROCI US Plus II Index	**-16.7%**	**-21.8%**	**-27.5%**	**-30.4%**	**-32.6%**	**-2.3%**	**6.3%**	**9.5%**
S&P 500 Index (TR)	-16.8%	-23.1%	-29.3%	-32.8%	-36.0%	-5.2%	0.3%	0.4%
S&P 500/Citigroup Value Index (TR)	-17.1%	-22.3%	-30.0%	-33.9%	-38.0%	-5.4%	1.3%	1.8%
Excess Return vs S&P 500 Index (TR)	0.1%	1.3%	1.8%	2.5%	3.4%	2.9%	6.0%	9.1%
Excess Return vs S&P 500/Citigroup Value Index (TR)	0.4%	0.5%	2.5%	3.5%	5.3%	3.0%	4.9%	7.7%

Deutsche Bank CROCI Euro+ Index

Bloomberg: CRCEU

	1 Month	3 Months	6 Months	YTD	Annualised 1 year	3 years	5 years	10 years
CROCI Euro+ Index	**-14.4%**	**-24.3%**	**-33.2%**	**-39.6%**	**-41.2%**	**-2.7%**	**5.8%**	**7.4%**
EuroSTOXX 50 Index (TR)	-14.7%	-22.8%	-30.8%	-39.3%	-40.3%	-5.4%	2.7%	1.0%
MSCI EMU Index (TR)	-15.9%	-24.7%	-33.9%	-41.4%	-43.4%	-5.8%	2.8%	N/A
Excess Return vs EuroSTOXX 50 Index (TR)	0.3%	-1.5%	-2.5%	-0.3%	-0.9%	2.7%	3.1%	6.4%
Excess Return vs MSCI EMU Index (TR)	1.5%	0.4%	0.7%	1.8%	2.2%	3.1%	3.0%	N/A

Deutsche Bank CROCI Euro II Index

Bloomberg: DBEECRII

	1 Month	3 Months	6 Months	YTD	Annualised 1 year	3 years	5 years	10 years
CROCI Euro II Index	**-15.2%**	**-25.4%**	**-32.8%**	**-38.3%**	**-39.3%**	**-1.5%**	**6.6%**	**7.8%**
EuroSTOXX 50 Index (TR)	-14.7%	-22.8%	-30.8%	-39.3%	-40.3%	-5.4%	2.7%	1.0%
MSCI EMU Index (TR)	-15.9%	-24.7%	-33.9%	-41.4%	-43.4%	-5.8%	2.8%	N/A
Excess Return vs EuroSTOXX 50 Index (TR)	-0.5%	-2.6%	-2.1%	1.0%	1.0%	3.8%	3.9%	6.8%
Excess Return vs MSCI EMU Index (TR)	0.8%	-0.7%	1.1%	3.1%	4.1%	4.3%	3.8%	N/A

Deutsche Bank CROCI Japan+ Index

Bloomberg: CRCJP

	1 Month	3 Months	6 Months	YTD	Annualised 1 year	3 years	5 years	10 years
CROCI Japan+ Index	**-21.7%**	**-33.8%**	**-37.5%**	**-45.7%**	**-48.9%**	**-11.9%**	**-1.8%**	**3.2%**
TOPIX 100 Index (TR)	-21.4%	-34.7%	-37.5%	-41.5%	-46.2%	-13.6%	-2.8%	-1.9%
MSCI Japan Index (TR)	-21.2%	-33.9%	-36.9%	-41.7%	-46.6%	-13.6%	-1.9%	-1.1%
Excess Return vs TOPIX 100 Index (TR)	-0.3%	0.9%	0.0%	-4.2%	-2.7%	1.7%	1.1%	5.0%
Excess Return vs MSCI Japan Index (TR)	-0.6%	0.1%	-0.6%	-4.0%	-2.3%	1.7%	0.2%	4.2%

Deutsche Bank CROCI Japan II Index

Bloomberg: DBAPCRII

	1 Month	3 Months	6 Months	YTD	Annualised 1 year	3 years	5 years	10 years
CROCI Japan II Index	**-22.5%**	**-34.8%**	**-37.9%**	**-45.1%**	**-47.8%**	**-11.3%**	**-1.4%**	**3.3%**
TOPIX 100 Index (TR)	-21.4%	-34.7%	-37.5%	-41.5%	-46.2%	-13.6%	-2.8%	-1.9%
MSCI Japan Index (TR)	-21.2%	-33.9%	-36.9%	-41.7%	-46.6%	-13.6%	-1.9%	-1.1%
Excess Return vs TOPIX 100 Index (TR)	-1.1%	-0.2%	-0.4%	-3.7%	-1.6%	2.2%	1.4%	5.2%
Excess Return vs MSCI Japan Index (TR)	-1.4%	-0.9%	-1.0%	-3.4%	-1.2%	2.3%	0.5%	4.4%

DEUTSCHE BANK EVERGREEN INDICES

Deutsche Bank US Growth Total Return Index

Bloomberg: DBUSUSG

	1 Month	3 Months	6 Months	YTD	Annualised 1 year	3 years	5 years	10 years
US Growth Index	**-20.3%**	**-31.1%**	**-37.4%**	**-41.4%**	**-43.6%**	**-8.8%**	**2.1%**	**3.6%**
S&P 500/Citigroup Growth Index (TR)	-16.5%	-23.8%	-28.6%	-31.9%	-34.1%	-5.1%	-0.8%	-1.3%
S&P 500 Index (TR)	-16.8%	-23.1%	-29.3%	-32.8%	-36.0%	-5.2%	0.3%	0.4%
Excess Return vs S&P 500/Citigroup Growth Index (TR)	-3.8%	-7.3%	-8.7%	-9.5%	-9.5%	-3.7%	2.9%	4.9%
Excess Return vs S&P 500 Index (TR)	-3.5%	-8.0%	-8.1%	-8.5%	-7.6%	-3.6%	1.8%	3.2%

Deutsche Bank US Value Total Return Index

Bloomberg: DBUSUSV

	1 Month	3 Months	6 Months	YTD	Annualised 1 year	3 years	5 years	10 years
US Value Index	**-19.4%**	**-26.8%**	**-36.2%**	**-39.9%**	**-44.6%**	**-9.5%**	**2.3%**	**5.6%**
S&P 500/Citigroup Value Index (TR)	-17.1%	-22.3%	-30.0%	-33.9%	-38.0%	-5.4%	1.3%	1.8%
S&P 500 Index (TR)	-16.8%	-23.1%	-29.3%	-32.8%	-36.0%	-5.2%	0.3%	0.4%
Excess Return vs S&P 500/Citigroup Value Index (TR)	-2.3%	-4.5%	-6.2%	-6.0%	-6.6%	-4.1%	0.9%	3.8%
Excess Return vs S&P 500 Index (TR)	-2.6%	-3.6%	-6.9%	-7.0%	-8.6%	-4.3%	2.0%	5.2%

Deutsche Bank Euro Growth Total Return Index

Bloomberg: DBEEEUGR

	1 Month	3 Months	6 Months	YTD	Annualised 1 year	3 years	5 years	10 years
Euro Growth Index	**-6.8%**	**-15.1%**	**-24.5%**	**-32.9%**	**-38.8%**	**-0.5%**	**5.7%**	**4.8%**
EuroSTOXX Large Cap Growth Index (TR)	-13.0%	-21.8%	-31.0%	-39.1%	-40.7%	-5.5%	0.5%	-0.7%
EuroSTOXX Large Euro Return Index (TR)	-15.4%	-24.0%	-33.1%	-41.1%	-42.9%	-5.6%	2.5%	N/A
Excess Return vs EuroSTOXX Large Cap Growth Index (TR)	6.3%	6.8%	6.5%	6.2%	1.9%	5.0%	5.2%	5.5%
Excess Return vs EuroSTOXX Large Euro Return Index (TR)	8.6%	9.0%	8.6%	8.2%	4.1%	5.1%	3.2%	N/A

Return data shown above may be based on simulated and/or actual returns, refer to Index description pages for details. Past performance is no guarantee of future results.

Source: Bloomberg or Deutsche Bank AG/London

2

GME Indices Performance Summary

(as of 31st October 2008)

Deutsche Bank Euro Value Total Return Index

Bloomberg: DBEEEUVA

					Annualised			
	1 Month	3 Months	6 Months	YTD	1 year	3 years	5 years	10 years
Euro Value Index	**-20.8%**	**-26.6%**	**-40.0%**	**-45.4%**	**-47.3%**	**-8.6%**	**2.0%**	**4.4%**
EuroSTOXX Large Cap Value Index (TR)	-17.7%	-28.8%	-39.3%	-45.6%	-47.5%	-7.8%	1.7%	-1.6%
EuroSTOXX Large Euro Return Index (TR)	-15.4%	-24.0%	-33.1%	-41.1%	-42.9%	-5.6%	2.5%	N/A
Excess Return vs EuroSTOXX Large Cap Value Index (TR)	-3.2%	2.2%	-0.7%	0.2%	0.2%	-0.9%	0.3%	5.9%
Excess Return vs EuroSTOXX Large Euro Return Index (TR)	-5.4%	-2.6%	-6.9%	-4.3%	-4.5%	-3.0%	-0.4%	N/A

Deutsche Bank UK Growth Total Return Index

Bloomberg: DBEEUKGT

					Annualised			
	1 Month	3 Months	6 Months	YTD	1 year	3 years	5 years	10 years
UK Growth Index	**-15.3%**	**-23.9%**	**-31.2%**	**-37.9%**	**-45.0%**	**-6.4%**	**3.6%**	**5.6%**
FTSE 100 Index (TR)	-10.5%	-18.3%	-26.7%	-29.8%	-32.2%	-2.9%	4.0%	0.9%
MSCI UK Growth Index (TR)	-11.9%	-21.6%	-27.6%	-29.8%	-30.9%	-2.1%	3.8%	N/A
Excess Return vs FTSE 100 Index (TR)	-4.8%	-5.6%	-4.4%	-8.1%	-12.8%	-3.5%	-0.4%	4.7%
Excess Return vs MSCI UK Growth Index (TR)	-3.4%	-2.3%	-3.5%	-8.1%	-14.2%	-4.3%	-0.2%	N/A

Deutsche Bank UK Value Total Return Index

Bloomberg: DBEEUKVT

					Annualised			
	1 Month	3 Months	6 Months	YTD	1 year	3 years	5 years	10 years
UK Value Index	**-18.0%**	**-32.3%**	**-44.1%**	**-50.8%**	**-55.3%**	**-16.0%**	**-3.7%**	**4.1%**
FTSE 100 Index (TR)	-10.5%	-18.3%	-26.7%	-29.8%	-32.2%	-2.9%	4.0%	0.9%
MSCI UK Value Index (TR)	-9.4%	-14.7%	-26.2%	-30.2%	-34.5%	-4.3%	3.5%	N/A
Excess Return vs FTSE 100 Index (TR)	-7.4%	-14.1%	-17.3%	-21.0%	-23.0%	-13.1%	-7.6%	3.2%
Excess Return vs MSCI UK Value Index (TR)	-8.6%	-17.7%	-17.9%	-20.6%	-20.8%	-11.7%	-7.2%	N/A

Deutsche Bank Japan Growth Total Return Index

Bloomberg: DBAPJGT

					Annualised			
	1 Month	3 Months	6 Months	YTD	1 year	3 years	5 years	10 years
Japan Growth Index	**-23.7%**	**-41.0%**	**-44.0%**	**-47.0%**	**-52.9%**	**-16.8%**	**-3.8%**	**-0.9%**
TOPIX 100 Index (TR)	-21.4%	-34.7%	-37.5%	-41.5%	-46.2%	-13.6%	-2.8%	-1.9%
MSCI Japan Growth Index (TR)	-23.4%	-37.4%	-40.4%	-45.5%	-50.1%	-16.3%	-5.2%	N/A
Excess Return vs TOPIX 100 Index (TR)	-2.3%	-6.3%	-6.4%	-5.6%	-6.7%	-3.3%	-1.0%	0.9%
Excess Return vs MSCI Japan Growth Index (TR)	-0.3%	-3.5%	-3.6%	-1.5%	-2.8%	-0.5%	1.4%	N/A

Deutsche Bank Japan Value Total Return Index

Bloomberg: DBAPJVT

					Annualised			
	1 Month	3 Months	6 Months	YTD	1 year	3 years	5 years	10 years
Japan Value Index	**-24.7%**	**-43.6%**	**-44.8%**	**-47.4%**	**-53.0%**	**-14.6%**	**0.7%**	**6.1%**
TOPIX 100 Index (TR)	-21.4%	-34.7%	-37.5%	-41.5%	-46.2%	-13.6%	-2.8%	-1.9%
MSCI Japan Value Index (TR)	-18.8%	-30.4%	-33.4%	-37.7%	-43.0%	-10.9%	1.3%	N/A
Excess Return vs TOPIX 100 Index (TR)	-3.3%	-8.9%	-7.3%	-6.0%	-6.8%	-1.0%	3.5%	8.0%
Excess Return vs MSCI Japan Value Index (TR)	-5.9%	-13.2%	-11.4%	-9.7%	-10.1%	-3.7%	-0.6%	N/A

DEUTSCHE BANK ALPHA INDICES

S&P X-Alpha Total Return USD Index

Bloomberg: SPXADT

					Annualised			
	1 Month	3 Months	6 Months	YTD	1 year	3 years	5 years	10 years
S&P X-Alpha TR Index	**-1.1%**	**-3.9%**	**-6.9%**	**-6.1%**	**-10.6%**	**2.0%**	**7.1%**	**8.4%**
MSCI World Index (TR)	-19.0%	-29.6%	-35.8%	-38.6%	-41.8%	-5.3%	1.7%	0.8%
HFRX USD Equity Market Neutral Index (TR)	0.2%	-2.0%	-0.8%	0.3%	1.1%	3.2%	1.6%	N/A
Excess Return vs MSCI World Index (TR)	17.9%	25.7%	28.9%	32.5%	31.2%	7.3%	5.4%	7.6%
Excess Return vs HFRX USD Equity Market Neutral Index (TR)	-1.2%	-2.0%	-6.2%	-6.4%	-11.7%	-1.2%	5.6%	N/A

S&P X-Alpha Excess Return USD Index

Bloomberg: SPXADE

					Annualised			
	1 Month	3 Months	6 Months	YTD	1 year	3 years	5 years	10 years
S&P X-Alpha ER Index	**-1.1%**	**-4.3%**	**-7.8%**	**-7.9%**	**-12.9%**	**-2.2%**	**3.7%**	**4.7%**
MSCI World Index (TR)	-19.0%	-29.6%	-35.8%	-38.6%	-41.8%	-5.3%	1.7%	0.8%
HFRX USD Equity Market Neutral Index (TR)	0.2%	-2.0%	-0.8%	0.3%	1.1%	3.2%	1.6%	N/A
Excess Return vs MSCI World Index (TR)	17.8%	25.3%	28.1%	30.7%	28.8%	3.1%	2.0%	3.9%
Excess Return vs HFRX USD Equity Market Neutral Index (TR)	-1.3%	-2.4%	-7.0%	-8.2%	-14.1%	-5.4%	2.1%	N/A

Deutsche Bank X-Alpha Total Return USD Index

Bloomberg: DBGLXAT

					Annualised			
	1 Month	3 Months	6 Months	YTD	1 year	3 years	5 years	10 years
X-Alpha TR Index	**-1.2%**	**-4.3%**	**-7.3%**	**-6.1%**	**-10.2%**	**1.9%**	**7.2%**	**8.7%**
MSCI World Index (TR)	-19.0%	-29.6%	-35.8%	-38.6%	-41.8%	-5.3%	1.7%	0.8%
HFRX USD Equity Market Neutral Index (TR)	0.2%	-2.0%	-0.8%	0.3%	1.1%	3.2%	1.6%	N/A
Excess Return vs MSCI World Index (TR)	17.7%	25.3%	28.5%	32.4%	31.6%	7.2%	5.5%	8.0%
Excess Return vs HFRX USD Equity Market Neutral Index (TR)	-1.4%	-2.3%	-6.6%	-6.4%	-11.3%	-1.3%	5.6%	N/A

Deutsche Bank X-Alpha Excess Return USD Index

Bloomberg: DBGLXAE

					Annualised			
	1 Month	3 Months	6 Months	YTD	1 year	3 years	5 years	10 years
X-Alpha ER Index	**-1.3%**	**-4.7%**	**-8.2%**	**-7.9%**	**-12.6%**	**-2.3%**	**3.8%**	**5.0%**
MSCI World Index (TR)	-19.0%	-29.6%	-35.8%	-38.6%	-41.8%	-5.3%	1.7%	0.8%
HFRX USD Equity Market Neutral Index (TR)	0.2%	-2.0%	-0.8%	0.3%	1.1%	3.2%	1.6%	N/A
Excess Return vs MSCI World Index (TR)	17.6%	24.9%	27.7%	30.7%	29.2%	3.0%	2.1%	4.3%
Excess Return vs HFRX USD Equity Market Neutral Index (TR)	-1.5%	-2.7%	-7.4%	-8.2%	-13.7%	-5.5%	2.2%	N/A

Return data shown above may be based on simulated and/or actual returns, refer to Index description pages for details. Past performance is no guarantee of future results.

Source: Bloomberg or Deutsche Bank AG/London

3

GME Indices Performance Summary

(as of 31st October 2008)

DBIQ ImpAct Dollar Equity Volatility (Bid) Index

Bloomberg: DBVEUSDB

					Annualised		
	1 Month	3 Months	6 Months	YTD	1 year	3 years	5 years
ImpAct Dollar Equity Volatility Index	**-13.6%**	**-27.4%**	**-27.3%**	**-27.2%**	**-28.1%**	**-7.1%**	**0.9%**
S&P 500 Index (TR)	-16.8%	-23.1%	-29.3%	-32.8%	-36.0%	-5.2%	0.3%
iBoxx USD Treasury Index (TR)	-0.1%	1.8%	1.8%	4.5%	7.7%	6.0%	4.8%
Excess Return vs S&P 500 Index (TR)	3.2%	-4.3%	2.0%	5.7%	7.9%	-1.9%	0.6%
Excess Return vs iBoxx USD Treasury Index (TR)	-13.5%	-29.2%	-29.1%	-31.6%	-35.8%	-13.1%	-3.9%

DEUTSCHE BANK MULTI-ASSET INDICES

Deutsche Bank Liquid Alpha USD 5 Total Return S1 Index

Bloomberg: DBLAUT5J

					Annualised		
	1 Month	3 Months	6 Months	YTD	1 year	3 years	5 years
Liquid Alpha USD 5 TR Index	**-5.8%**	**-10.0%**	**-8.6%**	**-8.0%**	**-8.5%**	**4.0%**	**8.4%**
MSCI World Index (TR)	-18.9%	-29.5%	-35.6%	-38.3%	-41.4%	-4.8%	2.2%
iBoxx USD Treasury Index (TR)	-0.1%	1.8%	1.8%	4.5%	7.7%	6.0%	4.8%
Excess Return vs MSCI World Index (TR)	13.1%	19.5%	27.1%	30.2%	33.0%	8.8%	6.2%
Excess Return vs iBoxx USD Treasury Index (TR)	-5.7%	-11.8%	-10.4%	-12.5%	-16.2%	-2.0%	3.7%

Deutsche Bank Liquid Alpha USD 5 Excess Return S1 Index

Bloomberg: DBLAUE5J

					Annualised		
	1 Month	3 Months	6 Months	YTD	1 year	3 years	5 years
Liquid Alpha USD 5 ER Index	**-6.0%**	**-10.5%**	**-9.5%**	**-9.8%**	**-10.9%**	**-0.3%**	**4.9%**
MSCI World Index (TR)	-18.9%	-29.5%	-35.6%	-38.3%	-41.4%	-4.8%	2.2%
iBoxx USD Treasury Index (TR)	-0.1%	1.8%	1.8%	4.5%	7.7%	6.0%	4.8%
Excess Return vs MSCI World Index (TR)	13.0%	19.1%	26.2%	28.4%	30.5%	4.5%	2.7%
Excess Return vs iBoxx USD Treasury Index (TR)	-5.8%	-12.2%	-11.3%	-14.3%	-18.6%	-6.3%	0.1%

DEUTSCHE BANK SPECIALISED INDICES

Deutsche Bank US ValueGrowth Select Index

Bloomberg: DBUSUSVG

					Annualised			
	1 Month	3 Months	6 Months	YTD	1 year	3 years	5 years	10 years
US ValueGrowth Select Index	**-15.8%**	**-26.7%**	**-34.0%**	**-39.3%**	**-43.3%**	**-5.8%**	**-4.7%**	**4.4%**
S&P 500 Index (TR)	-16.9%	-23.6%	-30.1%	-34.0%	-37.4%	-7.1%	-1.6%	-1.2%
Excess Return vs S&P 500 Index (TR)	1.2%	-3.1%	-3.9%	-5.2%	-5.9%	1.3%	-3.0%	5.7%

Deutsche Bank ValueGrowth Select Total Return Index

Bloomberg: DBEEVGS

					Annualised			
	1 Month	3 Months	6 Months	YTD	1 year	3 years	5 years	10 years
ValueGrowth Select TR Index	**-15.1%**	**-23.7%**	**-34.3%**	**-42.6%**	**-42.9%**	**-4.9%**	**0.8%**	**5.7%**
S&P 500 Index (TR)	-16.8%	-23.1%	-29.3%	-32.8%	-36.0%	-5.2%	0.3%	0.4%
Excess Return vs S&P 500 Index (TR)	1.7%	-0.6%	-5.0%	-9.7%	-6.8%	0.3%	0.5%	5.3%

Deutsche Bank Global Yield US Total Return Index

Bloomberg: DBUSGYTR

					Annualised			
	1 Month	3 Months	6 Months	YTD	1 year	3 years	5 years	10 years
Global Yield US TR Index	**-12.0%**	**-10.1%**	**-18.4%**	**-21.4%**	**-30.5%**	**-3.4%**	**1.9%**	**3.5%**
S&P 500 Index (TR)	-16.8%	-23.1%	-29.3%	-32.8%	-36.0%	-5.2%	0.3%	0.4%
DJ High Yield Select 10 (TR)	-14.3%	-14.7%	-29.5%	-31.2%	-37.8%	-2.3%	0.9%	N/A
Excess Return vs S&P 500 Index (TR)	4.8%	13.1%	10.9%	11.5%	5.6%	1.8%	1.7%	3.1%
Excess Return vs DJ High Yield Select 10 (TR)	2.3%	4.6%	11.1%	9.9%	7.4%	-1.1%	1.0%	N/A

Deutsche Bank Global Yield Euro Total Return Index

Bloomberg: DBEEGYTR

					Annualised			
	1 Month	3 Months	6 Months	YTD	1 year	3 years	5 years	10 years
Global Yield Euro TR Index	**-23.1%**	**-29.6%**	**-40.6%**	**-46.5%**	**-48.7%**	**-8.7%**	**2.6%**	**5.7%**
EuroSTOXX 50 Index (TR)	-14.7%	-22.8%	-30.8%	-39.3%	-40.3%	-5.4%	2.7%	1.0%
Excess Return vs EuroSTOXX 50 Index (TR)	-8.4%	-6.8%	-9.9%	-7.2%	-8.4%	-3.3%	-0.1%	4.7%

Deutsche Bank Global Yied AP Total Return Index

Bloomberg: DBAPGYTR

					Annualised			
	1 Month	3 Months	6 Months	YTD	1 year	3 years	5 years	10 years
Global Yield AP TR Index	**-16.6%**	**-24.3%**	**-27.8%**	**-28.6%**	**-30.9%**	**3.2%**	**8.8%**	**8.8%**
MSCI Asia Pacific Index (TR)	-19.7%	-34.5%	-41.9%	-44.3%	-48.6%	-5.9%	2.5%	N/A
Excess Return vs MSCI Asia Pacific Index (TR)	3.1%	10.2%	14.1%	15.7%	17.6%	9.1%	6.3%	N/A

Deutsche Bank E-REV Europe Total Return Index

Bloomberg: DBEEERET

					Annualised			
	1 Month	3 Months	6 Months	YTD	1 year	3 years	5 years	10 years
E-REV Europe TR Index	**-8.8%**	**-18.9%**	**-26.8%**	**-38.5%**	**-42.2%**	**-4.1%**	**2.5%**	**4.4%**
EuroSTOXX 50 Index (TR)	-14.7%	-22.8%	-30.8%	-39.3%	-40.3%	-5.4%	2.7%	1.0%
Excess Return vs EuroSTOXX 50 Index (TR)	5.9%	3.9%	4.0%	0.8%	-1.9%	1.3%	-0.2%	3.4%

Deutsche Bank E-REV Japan Total Return Index

Bloomberg: DBAPERJT

					Annualised			
	1 Month	3 Months	6 Months	YTD	1 year	3 years	5 years	10 years
E-REV Japan TR Index	**-22.3%**	**-39.7%**	**-40.8%**	**-48.2%**	**-55.0%**	**-13.2%**	**-2.3%**	**-2.5%**
TOPIX 100 Index (TR)	-21.4%	-34.7%	-37.5%	-41.5%	-46.2%	-13.6%	-2.8%	-1.9%
Excess Return vs TOPIX 100 Index (TR)	-0.9%	-5.0%	-3.2%	-6.7%	-8.8%	0.4%	0.5%	-0.7%

Return data shown above may be based on simulated and/or actual returns, refer to Index description pages for details. Past performance is no guarantee of future results.

Source: Bloomberg or Deutsche Bank AG/London

4

GME Indices Performance Summary

(as of 31st October 2008)

Deutsche Bank SectorLeader Total Return Index

Bloomberg: DBEESLE

	1 Month	3 Months	6 Months	YTD	Annualised 1 year	3 years	5 years	10 years
SectorLeader TR Index	**-19.6%**	**-34.7%**	**-42.1%**	**-48.6%**	**-53.0%**	**-8.0%**	**1.5%**	**-0.4%**
DJ STOXX 600 Index (TR)	-13.2%	-21.4%	-30.1%	-37.3%	-40.9%	-6.0%	2.7%	1.0%
Excess Return vs DJ STOXX 600 Index (TR)	-6.5%	-13.3%	-12.0%	-11.3%	-12.0%	-2.0%	-1.2%	-1.4%

Deutsche Bank ChinaOpportunity Total Return USD Index

Bloomberg: DBAPCOU

	1 Month	3 Months	6 Months	YTD	Annualised 1 year	3 years	5 years	10 years
ChinaOpportunity TR USD Index	**-31.4%**	**-49.1%**	**-58.2%**	**-65.9%**	**-70.8%**	**4.1%**	**-0.7%**	**16.9%**
HANG SENG China Ent Index (TR) (USD)	-27.0%	-46.8%	-53.3%	-58.7%	-67.0%	11.5%	11.4%	13.7%
Excess Return vs HANG SENG China Ent Index (TR) (USD)	-4.4%	-2.3%	-5.0%	-7.1%	-3.9%	-7.4%	-12.1%	3.3%

DEUTSCHE BANK ISLAMIC INDICES

Deutsche Bank Islamic US EquityBuilder Total Return Index

Bloomberg: DBUSIU

	1 Month	3 Months	6 Months	YTD	Annualised 1 year	3 years	5 years	10 years
Islamic US EquityBuilder Index	**-16.1%**	**-26.3%**	**-30.6%**	**-33.1%**	**-35.1%**	**-6.8%**	**-0.3%**	**7.2%**
DJ Islamic Market US Index (TR)	-15.7%	-23.5%	-27.4%	-30.3%	-32.4%	-2.9%	0.8%	0.0%
DJ Islamic Mkt US LCAP Index (TR)	-14.2%	-21.2%	-25.7%	-28.9%	-30.9%	-2.6%	0.5%	N/A
Excess Return vs DJ Islamic Market US Index (TR)	-0.3%	-2.8%	-3.2%	-2.8%	-2.8%	-3.9%	-1.2%	7.2%
Excess Return vs DJ Islamic Mkt US LCAP Index (TR)	-1.9%	-5.1%	-4.9%	-4.2%	-4.2%	-4.2%	-0.9%	N/A

Deutsche Bank Islamic Europe EquityBuilder Total Return Index

Bloomberg: DBEEIE

	1 Month	3 Months	6 Months	YTD	Annualised 1 year	3 years	5 years	10 years
Islamic Europe EquityBuilder Index	**-13.4%**	**-31.9%**	**-38.1%**	**-40.7%**	**-43.2%**	**-6.1%**	**2.5%**	**9.1%**
DJ Islamic Europe Index (TR)	-18.9%	-36.7%	-41.0%	-43.2%	-44.8%	-5.3%	3.0%	N/A
DJ Islamic Mkt EUR LCAP Index (TR)	-9.2%	-20.8%	-25.5%	-33.2%	-34.4%	-6.8%	1.3%	N/A
Excess Return vs DJ Islamic Europe Index (TR)	5.5%	4.8%	2.9%	2.5%	1.6%	-0.9%	-0.5%	N/A
Excess Return vs DJ Islamic Mkt EUR LCAP Index (TR)	-4.1%	-11.1%	-12.6%	-7.5%	-8.8%	0.7%	1.2%	N/A

Deutsche Bank Islamic Asia Pacific EquityBuilder Total Return Index

Bloomberg: DBAPIAEP

	1 Month	3 Months	6 Months	YTD	Annualised 1 year	3 years	5 years	10 years
Islamic Asia Pacific EquityBuilder Index	**-28.0%**	**-43.8%**	**-46.3%**	**-47.6%**	**-52.0%**	**-7.6%**	**4.0%**	**11.7%**
DJ Islamic Mkt ASIA/PAC Index (TR)	-19.5%	-36.4%	-43.4%	-45.4%	-49.1%	-8.2%	-1.8%	2.6%
DJ Islamic Mkt ASIA/PAC LCAP Index (TR)	-19.2%	-35.4%	-42.2%	-44.1%	-47.6%	-6.9%	-1.4%	N/A
Excess Return vs DJ Islamic Mkt ASIA/PAC Index (TR)	-8.5%	-7.4%	-2.9%	-2.2%	-2.9%	0.6%	5.8%	9.1%
Excess Return vs DJ Islamic Mkt ASIA/PAC LCAP Index (TR)	-8.8%	-8.4%	-4.1%	-3.5%	-4.4%	-0.6%	5.4%	N/A

Deutsche Bank Islamic Global EquityBuilder Total Return Index

Bloomberg: DBGLIGEP

	1 Month	3 Months	6 Months	YTD	Annualised 1 year	3 years	5 years	10 years
Islamic Global EquityBuilder Index	**-20.4%**	**-36.0%**	**-40.2%**	**-41.2%**	**-43.1%**	**-5.9%**	**2.0%**	**9.1%**
DJ Islamic Mkt World LCAP Index (TR)	-16.0%	-29.0%	-33.6%	-35.9%	-37.8%	-3.8%	1.2%	N/A
DJ Islamic Market Index (TR)	-18.2%	-30.8%	-35.3%	-37.5%	-39.8%	-4.4%	1.1%	0.3%
Excess Return vs DJ Islamic Mkt World LCAP Index (TR)	-4.5%	-7.0%	-6.6%	-5.2%	-5.3%	-2.1%	0.8%	N/A
Excess Return vs DJ Islamic Market Index (TR)	-2.2%	-5.2%	-4.9%	-3.7%	-3.3%	-1.5%	0.9%	8.7%

Return data shown above may be based on simulated and/or actual returns, refer to index description pages for details. Past performance is no guarantee of future results.

Source: Bloomberg or Deutsche Bank AG/London

5

Deutsche Bank CROCI US+ Index

REUTERS: .CROCI
BLOOMBERG: CROCI

Index Description

The CROCI US+ Index is a basket of 40 equally weighted US stocks selected monthly for their attractive valuation, defined as the cheapest trailing Economic P/E. Economic P/E is calculated from the DB proprietary CROCI methodology.

Absolute Return



CROCI US+ Index
S&P 500 (TR) Index rebased to 1000 on (1/1/1998)
S&P 500/Citigroup Value Index (TR) rebased to 1000 on (1/1/1998)
5000
4500
4000
3500
3000
2500
2000
1500
1000
500
0
Jan-1998 Jan-1999 Jan-2000 Jan-2001 Jan-2002 Jan-2003 Jan-2004 Jan-2005 Jan-2006 Jan-2007 Jan-2008

12 Months Volatility



CROCI US+ Index
S&P 500 (TR) Index
S&P 500/Citigroup Value Index (TR)
40%
35%
30%
25%
20%
15%
10%
5%
0%
Jan-1999 Jan-2000 Jan-2001 Jan-2002 Jan-2003 Jan-2004 Jan-2005 Jan-2006 Jan-2007 Jan-2008

Cumulative Excess Index vs S&P 500 (TR) Index



Relative to S&P 500 (TR) Index rebased to 1000
2500
2000
1500
1000
500
0
Jan-1998 Jan-1999 Jan-2000 Jan-2001 Jan-2002 Jan-2003 Jan-2004 Jan-2005 Jan-2006 Jan-2007 Jan-2008

Monthly Performance

	1998	1999	2000	2001	2002	2003	2004	2005	2006	2007	2008
Jan	1.1%	1.0%	-4.8%	2.3%	-1.3%	-2.0%	0.8%	-2.1%	3.3%	2.5%	-5.8%
Feb	8.6%	-2.6%	-7.8%	0.5%	0.6%	-1.4%	3.8%	6.5%	-0.3%	-0.8%	0.3%
Mar	2.9%	3.1%	11.2%	-2.0%	5.5%	0.4%	0.4%	-1.2%	1.7%	1.4%	-2.7%
Apr	-0.1%	16.1%	6.6%	6.8%	-0.9%	6.0%	-0.2%	-2.2%	0.7%	5.5%	3.9%
May	-2.5%	2.9%	4.4%	1.7%	-0.3%	9.0%	-0.6%	3.4%	-3.1%	5.4%	4.0%
Jun	0.9%	2.2%	-5.4%	-2.5%	-6.9%	3.2%	3.3%	2.6%	1.0%	-1.8%	-7.1%
Jul	-2.3%	-2.9%	-0.2%	0.0%	-6.3%	0.4%	-2.0%	5.7%	1.1%	-3.0%	-3.6%
Aug	-10.5%	-2.6%	7.6%	-0.9%	-1.2%	3.4%	-0.4%	-1.2%	0.4%	-0.1%	1.9%
Sep	5.7%	-5.1%	0.3%	-9.0%	-10.2%	-1.6%	4.3%	-0.5%	2.1%	2.1%	-10.6%
Oct	11.3%	0.8%	7.4%	3.1%	7.4%	5.4%	2.5%	-3.0%	4.5%	3.6%	-18.5%
Nov	4.8%	-0.8%	-0.9%	7.4%	6.5%	3.0%	5.6%	3.0%	3.7%	-3.4%	
Dec	2.4%	0.3%	7.3%	3.6%	-4.1%	6.9%	3.3%	0.8%	-1.2%	-0.6%	
Year	22.6%	11.6%	26.5%	10.6%	-12.0%	37.2%	22.5%	12.0%	14.5%	10.8%	-33.9%

Annual Returns



CROCI US+ Index
S&P 500 (TR) Index
22.6%
28.6%
11.6%
21.0%
26.5%
-9.1%
10.6%
-11.9%
-12.0%
-22.1%
37.2%
28.7%
22.5%
10.9%
12.0%
4.9%
14.5%
15.8%
10.8%
5.5%
-33.9%
-32.8%
50%
40%
30%
20%
10%
0%
-10%
-20%
-30%
-40%
-50%
1998 1999 2000 2001 2002 2003 2004 2005 2006 2007 2008

Historical Performance Through October 2008

					Annualised			
	1 Month	3 Months	6 Months	YTD	1 year	3 years	5 years	10 years
CROCI US+ Index	**-18.5%**	**-25.7%**	**-30.8%**	**-33.9%**	**-36.5%**	**-4.5%**	**4.9%**	**8.8%**
S&P 500 (TR) Index	-16.8%	-23.1%	-29.3%	-32.8%	-36.0%	-5.2%	0.3%	0.4%
S&P 500/Citigroup Value Index (TR)	-17.1%	-22.3%	-30.0%	-33.9%	-38.0%	-5.4%	1.3%	1.8%
Excess Return vs S&P 500 (TR) Index	-1.7%	-2.6%	-1.5%	-1.0%	-0.4%	0.7%	4.6%	8.4%
Excess Return vs S&P 500/Citigroup Value Index (TR)	-1.4%	-3.5%	-0.8%	0.0%	1.5%	0.9%	3.5%	7.0%

Performance Analysis January 1998 - October 2008

	Index	Bench1	Bench2
Growth over period	165.9%	19.2%	26.0%
Compounded annual growth	9.4%	1.6%	2.2%
Volatility	18.7%	19.7%	19.9%
Sharpe ratio (3.74%)	0.30 -	0.11 -	0.08
Maximum drawdown	-36.5%	-44.7%	-39.0%
Start of max drawdown period	Nov-2007	Sep-2000	Apr-2001
End of max drawdown period	Oct-2008	Oct-2006	Sep-2006
Average monthly growth	0.9%	0.2%	0.3%
Best monthly return	16.1%	9.8%	10.4%
Worst monthly return	-18.5%	-16.8%	-17.1%
% of months with gains	58.5%	58.5%	58.5%
12 Month Correlation versus:			
S&P 500 (TR) Index	0.97	1.00	0.98
S&P 500/Citigroup Value Index (TR)	0.92	0.98	1.00

Index Facts

Bloomberg ticker	CROCI
Benchmark 1	S&P 500 (TR) Index
Bloomberg ticker of Benchmark 1	SPTR Index
Benchmark 2	S&P 500/Citigroup Value Index (TR)
Bloomberg ticker of Benchmark 2	SPTRSVX Index
Index sponsor	Deutsche Bank
Number of stocks	40
Stocks weighting	Equal
Rebalancing frequency	Monthly
Index Currency	USD

The Deutsche Bank CROCI US+ Index was launched on February 02, 2004 and has no prior operating history. All pro-forma performance data shown prior to the inception date is simulated and was calculated by means of retroactive application of the Index model. Past performance is no guarantee of future performance.

Source: Bloomberg or Deutsche Bank AG/London 6

Deutsche Bank CROCI US Plus II Index

BLOOMBERG: DBUSCPII

Index Description

The CROCI US Plus II Index is a basket of 40 equally weighted US stocks selected monthly for their attractive valuation, defined as the cheapest trailing Economic P/E. Economic P/E is calculated from the DB proprietary CROCI methodology. The CROCI US Plus II Index rebalances on a different day than the CROCI US+ Index.

Absolute Return



CROCI US Plus II Index
S&P 500 (TR) Index rebased to 1000 on (1/1/1998)
S&P 500/Citigroup Value Index (TR) rebased to 1000 on (1/1/1998)
5000
4500
4000
3500
3000
2500
2000
1500
1000
500
0
Jan-1998
Jan-1999
Jan-2000
Jan-2001
Jan-2002
Jan-2003
Jan-2004
Jan-2005
Jan-2006
Jan-2007
Jan-2008

12 Months Volatility



CROCI US Plus II Index
S&P 500 (TR) Index
S&P 500/Citigroup Value Index (TR)
40%
35%
30%
25%
20%
15%
10%
5%
0%
Jan-1999
Jan-2000
Jan-2001
Jan-2002
Jan-2003
Jan-2004
Jan-2005
Jan-2006
Jan-2007
Jan-2008

Cumulative Excess Index vs S&P 500 (TR) Index



Relative to S&P 500 (TR) Index rebased to 1000
3000
2500
2000
1500
1000
500
0
Jan-1998
Jan-1999
Jan-2000
Jan-2001
Jan-2002
Jan-2003
Jan-2004
Jan-2005
Jan-2006
Jan-2007
Jan-2008

Monthly Performance

	1998	1999	2000	2001	2002	2003	2004	2005	2006	2007	2008
Jan	1.1%	1.0%	-4.8%	2.3%	-1.3%	-2.0%	0.8%	-2.1%	3.3%	2.5%	-6.4%
Feb	8.6%	-2.6%	-7.8%	0.5%	0.6%	-1.4%	3.8%	6.5%	-0.3%	-0.8%	0.3%
Mar	2.9%	3.1%	11.2%	-2.0%	5.5%	0.4%	0.4%	-1.2%	1.7%	1.6%	-2.1%
Apr	-0.1%	16.1%	6.6%	6.8%	-0.9%	6.0%	-0.2%	-2.2%	0.7%	5.5%	4.5%
May	-2.5%	2.9%	4.4%	1.7%	-0.3%	9.0%	-0.6%	3.4%	-3.1%	5.2%	3.4%
Jun	0.9%	2.2%	-5.4%	-2.5%	-6.9%	3.2%	3.3%	2.6%	1.0%	-1.7%	-7.1%
Jul	-2.3%	-2.9%	-0.2%	0.0%	-6.3%	0.4%	-2.0%	5.7%	1.1%	-2.9%	-3.5%
Aug	-10.5%	-2.6%	7.6%	-0.9%	-1.2%	3.4%	-0.4%	-1.2%	0.4%	0.5%	4.3%
Sep	5.7%	-5.1%	0.3%	-9.0%	-10.2%	-1.6%	4.3%	-0.5%	2.1%	2.4%	-10.0%
Oct	11.3%	0.8%	7.4%	3.1%	7.4%	5.4%	2.5%	-3.0%	4.5%	3.3%	-16.7%
Nov	4.8%	-0.8%	-0.9%	7.4%	6.5%	3.0%	5.6%	3.0%	3.7%	-3.1%	
Dec	2.4%	0.3%	7.3%	3.6%	-4.1%	6.9%	3.3%	0.8%	-1.2%	-0.3%	
Year	22.6%	11.6%	26.5%	10.6%	-12.0%	37.2%	22.5%	12.0%	14.5%	12.6%	-30.4%

Annual Returns



CROCI US Plus II Index
S&P 500 (TR) Index
50%
40%
30%
20%
10%
0%
-10%
-20%
-30%
-40%
-50%
22.6%
28.6%
11.6%
21.0%
26.5%
-9.1%
10.6%
-11.9%
-12.0%
-22.1%
37.2%
28.7%
22.5%
10.9%
12.0%
4.9%
14.5%
15.8%
12.6%
5.5%
-30.4%
-32.8%
1998
1999
2000
2001
2002
2003
2004
2005
2006
2007
2008

Historical Performance Through October 2008

					Annualised			
	1 Month	3 Months	6 Months	YTD	1 year	3 years	5 years	10 years
CROCI US Plus II Index	**-16.7%**	**-21.8%**	**-27.5%**	**-30.4%**	**-32.6%**	**-2.3%**	**6.3%**	**9.5%**
S&P 500 (TR) Index	-16.8%	-23.1%	-29.3%	-32.8%	-36.0%	-5.2%	0.3%	0.4%
S&P 500/Citigroup Value Index (TR)	-17.1%	-22.3%	-30.0%	-33.9%	-38.0%	-5.4%	1.3%	1.8%
Excess Return vs S&P 500 (TR) Index	0.1%	1.3%	1.8%	2.5%	3.4%	2.9%	6.0%	9.1%
Excess Return vs S&P 500/Citigroup Value Index (TR)	0.4%	0.5%	2.5%	3.5%	5.3%	3.0%	4.9%	7.7%

Performance Analysis January 1998 - October 2008

	Index	Bench1	Bench2
Growth over period	184.5%	19.2%	26.0%
Compounded annual growth	10.1%	1.6%	2.2%
Volatility	18.8%	19.7%	19.9%
Sharpe ratio (3.74%)	0.34 -	0.11 -	0.08
Maximum drawdown	-32.7%	-44.7%	-39.0%
Start of max drawdown period	Nov-2007	Sep-2000	Jul-1999
End of max drawdown period	Oct-2008	Oct-2006	Dec-2004
Average monthly growth	0.9%	0.2%	0.3%
Best monthly return	16.1%	9.8%	10.4%
Worst monthly return	-16.7%	-16.8%	-17.1%
% of months with gains	59.2%	58.5%	58.5%
12 Month Correlation versus:			
S&P 500 (TR) Index	0.95	1.00	0.98
S&P 500/Citigroup Value Index (TR)	0.91	0.98	1.00

Index Facts

Bloomberg ticker	DBUSCPII
Benchmark 1	S&P 500 (TR) Index
Bloomberg ticker of Benchmark 1	SPTR Index
Benchmark 2	S&P 500/Citigroup Value Index (TR)
Bloomberg ticker of Benchmark 2	SPTRSVX Index
Index sponsor	Deutsche Bank
Number of stocks	40
Stocks weighting	Equal
Rebalancing frequency	Monthly
Index Currency	USD

The Deutsche Bank CROCI US Plus II Index was launched on February 20, 2007 and has no prior operating history. All pro-forma performance data shown prior to the inception date is simulated and was calculated by means of retroactive application of the Index model. Past performance is no guarantee of future performance.

Source: Bloomberg or Deutsche Bank AG/London

7

Deutsche Bank CROCI Euro+ Index

REUTERS: .CRCEU
BLOOMBERG: CRCEU

Index Description

The CROCI Euro+ Index is a basket of 30 equally weighted Euroland stocks selected monthly for their attractive valuation, defined as the cheapest trailing Economic P/E. Economic P/E is calculated from the DB proprietary CROCI methodology.

Absolute Return



CROCI Euro+ Index
EuroSTOXX 50 (TR) Index rebased to 1000 on (1/1/1998)
MSCI Daily TR Net EMU Index (EUR) rebased to 1882 on (7/17/2000)
5000
4500
4000
3500
3000
2500
2000
1500
1000
500
0
Jan-1998
Jan-1999
Jan-2000
Jan-2001
Jan-2002
Jan-2003
Jan-2004
Jan-2005
Jan-2006
Jan-2007
Jan-2008

12 Months Volatility



CROCI Euro+ Index
EuroSTOXX 50 (TR) Index
MSCI Daily TR Net EMU Index (EUR)
45%
40%
35%
30%
25%
20%
15%
10%
5%
0%
Jan-1999 Jan-2000 Jan-2001 Jan-2002 Jan-2003 Jan-2004 Jan-2005 Jan-2006 Jan-2007 Jan-2008

Cumulative Excess Index vs EuroSTOXX 50 (TR) Index



Relative to EuroSTOXX 50 (TR) Index rebased to 1000
2500
2000
1500
1000
500
0
Jan-1998
Jan-1999
Jan-2000
Jan-2001
Jan-2002
Jan-2003
Jan-2004
Jan-2005
Jan-2006
Jan-2007
Jan-2008

Monthly Performance

	1998	1999	2000	2001	2002	2003	2004	2005	2006	2007	2008
Jan	5.7%	6.1%	-10.8%	1.6%	0.4%	-4.8%	3.8%	4.1%	5.4%	1.7%	-12.8%
Feb	7.4%	0.9%	1.9%	0.1%	2.4%	-7.9%	1.8%	4.0%	1.9%	-1.0%	-0.7%
Mar	12.2%	-0.2%	6.7%	-3.0%	5.1%	-5.8%	-1.9%	-0.4%	4.2%	4.4%	-2.5%
Apr	0.4%	9.5%	1.1%	7.1%	-1.7%	15.6%	3.5%	-4.1%	1.6%	5.1%	7.0%
May	6.1%	-2.5%	0.4%	1.7%	-0.3%	5.0%	0.5%	6.0%	-4.7%	5.9%	3.6%
Jun	3.4%	3.9%	-0.5%	-1.5%	-6.8%	3.9%	2.4%	3.0%	-0.6%	0.7%	-12.6%
Jul	-0.9%	-1.2%	5.2%	-1.5%	-10.3%	3.9%	-0.8%	4.4%	3.0%	-3.6%	-2.4%
Aug	-14.6%	4.2%	1.9%	-4.9%	2.2%	4.7%	-0.1%	-1.6%	-0.4%	0.3%	2.4%
Sep	-4.6%	-4.3%	-2.2%	-12.6%	-16.7%	-5.8%	2.0%	2.6%	1.4%	2.0%	-13.7%
Oct	9.3%	1.9%	7.7%	5.7%	10.3%	5.5%	0.6%	-3.7%	1.9%	2.6%	-14.4%
Nov	6.3%	4.6%	-0.7%	7.7%	7.8%	3.5%	2.8%	4.3%	1.3%	-2.6%	
Dec	1.9%	11.4%	1.7%	2.7%	-10.1%	3.5%	1.8%	4.5%	4.4%	-0.1%	
Year	34.4%	38.5%	11.5%	1.2%	-19.3%	20.7%	17.5%	24.8%	20.7%	16.0%	-39.6%

Annual Returns



CROCI Euro+ Index
EuroSTOXX 50 (TR) Index
60%
40%
20%
0%
-20%
-40%
-60%
34.4%
34.9%
38.5%
48.6%
11.5%
-1.7%
1.2%
-19.1%
-19.3%
-36.1%
20.7%
18.4%
17.5%
9.4%
24.8%
24.3%
20.7%
18.0%
16.0%
9.6%
-39.6%
-39.3%
1998
1999
2000
2001
2002
2003
2004
2005
2006
2007
2008

Historical Performance Through October 2008

	1 Month	3 Months	6 Months	YTD	1 year	3 years	5 years	10 years
					Annualised			
CROCI Euro+ Index	**-14.4%**	**-24.3%**	**-33.2%**	**-39.6%**	**-41.2%**	**-2.7%**	**5.8%**	**7.4%**
EuroSTOXX 50 (TR) Index	-14.7%	-22.8%	-30.8%	-39.3%	-40.3%	-5.4%	2.7%	1.0%
MSCI Daily TR Net EMU Index (EUR)	-15.9%	-24.7%	-33.9%	-41.4%	-43.4%	-5.8%	2.8%	N/A
Excess Return vs EuroSTOXX 50 (TR) Index	0.3%	-1.5%	-2.5%	-0.3%	-0.9%	2.7%	3.1%	6.4%
Excess Return vs MSCI Daily TR Net EMU Index (EUR)	1.5%	0.4%	0.7%	1.8%	2.2%	3.1%	3.0%	N/A

Performance Analysis January 1998 - October 2008

	Index	Bench1	Bench2
Growth over period	153.7%	28.7%	-37.5%
Compounded annual growth	9.0%	2.4%	-5.5%
Volatility	20.1%	24.0%	22.3%
Sharpe ratio (3.21%)	0.29 -	0.04 -	0.39
Maximum drawdown	-41.3%	-59.9%	-56.5%
Start of max drawdown period	Nov-2007	May-2000	May-1998
End of max drawdown period	Oct-2008	Oct-2008	Jan-2006
Average monthly growth	0.9%	0.4%	-0.3%
Best monthly return	15.6%	14.7%	13.5%
Worst monthly return	-16.7%	-18.6%	-17.5%
% of months with gains	63.8%	58.5%	55.6%
12 Month Correlation versus:			
EuroSTOXX 50 (TR) Index	0.90	1.00	0.98
MSCI Daily TR Net EMU Index (EUR)	0.92	0.98	1.00

Index Facts

Bloomberg ticker	CRCEU
Benchmark 1	EuroSTOXX 50 (TR) Index
Bloomberg ticker of Benchmark 1	SX5T Index
Benchmark 2	MSCI Daily TR Net EMU Index (EUR)
Bloomberg ticker of Benchmark 2	NDDUEMU Index
Index sponsor	Deutsche Bank
Number of stocks	30
Stocks weighting	Equal
Rebalancing frequency	Monthly
Index Currency	EUR

The Deutsche Bank CROCI Euro+ Index was launched on February 02, 2004 and has no prior operating history. All pro-forma performance data shown prior to the inception date is simulated and was calculated by means of retroactive application of the Index model. Past performance is no guarantee of future performance.

Source: Bloomberg or Deutsche Bank AG/London 8

Deutsche Bank CROCI Euro II Index

BLOOMBERG: DBEECRII

Index Description

The CROCI Euro II Index is a basket of 30 equally weighted Euroland stocks selected monthly for their attractive valuation, defined as the cheapest trailing Economic P/E. Economic P/E is calculated from the DB proprietary CROCI methodology. The CROCI Euro II Index rebalances on a different day than the CROCI Euro+ Index.

Absolute Return



CROCI Euro II Index
EuroSTOXX 50 (TR) Index rebased to 1000 on (1/1/1998)
MSCI Daily TR Net EMU Index (EUR) rebased to 1882 on (7/17/2000)
6000
5000
4000
3000
2000
1000
0
Jan-1998
Jan-1999
Jan-2000
Jan-2001
Jan-2002
Jan-2003
Jan-2004
Jan-2005
Jan-2006
Jan-2007
Jan-2008

12 Months Volatility



CROCI Euro II Index
EuroSTOXX 50 (TR) Index
MSCI Daily TR Net EMU Index (EUR)
45%
40%
35%
30%
25%
20%
15%
10%
5%
0%
Jan-1999 Jan-2000 Jan-2001 Jan-2002 Jan-2003 Jan-2004 Jan-2005 Jan-2006 Jan-2007 Jan-2008

Cumulative Excess Index vs EuroSTOXX 50 (TR) Index



Relative to EuroSTOXX 50 (TR) Index rebased to 1000
2500
2000
1500
1000
500
0
Jan-1998
Jan-1999
Jan-2000
Jan-2001
Jan-2002
Jan-2003
Jan-2004
Jan-2005
Jan-2006
Jan-2007
Jan-2008

Monthly Performance

	1998	1999	2000	2001	2002	2003	2004	2005	2006	2007	2008
Jan	5.7%	6.1%	-10.8%	1.6%	0.4%	-4.8%	3.8%	4.1%	5.4%	1.7%	-12.5%
Feb	7.4%	0.9%	1.9%	0.1%	2.4%	-7.9%	1.8%	4.0%	1.9%	-1.0%	-0.3%
Mar	12.2%	-0.2%	6.7%	-3.0%	5.1%	-5.8%	-1.9%	-0.4%	4.2%	4.2%	-2.6%
Apr	0.4%	9.5%	1.1%	7.1%	-1.7%	15.6%	3.5%	-4.1%	1.6%	5.6%	8.2%
May	6.1%	-2.5%	0.4%	1.7%	-0.3%	5.0%	0.5%	6.0%	-4.6%	6.1%	3.8%
Jun	3.4%	3.9%	-0.5%	-1.5%	-6.8%	3.9%	2.4%	3.0%	-0.7%	0.7%	-12.1%
Jul	-0.9%	-1.2%	5.2%	-1.5%	-10.3%	3.9%	-0.8%	4.4%	0.4%	-3.2%	-1.3%
Aug	-14.6%	4.2%	1.9%	-4.9%	2.2%	4.7%	-0.1%	-1.6%	2.1%	0.0%	2.5%
Sep	-4.6%	-4.3%	-2.2%	-12.6%	-16.7%	-5.8%	2.0%	2.6%	1.4%	2.0%	-14.3%
Oct	9.3%	1.9%	7.7%	5.7%	10.3%	5.5%	0.6%	-3.7%	1.9%	2.5%	-15.2%
Nov	6.3%	4.6%	-0.7%	7.7%	7.8%	3.5%	2.8%	4.3%	1.3%	-2.3%	
Dec	1.9%	11.4%	1.7%	2.7%	-10.1%	3.5%	1.8%	4.5%	4.4%	0.4%	
Year	34.4%	38.5%	11.5%	1.2%	-19.3%	20.7%	17.5%	24.8%	20.7%	17.6%	-38.3%

Annual Returns



CROCI Euro II Index
EuroSTOXX 50 (TR) Index
60%
40%
20%
0%
-20%
-40%
-60%
34.4%
34.9%
38.5%
48.6%
11.5%
-1.7%
1.2%
-19.1%
-19.3%
-36.1%
20.7%
18.4%
17.5%
9.4%
24.8%
24.3%
20.7%
18.0%
17.6%
9.6%
-38.3%
-39.3%
1998
1999
2000
2001
2002
2003
2004
2005
2006
2007
2008

Historical Performance Through October 2008

					Annualised			
	1 Month	3 Months	6 Months	YTD	1 year	3 years	5 years	10 years
CROCI Euro II Index	**-15.2%**	**-25.4%**	**-32.8%**	**-38.3%**	**-39.3%**	**-1.5%**	**6.6%**	**7.8%**
EuroSTOXX 50 (TR) Index	-14.7%	-22.8%	-30.8%	-39.3%	-40.3%	-5.4%	2.7%	1.0%
MSCI Daily TR Net EMU Index (EUR)	-15.9%	-24.7%	-33.9%	-41.4%	-43.4%	-5.8%	2.8%	N/A
Excess Return vs EuroSTOXX 50 (TR) Index	-0.5%	-2.6%	-2.1%	1.0%	1.0%	3.8%	3.9%	6.8%
Excess Return vs MSCI Daily TR Net EMU Index (EUR)	0.8%	-0.7%	1.1%	3.1%	4.1%	4.3%	3.8%	N/A

Performance Analysis January 1998 - October 2008

	Index	Bench1	Bench2
Growth over period	163.0%	28.7%	-37.5%
Compounded annual growth	9.3%	2.4%	-5.5%
Volatility	20.1%	24.0%	22.3%
Sharpe ratio (3.21%)	0.31 -	0.04 -	0.39
Maximum drawdown	-39.4%	-59.9%	-56.5%
Start of max drawdown period	Nov-2007	May-2000	May-1998
End of max drawdown period	Oct-2008	Oct-2008	Jan-2006
Average monthly growth	0.9%	0.4%	-0.3%
Best monthly return	15.6%	14.7%	13.5%
Worst monthly return	-16.7%	-18.6%	-17.5%
% of months with gains	65.4%	58.5%	55.6%
12 Month Correlation versus:			
EuroSTOXX 50 (TR) Index	0.94	1.00	0.98
MSCI Daily TR Net EMU Index (EUR)	0.95	0.98	1.00

Index Facts

Bloomberg ticker	DBEECRII
Benchmark 1	EuroSTOXX 50 (TR) Index
Bloomberg ticker of Benchmark 1	SX5T Index
Benchmark 2	MSCI Daily TR Net EMU Index (EUR)
Bloomberg ticker of Benchmark 2	NDDUEMU Index
Index sponsor	Deutsche Bank
Number of stocks	30
Stocks weighting	Equal
Rebalancing frequency	Monthly
Index Currency	EUR

The Deutsche Bank CROCI Euro II Index was launched on February 20, 2007 and has no prior operating history. All pro-forma performance data shown prior to the inception date is simulated and was calculated by means of retroactive application of the Index model. Past performance is no guarantee of future performance.

Source: Bloomberg or Deutsche Bank AG/London

9

Deutsche Bank CROCI Japan+ Index

REUTERS: .CRCJP
BLOOMBERG: CRCJP

Index Description

The CROCI Japan+ Index is a basket of 30 equally weighted Japanese stocks selected monthly for their attractive valuation, defined as the cheapest trailing Economic P/E. Economic P/E is calculated from the DB proprietary CROCI methodology.

Absolute Return



CROCI Japan+ Index
TOPIX W/Dividend TOPIX 100 (TR) Index rebased to 1000 on (1/1/1998)
MSCI Daily TR Net Japan USD Index rebased to 1000 on (1/1/1998)
3500
3000
2500
2000
1500
1000
500
0
Jan-1998
Jan-1999
Jan-2000
Jan-2001
Jan-2002
Jan-2003
Jan-2004
Jan-2005
Jan-2006
Jan-2007
Jan-2008

12 Months Volatility



CROCI Japan+ Index
TOPIX W/Dividend TOPIX 100 (TR) Index
MSCI Daily TR Net Japan USD Index
50%
45%
40%
35%
30%
25%
20%
15%
10%
5%
0%
Jan-1999 Jan-2000 Jan-2001 Jan-2002 Jan-2003 Jan-2004 Jan-2005 Jan-2006 Jan-2007 Jan-2008

Cumulative Excess Index vs TOPIX W/Dividend TOPIX 100 (TR) Index



Relative to TOPIX W/Dividend TOPIX 100 (TR) Index rebased to 1000
2500
2000
1500
1000
500
0
Jan-1998
Jan-1999
Jan-2000
Jan-2001
Jan-2002
Jan-2003
Jan-2004
Jan-2005
Jan-2006
Jan-2007
Jan-2008

Monthly Performance

	1998	1999	2000	2001	2002	2003	2004	2005	2006	2007	2008
Jan	6.8%	2.8%	4.2%	2.8%	-5.8%	-3.7%	2.3%	-1.8%	4.7%	1.5%	-11.8%
Feb	-2.6%	-0.6%	-1.2%	-6.7%	5.2%	-1.9%	3.9%	3.3%	-1.2%	1.1%	-0.7%
Mar	2.4%	10.1%	7.1%	5.9%	2.2%	-2.3%	3.0%	-0.9%	4.3%	-0.8%	-11.5%
Apr	1.3%	4.1%	5.0%	5.1%	4.6%	-2.2%	1.4%	-2.8%	2.4%	-0.5%	12.0%
May	2.1%	1.9%	0.7%	-1.5%	1.9%	5.8%	-2.8%	2.4%	-6.0%	3.1%	5.4%
Jun	0.4%	8.8%	5.8%	-0.6%	-8.1%	5.6%	4.1%	1.6%	-0.5%	3.0%	-7.1%
Jul	4.3%	3.4%	-6.0%	-5.5%	-7.1%	3.7%	-2.1%	1.8%	0.3%	-4.2%	-3.6%
Aug	-10.3%	-1.9%	-2.0%	-11.6%	-0.4%	4.3%	-2.4%	3.6%	5.9%	-2.4%	0.1%
Sep	-3.8%	0.0%	-1.8%	-5.4%	-2.8%	-0.1%	-1.5%	12.0%	-0.2%	1.7%	-15.5%
Oct	-3.9%	-1.4%	-2.5%	7.8%	-2.9%	0.6%	-1.2%	-1.5%	2.2%	-1.7%	-21.7%
Nov	12.9%	0.1%	0.9%	5.2%	6.0%	-0.7%	-0.3%	7.9%	-0.3%	-5.0%	
Dec	-3.0%	5.3%	-2.8%	3.4%	-4.6%	4.0%	5.2%	3.3%	7.0%	-1.0%	
Year	4.8%	37.0%	6.8%	-3.2%	-12.3%	13.2%	9.6%	31.9%	19.5%	-5.6%	-45.7%

Annual Returns



CROCI Japan+ Index
TOPIX W/Dividend TOPIX 100 (TR)
90%
70%
50%
30%
10%
-10%
-30%
-50%
-70%
4.8%
-11.0%
37.0%
78.6%
6.8%
-30.1%
-3.2%
-22.7%
-12.3%
-20.2%
13.2%
19.5%
9.6%
7.9%
31.9%
40.1%
19.5%
8.1%
-5.6%
-10.6%
-45.7%
-41.5%
1998
1999
2000
2001
2002
2003
2004
2005
2006
2007
2008

Historical Performance Through October 2008

	1 Month	3 Months	6 Months	YTD	Annualised 1 year	Annualised 3 years	Annualised 5 years	Annualised 10 years
CROCI Japan+ Index	**-21.7%**	**-33.8%**	**-37.5%**	**-45.7%**	**-48.9%**	**-11.9%**	**-1.8%**	**3.2%**
TOPIX W/Dividend TOPIX 100 (TR) Index	-21.4%	-34.7%	-37.5%	-41.5%	-46.2%	-13.6%	-2.8%	-1.9%
MSCI Daily TR Net Japan USD Index	-21.2%	-33.9%	-36.9%	-41.7%	-46.6%	-13.6%	-1.9%	-1.1%
Excess Return vs TOPIX W/Dividend TOPIX 100 (TR) Index	-0.3%	0.9%	0.0%	-4.2%	-2.7%	1.7%	1.1%	5.0%
Excess Return vs MSCI Daily TR Net Japan USD Index	-0.6%	0.1%	-0.6%	-4.0%	-2.3%	1.7%	0.2%	4.2%

Performance Analysis January 1998 - October 2008

	Index	Bench1	Bench2
Growth over period	30.6%	-30.0%	-22.5%
Compounded annual growth	2.5%	-3.2%	-2.3%
Volatility	22.0%	23.7%	22.4%
Sharpe ratio (0.22%)	0.10 -	0.15 -	0.11
Maximum drawdown	-52.3%	-61.0%	-52.3%
Start of max drawdown period	Jul-2007	Jan-2000	Jun-2000
End of max drawdown period	Oct-2008	Oct-2008	Sep-2007
Average monthly growth	0.3%	-0.1%	-0.1%
Best monthly return	12.9%	14.9%	13.6%
Worst monthly return	-21.7%	-21.4%	-21.2%
% of months with gains	52.3%	51.5%	50.8%
12 Month Correlation versus:			
TOPIX W/Dividend TOPIX 100 (TR) Index	0.96	1.00	0.99
MSCI Daily TR Net Japan USD Index	0.95	0.99	1.00

Index Facts

Bloomberg ticker	CRCJP
Benchmark 1	TOPIX W/Dividend TOPIX 100 (TR) Index
Bloomberg ticker of Benchmark 1	TPXD100 Index
Benchmark 2	MSCI Daily TR Net Japan USD Index
Bloomberg ticker of Benchmark 2	NDDUJN Index
Index sponsor	Deutsche Bank
Number of stocks	30
Stocks weighting	Equal
Rebalancing frequency	Monthly
Index Currency	JPY

The Deutsche Bank CROCI Japan+ Index was launched on February 02, 2004 and has no prior operating history. All pro-forma performance data shown prior to the inception date is simulated and was calculated by means of retroactive application of the index model. Past performance is no guarantee of future performance.

Source: Bloomberg or Deutsche Bank AG/London 10

                                                            BLOOMBERG: DBAPCRII

Deutsche Bank CROCI Japan II Index

Index Description

The CROCI Japan II Index is a basket of 30 equally weighted Japanese stocks selected monthly for their attractive valuation, defined as the cheapest trailing Economic P/E. Economic P/E is calculated from the DB proprietary CROCI methodology. The CROCI Japan II Index rebalances on a different day than the
CROCI Japan+ Index.

Absolute Return

[graph]

12 Months Volatlity

[graph]

Cumulative Excess Index vs TOPIX W/Dividend TOPIX 100 (TR) Index

[graph]

Monthly Performance

         1998    1999    2000    2001    2002     2003   2004    2005     2006   2007     2008
Jan      6.8%    2.8%    4.2%    2.8%   -5.8%    -3.7%   2.3%   -1.8%     4.7%   1.5%   -11.9%
Feb     -2.6%   -0.6%   -1.2%   -6.7%    5.2%    -1.9%   3.9%    3.3%    -1.2%   0.7%    -0.2%
Mar      2.4%   10.1%    7.1%    5.9%    2.2%    -2.3%   3.0%   -0.9%     4.3%  -0.7%   -10.6%
Apr      1.3%    4.1%    5.0%    5.1%    4.6%    -2.2%   1.4%   -2.8%     2.4%  -0.5%    12.5%
May      2.1%    1.9%    0.7%   -1.5%    1.9%     5.8%  -2.8%    2.4%    -6.0%   3.4%     6.2%
Jun      0.4%    8.8%    5.8%   -0.6%   -8.1%     5.6%   4.1%    1.6%    -0.5%   3.1%    -7.1%
Jul      4.3%    3.4%   -6.0%   -5.5%   -7.1%     3.7%  -2.1%    1.8%     0.3%  -4.3%    -3.4%
Aug    -10.3%   -1.9%   -2.0%  -11.6%   -0.4%     4.3%  -2.4%    3.6%     5.9%  -3.0%    -0.8%
Sep     -3.8%    0.0%   -1.8%   -5.4%   -2.8%    -0.1%  -1.5%   12.0%    -0.2%   2.1%   -15.2%
Oct     -3.9%   -1.4%   -2.5%    7.8%   -2.9%     0.6%  -1.2%   -1.5%     2.2%  -1.7%   -22.5%
Nov     12.9%    0.1%    0.9%    5.2%    6.0%    -0.7%  -0.3%    7.9%    -0.3%  -4.3%
Dec     -3.0%    5.3%   -2.8%    3.4%   -4.6%     4.0%   5.2%    3.3%     7.0%  -0.7%
Year     4.8%   37.0%    6.8%   -3.2%  -12.3%    13.2%   9.6%   31.9%    19.5%  -4.8%   -45.1%

Annual Returns

[graph]

Historical Performance Through October
2008
                                                                                  Annualised
                                                     Months                         3 years5
                                            1 Month3       6 Months    YTD  1 year         years  10 years
CROCI Japan II Index                         -22.5%  -34.8%  -37.9% -45.1%  -47.8%   -11.3%-1.4%      3.3%
TOPIX W/Dividend TOPIX 100 (TR) Index        -21.4%  -34.7%  -37.5% -41.5%  -46.2%   -13.6%-2.8%     -1.9%
MSCI Daily TR Net Japan USD Index            -21.2%  -33.9%  -36.9% -41.7%  -46.6%   -13.6%-1.9%     -1.1%
Excess Return vs TOPIX W/Dividend
TOPIX 100 (TR) Index                          -1.1%   -0.2%   -0.4%  -3.7%   -1.6%     2.2% 1.4%      5.2%
Excess Return vs MSCI Daily TR Net
Japan USD Index                               -1.4%   -0.9%   -1.0%  -3.4%   -1.2%     2.3% 0.5%      4.4%

Performance Analysis January 1998 - October 2008
                                                        Index        Bench1      Bench2
Growth over period                                      33.0%        -30.0%      -22.5%
Compounded annual growth                                 2.7%         -3.2%       -2.3%
Volatility                                              21.9%         23.7%       22.4%
Sharpe ratio (0.22%)                                   0.11 -        0.15 -        0.11
Maximum drawdown                                       -51.5%        -61.0%      -52.3%
Start of max drawdown period                         Jul-2007      Jan-2000    Jan-2002
End of max drawdown period                           Oct-2008      Oct-2008    Sep-2007
Average monthly growth                                   0.4%         -0.1%       -0.1%
Best monthly return                                     12.9%         14.9%       13.6%
Worst monthly return                                   -22.5%        -21.4%      -21.2%
% of months with gains                                  51.5%         51.5%       50.8%
12 Month Correlation versus:
TOPIX W/Dividend TOPIX 100 (TR) Index                    0.97          1.00        0.99
MSCI Daily TR Net Japan USD Index                        0.96          0.99        1.00

Index Facts
Bloomberg ticker                                                                    DBAPCRII
Benchmark 1                                            TOPIX W/Dividend TOPIX 100 (TR) Index
Bloomberg ticker of Benchmark 1                                                TPXD100 Index
Benchmark 2                                                MSCI Daily TR Net Japan USD Index
Bloomberg ticker of Benchmark 2                                                 NDDUJN Index
Index sponsor                                                                  Deutsche Bank
Number of stocks                                                                          30
Stocks weighting                                                                       Equal
Rebalancing frequency                                                                Monthly
Index Currency                                                                           JPY

The Deutsche Bank CROCI Japan II Index was launched on February 20, 2007 and has no prior operating history. All pro-forma performance data shown prior to the inception date is simulated and was calculated by means of retroactive application of the Index model. Past performance is no guarantee of future performance.

Source: Bloomberg or Deutsche Bank AG/London

Deutsche Bank US Growth Total Return Index

REUTERS: .DBEIUSG
BLOOMBERG: DBUSUSG

Index Description

The US Growth Total Return Index intends to reflect the equal-weighted total return performance of thirty US growth stocks based on trailing 12 month earnings momentum and selected from the largest 251 stocks in the S&P 500 Index on a quarterly basis.

Absolute Return



US Growth Total Return Index
S&P 500/Citigroup Growth TR Index rebased to 1000 on (1/1/1998)
S&P 500 (TR) Index rebased to 1000 on (1/1/1998)
3500
3000
2500
2000
1500
1000
500
0
Jan-1998
Jan-1999
Jan-2000
Jan-2001
Jan-2002
Jan-2003
Jan-2004
Jan-2005
Jan-2006
Jan-2007
Jan-2008

12 Months Volatility



US Growth Total Return Index
S&P 500/Citigroup Growth TR Index
S&P 500 (TR) Index
45%
40%
35%
30%
25%
20%
15%
10%
5%
0%
Jan-1999
Jan-2001
Jan-2003
Jan-2005
Jan-2007

Cumulative Excess Index vs S&P 500/Citigroup Growth TR Index



Relative to S&P 500/Citigroup Growth TR Index rebased to 1000
2000
1800
1600
1400
1200
1000
800
600
400
200
0
Jan-1998
Jan-1999
Jan-2000
Jan-2001
Jan-2002
Jan-2003
Jan-2004
Jan-2005
Jan-2006
Jan-2007
Jan-2008

Monthly Performance

	1998	1999	2000	2001	2002	2003	2004	2005	2006	2007	2008
Jan	0.7%	7.8%	-7.1%	2.5%	-1.7%	-1.7%	0.1%	-2.2%	9.4%	1.2%	-10.7%
Feb	8.0%	-4.3%	10.8%	-6.6%	-2.9%	-1.5%	3.4%	5.7%	-4.9%	-0.9%	-1.6%
Mar	5.6%	3.9%	11.5%	-3.7%	7.0%	-0.4%	0.4%	-0.6%	2.5%	2.8%	-1.2%
Apr	1.9%	5.6%	-1.3%	9.9%	-1.3%	9.3%	-2.3%	-3.2%	1.4%	6.0%	7.8%
May	-2.5%	-3.3%	-1.7%	-2.5%	-1.1%	8.1%	1.2%	3.3%	-3.4%	3.5%	4.5%
Jun	4.5%	3.2%	-1.3%	-4.0%	-5.4%	0.1%	4.5%	3.2%	2.2%	-1.5%	-5.7%
Jul	-1.2%	-3.5%	-7.3%	-1.5%	-9.2%	4.4%	-5.6%	5.0%	-0.4%	-2.9%	-7.8%
Aug	-17.6%	-4.1%	10.6%	-5.5%	-0.6%	3.4%	-1.1%	2.1%	0.1%	0.6%	-1.9%
Sep	8.7%	-1.4%	-10.7%	-8.1%	-9.2%	-1.9%	4.4%	2.8%	1.4%	3.4%	-11.9%
Oct	7.5%	9.2%	-0.3%	3.6%	0.4%	7.7%	2.0%	-2.6%	2.9%	2.8%	-20.3%
Nov	4.8%	4.0%	-9.0%	5.6%	3.7%	3.4%	6.1%	3.2%	1.7%	-2.7%	
Dec	5.7%	9.8%	7.6%	2.6%	-3.7%	5.8%	3.5%	1.8%	-1.8%	-1.3%	
Year	25.8%	28.7%	-1.8%	-8.8%	-22.5%	42.4%	17.3%	19.5%	11.1%	11.0%	-41.4%

Annual Returns



US Growth Total Return Index
S&P 500 (TR) Index
60%
40%
20%
0%
-20%
-40%
-60%
25.8%
42.2%
28.7%
28.2%
-1.8%
-22.1%
-8.8%
-12.7%
-22.5%
-23.6%
42.4%
25.7%
17.3%
6.1%
19.5%
4.0%
11.1%
11.0%
11.0%
9.1%
-41.4%
-31.9%
1998
1999
2000
2001
2002
2003
2004
2005
2006
2007
2008

Historical Performance Through October 2008

	1 Month	3 Months	6 Months	YTD	Annualised 1 year	Annualised 3 years	Annualised 5 years	Annualised 10 years
US Growth Total Return Index	**-20.3%**	**-31.1%**	**-37.4%**	**-41.4%**	**-43.6%**	**-8.8%**	**2.1%**	**3.6%**
S&P 500/Citigroup Growth TR Index	-16.5%	-23.8%	-28.6%	-31.9%	-34.1%	-5.1%	-0.8%	-1.3%
S&P 500 (TR) Index	-16.8%	-23.1%	-29.3%	-32.8%	-36.0%	-5.2%	0.3%	0.4%
Excess Return vs S&P 500/Citigroup Growth TR Index	-3.8%	-7.3%	-8.7%	-9.5%	-9.5%	-3.7%	2.9%	4.9%
Excess Return vs S&P 500 (TR) Index	-3.5%	-8.0%	-8.1%	-8.5%	-7.6%	-3.6%	1.8%	3.2%

Performance Analysis January 1998 - October 2008

	Index	Bench1	Bench2
Growth over period	62.1%	8.4%	19.2%
Compounded annual growth	4.6%	0.7%	1.6%
Volatility	22.5%	21.0%	19.7%
Sharpe ratio (3.74%)	0.04 -	0.14 -	0.11
Maximum drawdown	-43.7%	-53.4%	-44.7%
Start of max drawdown period	Nov-2007	Apr-2000	Sep-2000
End of max drawdown period	Oct-2008	Oct-2008	Oct-2006
Average monthly growth	0.5%	0.2%	0.2%
Best monthly return	11.5%	9.2%	9.8%
Worst monthly return	-20.3%	-16.5%	-16.8%
% of months with gains	53.8%	54.6%	58.5%
12 Month Correlation versus:			
S&P 500/Citigroup Growth TR Index	0.96	1.00	0.98
S&P 500 (TR) Index	0.93	0.98	1.00

Index Facts

Bloomberg ticker	DBUSUSG
Reuters code	.DBEIUSG
Benchmark 1	S&P 500/Citigroup Growth TR Index
Bloomberg ticker of Benchmark 1	SPTRSGX Index
Benchmark 2	S&P 500 (TR) Index
Bloomberg ticker of Benchmark 2	SPTR Index
Index sponsor	Deutsche Bank
Number of stocks	30
Stocks weighting	Equal
Rebalancing frequency	Quarterly
Index Currency	USD

The Deutsche Bank US Growth Total Return Index was launched on July 01, 2002 and has no prior operating history. All pro-forma performance data shown prior to the inception date is simulated and was calculated by means of retroactive application of the Index model. Past performance is no guarantee of future performance.

Source: Bloomberg or Deutsche Bank AG/London

12

Deutsche Bank US Value Total Return Index

REUTERS: .DBEIUSV
BLOOMBERG: DBUSUSV

Index Description

The US Value Total Return Index intends to reflect the equal-weighted total return performance of thirty stocks with the lowest 12 month trailing price-earnings ratio selected from the 251 largest market capitalisation stocks in the S&P 500 Index on a quarterly basis.

Absolute Return


US Value Total Return Index
S&P 500/Citigroup Value TR Index rebased to 1000 on (1/1/1998)
S&P 500 (TR) Index rebased to 1000 on (1/1/1998)

12 Months Volatlity


US Value Total Return Index
S&P 500/Citigroup Value TR Index
S&P 500 (TR) Index

Cumulative Excess Index vs S&P 500/Citigroup Value TR Index


Relative to S&P 500/Citigroup Value TR Index rebased to 1000

Monthly Performance

	1998	1999	2000	2001	2002	2003	2004	2005	2006	2007	2008
Jan	-4.1%	0.4%	-4.9%	6.3%	-1.7%	-2.7%	1.9%	-0.9%	6.6%	0.2%	-1.5%
Feb	9.7%	-1.1%	-8.5%	-2.5%	0.7%	-3.8%	2.9%	7.4%	-2.0%	-0.8%	-7.2%
Mar	7.0%	5.2%	16.7%	-1.7%	6.3%	-1.5%	-0.1%	-1.5%	2.4%	2.9%	-3.2%
Apr	0.0%	6.8%	0.2%	3.9%	0.2%	8.1%	-1.7%	-1.5%	3.5%	4.9%	6.6%
May	-0.3%	2.1%	7.8%	4.0%	-2.4%	8.9%	-1.1%	4.7%	-2.9%	4.9%	-0.4%
Jun	1.8%	0.3%	-10.9%	-2.1%	-3.5%	1.0%	3.5%	4.3%	3.4%	-0.9%	-12.9%
Jul	-5.3%	-4.6%	5.8%	-0.4%	-7.5%	-0.2%	0.0%	4.1%	1.8%	-6.8%	0.4%
Aug	-13.3%	0.0%	10.7%	-4.5%	1.5%	2.8%	0.6%	0.3%	-2.2%	-1.7%	-0.2%
Sep	1.1%	-4.0%	5.8%	-7.4%	-15.0%	0.5%	3.6%	2.3%	0.6%	4.3%	-9.0%
Oct	10.1%	10.4%	4.6%	0.4%	0.0%	5.8%	0.8%	-2.9%	4.7%	1.5%	-19.4%
Nov	3.4%	-5.2%	-2.1%	3.2%	4.4%	1.7%	5.1%	3.4%	3.5%	-7.0%	
Dec	0.4%	1.6%	9.7%	3.6%	-2.5%	5.6%	3.2%	-1.0%	0.1%	-1.0%	
Year	8.4%	11.2%	36.2%	2.0%	-19.3%	28.3%	20.0%	19.8%	21.0%	-0.5%	-39.9%

Annual Returns


US Value Total Return Index
S&P 500 (TR) Index

Historical Performance Through October 2008

	1 Month	3 Months	6 Months	YTD	Annualised 1 year	Annualised 3 years	Annualised 5 years	Annualised 10 years
US Value Total Return Index	**-19.4%**	**-26.8%**	**-36.2%**	**-39.9%**	**-44.6%**	**-9.5%**	**2.3%**	**5.6%**
S&P 500/Citigroup Value TR Index	-17.1%	-22.3%	-30.0%	-33.9%	-38.0%	-5.4%	1.3%	1.8%
S&P 500 (TR) Index	-16.8%	-23.1%	-29.3%	-32.8%	-36.0%	-5.2%	0.3%	0.4%
Excess Return vs S&P 500/Citigroup Value TR Index	-2.3%	-4.5%	-6.2%	-6.0%	-6.6%	-4.1%	0.9%	3.8%
Excess Return vs S&P 500 (TR) Index	-2.6%	-3.6%	-6.9%	-7.0%	-8.6%	-4.3%	2.0%	5.2%

Performance Analysis January 1998 - October 2008

	Index	Bench1	Bench2
Growth over period	80.4%	26.0%	19.2%
Compounded annual growth	5.6%	2.2%	1.6%
Volatility	22.2%	19.9%	19.7%
Sharpe ratio (3.74%)	0.08 -	0.08 -	0.11
Maximum drawdown	-46.8%	-39.0%	-44.7%
Start of max drawdown period	Jun-2007	Feb-2001	Sep-2000
End of max drawdown period	Oct-2008	Dec-2004	Oct-2006
Average monthly growth	0.6%	0.3%	0.2%
Best monthly return	16.7%	10.4%	9.8%
Worst monthly return	-19.4%	-17.1%	-16.8%
% of months with gains	58.5%	58.5%	58.5%
12 Month Correlation versus:			
S&P 500/Citigroup Value TR Index	0.95	1.00	0.98
S&P 500 (TR) Index	0.95	0.98	1.00

Index Facts

Bloomberg ticker	DBUSUSV
Reuters code	.DBEIUSV
Benchmark 1	S&P 500/Citigroup Value TR Index
Bloomberg ticker of Benchmark 1	SPTRSVX Index
Benchmark 2	S&P 500 (TR) Index
Bloomberg ticker of Benchmark 2	SPTR Index
Index sponsor	Deutsche Bank
Number of stocks	30
Stocks weighting	Equal
Rebalancing frequency	Quarterly
Index Currency	USD

The Deutsche Bank US Value Total Return Index was launched on July 01, 2002 and has no prior operating history. All pro-forma performance data shown prior to the inception date is simulated and was calculated by means of retroactive application of the Index model. Past performance is no guarantee of future performance.

Source: Bloomberg or Deutsche Bank AG/London
13

Deutsche Bank Euro Growth Total Return Index

REUTERS: .DBEIEUGR
BLOOMBERG: DBEEEUGR

Index Description

The Euro Growth Total Return Index intends to reflect the equal-weighted total return performance of twenty growth stocks from the Eurozone based on high trailing 12 month earnings momentum and selected from the Dow Jones EURO STOXX Large Index on a quarterly basis. There is a country constraint so that no more than five shares from the same country will constitute the index.

Absolute Return



Euro Growth Total Return Index
DJES LC Growth Euro TR Index rebased to 1000 on (1/1/1998)
DJES Large Euro TR Index rebased to 1651 on (10/8/1999)
4000
3500
3000
2500
2000
1500
1000
500
0
Jan-1998
Jan-1999
Jan-2000
Jan-2001
Jan-2002
Jan-2003
Jan-2004
Jan-2005
Jan-2006
Jan-2007
Jan-2008

12 Months Volatility



Euro Growth Total Return Index
DJES LC Growth Euro TR Index
DJES Large Euro TR Index
45%
40%
35%
30%
25%
20%
15%
10%
5%
0%
Jan-1999
Jan-2000
Jan-2001
Jan-2002
Jan-2003
Jan-2004
Jan-2005
Jan-2006
Jan-2007
Jan-2008

Cumulative Excess Index vs DJES LC Growth Euro TR Index



Relative to DJES LC Growth Euro TR Index rebased to 1000
2500
2000
1500
1000
500
0
Jan-1998
Jan-1999
Jan-2000
Jan-2001
Jan-2002
Jan-2003
Jan-2004
Jan-2005
Jan-2006
Jan-2007
Jan-2008

Monthly Performance

	1998	1999	2000	2001	2002	2003	2004	2005	2006	2007	2008
Jan	7.3%	3.2%	-4.8%	8.2%	-1.3%	-7.1%	3.6%	2.0%	3.9%	2.6%	-10.0%
Feb	11.7%	-1.1%	10.1%	-10.5%	-2.8%	-2.5%	1.5%	2.6%	2.0%	-1.3%	-2.0%
Mar	9.3%	2.0%	3.9%	-2.6%	7.2%	-5.7%	-2.8%	-0.1%	5.1%	4.4%	-2.7%
Apr	3.8%	3.8%	3.4%	10.3%	1.1%	16.1%	1.4%	-4.5%	0.1%	4.5%	3.6%
May	8.2%	-5.7%	1.1%	-5.0%	-1.4%	0.3%	0.3%	4.4%	-5.2%	5.5%	0.5%
Jun	3.9%	4.9%	1.8%	-6.0%	-6.2%	3.3%	3.7%	3.1%	0.5%	-1.5%	-13.6%
Jul	3.9%	-3.1%	1.2%	-3.8%	-10.0%	2.6%	-3.2%	4.3%	1.3%	-2.6%	2.4%
Aug	-12.6%	2.9%	2.9%	-9.4%	2.6%	4.4%	-0.4%	-1.5%	2.2%	1.0%	-0.4%
Sep	-7.9%	-2.4%	-5.5%	-18.0%	-12.9%	-6.5%	2.1%	4.5%	3.2%	3.2%	-8.6%
Oct	5.5%	2.2%	2.4%	8.7%	6.5%	9.3%	4.1%	-2.8%	4.4%	2.2%	-6.8%
Nov	11.2%	10.7%	-7.7%	9.2%	2.4%	0.8%	3.0%	4.6%	0.1%	-5.2%	
Dec	4.4%	17.8%	-2.4%	3.4%	-6.8%	1.0%	3.1%	4.1%	4.6%	-3.9%	
Year	56.6%	38.5%	5.0%	-18.7%	-21.5%	14.5%	17.5%	22.1%	24.1%	8.5%	-32.9%

Annual Returns



Euro Growth Total Return Index
DJES LC Growth Euro TR Index
80%
60%
40%
20%
0%
-20%
-40%
-60%
56.6%
38.9%
38.5%
53.1%
5.0%
-4.9%
-18.7%
-21.3%
-21.5%
-38.7%
14.5%
17.1%
17.5%
6.5%
22.1%
17.8%
24.1%
14.0%
8.5%
13.1%
-32.9%
-39.1%
1998
1999
2000
2001
2002
2003
2004
2005
2006
2007
2008

Performance Analysis January 1998 - August 2008

	1 Month	3 Months	6 Months	YTD	Annualised 1 year	3 years	5 years	10 years
Euro Growth Total Return Index	**-6.8%**	**-15.1%**	**-24.5%**	**-32.9%**	**-38.8%**	**-0.5%**	**5.7%**	**4.8%**
DJES LC Growth Euro TR Index	-13.0%	-21.8%	-31.0%	-39.1%	-40.7%	-5.5%	0.5%	-0.7%
DJES Large Euro TR Index	-15.4%	-24.0%	-33.1%	-41.1%	-42.9%	-5.6%	2.5%	N/A
Excess Return vs DJES LC Growth Euro TR Index	6.3%	6.8%	6.5%	6.2%	1.9%	5.0%	5.2%	5.5%
Excess Return vs DJES Large Euro TR Index	8.6%	9.0%	8.6%	8.2%	4.1%	5.1%	3.2%	N/A

Performance Analysis January 1998 - October 2008

	Index	Bench1	Bench2
Growth over period	116.1%	12.3%	-18.9%
Compounded annual growth	7.4%	1.1%	-2.3%
Volatility	22.0%	23.8%	22.9%
Sharpe ratio (3.21%)	0.19 -	0.09 -	0.24
Maximum drawdown	-52.5%	-64.5%	-59.4%
Start of max drawdown period	Sep-2000	Mar-2000	Aug-1998
End of max drawdown period	Mar-2006	Oct-2008	May-2007
Average monthly growth	0.8%	0.3%	0.0%
Best monthly return	17.8%	17.3%	14.6%
Worst monthly return	-18.0%	-16.7%	-18.4%
% of months with gains	63.1%	53.8%	52.8%
12 Month Correlation versus:			
DJES LC Growth Euro TR Index	0.96	1.00	0.92
DJES Large Euro TR Index	0.84	0.92	1.00

Index Facts

Bloomberg ticker	DBEEEUGR
Reuters code	.DBEIEUGR
Benchmark 1	DJES LC Growth Euro TR Index
Bloomberg ticker of Benchmark 1	SLGT Index
Benchmark 2	DJES Large Euro TR Index
Bloomberg ticker of Benchmark 2	LCXT Index
Index sponsor	Deutsche Bank
Number of stocks	20
Stocks weighting	Equal
Rebalancing frequency	Quarterly
Index Currency	EUR

The Deutsche Bank Euro Growth Total Return Index was launched on July 01, 2002 and has no prior operating history. All pro-forma performance data shown prior to the inception date is simulated and was calculated by means of retroactive application of the Index model. Past performance is no guarantee of future performance.

Source: Bloomberg or Deutsche Bank AG/London

14

Deutsche Bank Euro Value Total Return Index

REUTERS: .DBEIEUVA
BLOOMBERG: DBEEEUVA

Index Description

The Euro Value Total Return Index intends to reflect the equal-weighted total return performance of twenty shares from the Eurozone based on high trailing 12 month dividend yield and selected from the Dow Jones EURO STOXX Large Index on a quarterly basis. There is a country constraint so that no more than five shares from the same country will constitute the Index.

Absolute Return



Euro Value Total Return Index
DJES LC Value Euro TR Index rebased to 1000 on (1/1/1998)
DJES Large Euro TR Index rebased to 1654 on (10/8/1999)

12 Months Volatility



Euro Value Total Return Index
DJES LC Value Euro TR Index
DJES Large Euro TR Index

Cumulative Excess Index vs DJES LC Value Euro TR Index



Relative to DJES LC Value Euro TR Index rebased to 1000

Monthly Performance

	1998	1999	2000	2001	2002	2003	2004	2005	2006	2007	2008
Jan	7.6%	3.8%	-12.0%	5.1%	0.7%	-5.7%	1.8%	2.3%	2.7%	2.1%	-9.2%
Feb	8.4%	2.4%	4.5%	-4.5%	0.0%	-10.8%	2.3%	2.6%	4.4%	-1.8%	-3.9%
Mar	9.2%	0.1%	7.1%	-3.3%	6.9%	-6.2%	-2.5%	-0.5%	3.7%	2.5%	-3.0%
Apr	2.6%	7.2%	1.6%	5.3%	-1.1%	21.1%	3.6%	-3.9%	-0.6%	5.9%	7.6%
May	6.6%	-2.4%	1.1%	-2.3%	-2.9%	5.3%	-0.6%	3.6%	-4.5%	2.9%	-2.5%
Jun	2.5%	3.2%	3.4%	-3.4%	-6.7%	7.5%	3.0%	3.9%	0.5%	-2.3%	-15.6%
Jul	1.5%	-3.6%	3.5%	-2.7%	-15.0%	5.8%	-1.7%	3.9%	1.4%	-3.2%	-0.6%
Aug	-12.8%	4.2%	2.7%	-4.6%	3.5%	3.0%	-0.5%	-0.1%	4.1%	0.1%	3.7%
Sep	-3.3%	-4.2%	-1.2%	-11.9%	-21.2%	-4.5%	1.9%	4.6%	1.7%	1.0%	-10.6%
Oct	6.9%	4.1%	6.7%	5.3%	11.4%	4.2%	3.0%	-2.6%	4.7%	2.2%	-20.8%
Nov	6.8%	4.6%	-2.8%	6.0%	12.1%	2.0%	3.6%	3.8%	-0.1%	-2.4%	
Dec	5.3%	13.2%	-0.3%	2.5%	-10.0%	4.7%	3.7%	3.1%	4.0%	-1.4%	
Year	46.9%	36.5%	13.5%	-9.6%	-24.9%	25.2%	18.9%	22.3%	23.8%	5.4%	-45.4%

Annual Returns



Euro Value Total Return Index
DJES LC Value Euro TR Index
46.9%
10.9%
36.5%
22.8%
13.5%
-4.8%
-9.6%
-19.7%
-24.9%
-31.3%
25.2%
18.0%
18.9%
11.2%
22.3%
26.1%
23.8%
23.5%
5.4%
7.3%
-45.4%
-45.6%

Historical Performance Through October 2008

	1 Month	3 Months	6 Months	YTD	Annualised 1 year	Annualised 3 years	Annualised 5 years	Annualised 10 years
Euro Value Total Return Index	**-20.8%**	**-26.6%**	**-40.0%**	**-45.4%**	**-47.3%**	**-8.6%**	**2.0%**	**4.4%**
DJES LC Value Euro TR Index	-17.7%	-28.8%	-39.3%	-45.6%	-47.5%	-7.8%	1.7%	-1.6%
DJES Large Euro TR Index	-15.4%	-24.0%	-33.1%	-41.1%	-42.9%	-5.6%	2.5%	N/A
Excess Return vs DJES LC Value Euro TR Index	-3.2%	2.2%	-0.7%	0.2%	0.2%	-0.9%	0.3%	5.9%
Excess Return vs DJES Large Euro TR Index	-5.4%	-2.6%	-6.9%	-4.3%	-4.5%	-3.0%	-0.4%	N/A

Performance Analysis January 1998 - October 2008

	Index	Bench1	Bench2
Growth over period	100.4%	-14.7%	-18.9%
Compounded annual growth	6.6%	-1.5%	-2.3%
Volatility	21.8%	23.0%	22.9%
Sharpe ratio (3.21%)	0.16 -	0.20 -	0.24
Maximum drawdown	-49.1%	-55.4%	-59.4%
Start of max drawdown period	Feb-2001	Jan-2000	Aug-1998
End of max drawdown period	Feb-2005	Sep-2006	May-2007
Average monthly growth	0.7%	0.1%	0.0%
Best monthly return	21.1%	13.6%	14.6%
Worst monthly return	-21.2%	-20.7%	-18.4%
% of months with gains	60.8%	56.9%	52.8%
12 Month Correlation versus:			
DJES LC Value Euro TR Index	0.94	1.00	0.97
DJES Large Euro TR Index	0.92	0.97	1.00

Index Facts

Bloomberg ticker	DBEEEUVA
Reuters code	.DBEIEUVA
Benchmark 1	DJES LC Value Euro TR Index
Bloomberg ticker of Benchmark 1	SLVE Index
Benchmark 2	DJES Large Euro TR Index
Bloomberg ticker of Benchmark 2	LCXT Index
Index sponsor	Deutsche Bank
Number of stocks	20
Stocks weighting	Equal
Rebalancing frequency	Quarterly
Index Currency	EUR

The Deutsche Bank Euro Value Total Return Index was launched on July 01, 2002 and has no prior operating history. All pro-forma performance data shown prior to the inception date is simulated and was calculated by means of retroactive application of the Index model. Past performance is no guarantee of future performance.

Source: Bloomberg or Deutsche Bank AG/London

15

Deutsche Bank UK Growth Total Return Index

REUTERS: .DBUKGT
BLOOMBERG: DBEEUKGT

Index Description

The UK Growth Total Return Index intends to reflect the equal-weighted total return performance of twenty UK growth stocks based on trailing 12 month earnings momentum and selected from the FTSE 100 Index on a quarterly basis.

Absolute Return



UK Growth Total Return Index
FTSE 100 TR Index rebased to 1000 on (1/1/1998)
MSCI UK Value Index (TR) rebased to 1133 on (12/30/1998)
4000
3500
3000
2500
2000
1500
1000
500
0
Jan-1998
Jan-1999
Jan-2000
Jan-2001
Jan-2002
Jan-2003
Jan-2004
Jan-2005
Jan-2006
Jan-2007
Jan-2008

12 Months Volatility



UK Growth Total Return Index
FTSE 100 TR Index
MSCI UK Value Index (TR)
40%
35%
30%
25%
20%
15%
10%
5%
0%
Jan-1999
Jan-2000
Jan-2001
Jan-2002
Jan-2003
Jan-2004
Jan-2005
Jan-2006
Jan-2007
Jan-2008

Cumulative Excess Index vs FTSE 100 TR Index



Relative to FTSE 100 TR Index rebased to 1000
2500
2000
1500
1000
500
0
Jan-1998
Jan-1999
Jan-2000
Jan-2001
Jan-2002
Jan-2003
Jan-2004
Jan-2005
Jan-2006
Jan-2007
Jan-2008

Monthly Performance

	1998	1999	2000	2001	2002	2003	2004	2005	2006	2007	2008
Jan	6.3%	5.5%	-4.5%	3.7%	-0.9%	-9.7%	1.0%	1.7%	5.1%	-3.1%	-4.6%
Feb	6.3%	4.2%	3.8%	-1.9%	4.0%	2.3%	4.8%	4.4%	3.5%	0.4%	-4.9%
Mar	7.1%	1.7%	5.6%	-6.5%	5.0%	-2.4%	0.5%	-2.7%	5.1%	6.2%	-3.5%
Apr	0.7%	4.6%	-3.5%	7.7%	-3.1%	10.8%	0.0%	-5.0%	-0.3%	0.5%	3.1%
May	1.6%	-4.8%	3.4%	-0.7%	-0.8%	6.2%	-0.1%	5.5%	-3.5%	4.1%	0.5%
Jun	-5.0%	2.3%	3.1%	-1.2%	-6.9%	-1.7%	3.3%	4.3%	1.8%	-2.8%	-6.1%
Jul	-1.7%	-1.9%	2.2%	-2.6%	-7.6%	3.7%	-2.8%	5.3%	1.9%	-4.4%	-4.2%
Aug	-12.7%	-0.2%	5.3%	-0.6%	0.0%	0.9%	0.2%	3.2%	1.6%	0.0%	7.3%
Sep	-4.0%	-3.3%	-6.5%	-10.3%	-8.1%	-1.9%	5.6%	4.3%	1.1%	0.1%	-16.2%
Oct	8.3%	0.5%	2.8%	5.3%	6.0%	8.0%	0.7%	-4.4%	2.8%	3.2%	-15.3%
Nov	3.7%	10.5%	-3.6%	6.1%	-2.3%	-1.9%	5.5%	6.6%	0.4%	-10.7%	
Dec	4.0%	8.9%	3.3%	0.8%	-4.1%	2.2%	3.4%	4.8%	6.6%	-1.1%	
Year	13.3%	30.3%	10.9%	-1.8%	-18.1%	15.8%	24.0%	30.6%	29.1%	-8.4%	-37.9%

Annual Returns



40%
30%
20%
10%
0%
-10%
-20%
-30%
-40%
-50%
-60%
13.3%
17.5%
30.3%
20.6%
10.9%
-8.2%
-1.8%
-14.1%
-18.1%
-22.2%
15.8%
17.9%
24.0%
11.2%
30.6%
20.8%
29.1%
14.4%
-8.4%
7.4%
-37.9%
-29.8%
UK Growth Total Return Index
MSCI UK Value Index (TR)
1998
1999
2000
2001
2002
2003
2004
2005
2006
2007
2008

Historical Performance Through October 2008

	1 Month	3 Months	6 Months	YTD	Annualised 1 year	3 years	5 years	10 years
UK Growth Total Return Index	**-15.3%**	**-23.9%**	**-31.2%**	**-37.9%**	**-45.0%**	**-6.4%**	**3.6%**	**5.6%**
FTSE 100 TR Index	-10.5%	-18.3%	-26.7%	-29.8%	-32.2%	-2.9%	4.0%	0.9%
MSCI UK Value Index (TR)	-11.9%	-21.6%	-27.6%	-29.8%	-30.9%	-2.1%	3.8%	N/A
Excess Return vs FTSE 100 TR Index	-4.8%	-5.6%	-4.4%	-8.1%	-12.8%	-3.5%	-0.4%	4.7%
Excess Return vs MSCI UK Value Index (TR)	-3.4%	-2.3%	-3.5%	-8.1%	-14.2%	-4.3%	-0.2%	N/A

Performance Analysis January 1998 - October 2008

	Index	Bench1	Bench2
Growth over period	81.3%	18.7%	-9.6%
Compounded annual growth	5.6%	1.6%	-1.0%
Volatility	20.2%	20.0%	20.5%
Sharpe ratio (5.18%)	0.02 -	0.18 -	0.30
Maximum drawdown	-47.3%	-44.4%	-44.2%
Start of max drawdown period	Jun-2007	Jan-2000	Sep-2000
End of max drawdown period	Oct-2008	Feb-2006	Mar-2007
Average monthly growth	0.6%	0.2%	0.0%
Best monthly return	10.8%	9.0%	9.8%
Worst monthly return	-16.2%	-12.9%	-14.4%
% of months with gains	60.0%	59.2%	58.5%
12 Month Correlation versus:			
FTSE 100 TR Index	0.94	1.00	0.97
MSCI UK Value Index (TR)	0.95	0.97	1.00

Index Facts

Bloomberg ticker	DBEEUKGT
Reuters code	.DBUKGT
Benchmark 1	FTSE 100 TR Index
Bloomberg ticker of Benchmark 1	TUKXG Index
Benchmark 2	MSCI UK Value Index (TR)
Bloomberg ticker of Benchmark 2	NLDGUK Index
Index sponsor	Deutsche Bank
Number of stocks	20
Stocks weighting	Equal
Rebalancing frequency	Quarterly
Index Currency	GBP

The Deutsche Bank UK Growth Total Return Index was launched on November 01, 2002 and has no prior operating history. All pro-forma performance data shown prior to the inception date is simulated and was calculated by means of retroactive application of the Index model. Past performance is no guarantee of future performance.

Source: Bloomberg or Deutsche Bank AG/London

16

Deutsche Bank UK Value Total Return Index

REUTERS: .DBUKVT
BLOOMBERG: DBEEUKVT

Index Description

The UK Value Total Return Index intends to reflect the equal-weighted total return performance of twenty stocks with a low 12 month trailing price-earnings ratio selected from the FTSE 100 Index on a quarterly basis.

Absolute Return



UK Value Total Return Index
FTSE 100 TR Index rebased to 1000 on (1/1/1998)
MSCI UK Growth Index (TR) rebased to 1243 on (12/30/1998)
5000
4500
4000
3500
3000
2500
2000
1500
1000
500
0
Jan-1998
Jan-1999
Jan-2000
Jan-2001
Jan-2002
Jan-2003
Jan-2004
Jan-2005
Jan-2006
Jan-2007
Jan-2008

12 Months Volatility



UK Value Total Return Index
FTSE 100 TR Index
MSCI UK Growth Index (TR)
50%
45%
40%
35%
30%
25%
20%
15%
10%
5%
0%
Jan-1999 Jan-2000 Jan-2001 Jan-2002 Jan-2003 Jan-2004 Jan-2005 Jan-2006 Jan-2007 Jan-2008

Cumulative Excess Index vs FTSE 100 TR Index



Relative to FTSE 100 TR Index rebased to 1000
3000
2500
2000
1500
1000
500
0
Jan-1998
Jan-1999
Jan-2000
Jan-2001
Jan-2002
Jan-2003
Jan-2004
Jan-2005
Jan-2006
Jan-2007
Jan-2008

Monthly Performance

	1998	1999	2000	2001	2002	2003	2004	2005	2006	2007	2008
Jan	4.9%	-2.1%	-6.2%	-0.3%	3.5%	-7.0%	-1.2%	2.5%	5.0%	-3.8%	-1.4%
Feb	8.9%	5.2%	0.6%	-0.4%	1.4%	4.9%	2.9%	0.9%	3.3%	0.0%	-9.3%
Mar	7.2%	0.3%	9.1%	-3.6%	7.5%	-3.0%	-0.2%	-0.4%	4.0%	5.0%	-0.3%
Apr	1.3%	9.8%	0.7%	4.0%	3.0%	12.4%	2.1%	-5.1%	-0.7%	0.3%	-1.3%
May	-1.7%	-3.1%	7.8%	2.8%	3.6%	5.4%	1.2%	5.5%	-3.3%	2.8%	-3.8%
Jun	-2.3%	1.6%	2.1%	0.4%	-7.5%	0.3%	2.9%	4.1%	2.9%	-1.0%	-13.2%
Jul	0.4%	-4.4%	1.1%	-4.2%	-6.1%	3.4%	-2.3%	4.2%	1.4%	-3.3%	-1.0%
Aug	-12.2%	0.5%	6.7%	0.0%	1.3%	3.7%	1.9%	1.6%	1.0%	-0.6%	5.5%
Sep	1.4%	-1.8%	-2.5%	-9.8%	-8.8%	-1.6%	0.4%	2.6%	1.2%	-5.6%	-21.8%
Oct	8.7%	-2.6%	1.5%	2.7%	6.2%	4.0%	2.2%	-2.4%	3.1%	1.6%	-18.0%
Nov	5.0%	2.0%	6.1%	5.3%	-0.1%	1.0%	1.0%	4.5%	0.5%	-5.1%	
Dec	2.2%	1.9%	3.0%	2.4%	-4.6%	3.1%	6.2%	6.4%	4.8%	-4.4%	
Year	24.3%	6.8%	33.1%	-1.6%	-2.2%	28.4%	18.1%	26.5%	25.6%	-13.8%	-50.8%

Annual Returns



50%
30%
10%
-10%
-30%
-50%
-70%
24.3%
17.5%
6.8%
20.6%
33.1%
-8.2%
-1.6%
-14.1%
-2.2%
-22.2%
28.4%
17.9%
18.1%
11.2%
26.5%
20.8%
25.6%
14.4%
-13.8%
7.4%
-50.8%
-29.6%
UK Value Total Return Index
MSCI UK Growth Index (TR)
1998
1999
2000
2001
2002
2003
2004
2005
2006
2007
2008

Historical Performance Through October 2008

	1 Month	3 Months	6 Months	YTD	Annualised 1 year	Annualised 3 years	Annualised 5 years	Annualised 10 years
UK Value Total Return Index	**-18.0%**	**-32.3%**	**-44.1%**	**-50.8%**	**-55.3%**	**-16.0%**	**-3.7%**	**4.1%**
FTSE 100 TR Index	-10.5%	-18.3%	-26.7%	-29.8%	-32.2%	-2.9%	4.0%	0.9%
MSCI UK Growth Index (TR)	-9.4%	-14.7%	-26.2%	-30.2%	-34.5%	-4.3%	3.5%	N/A
Excess Return vs FTSE 100 TR Index	-7.4%	-14.1%	-17.3%	-21.0%	-23.0%	-13.1%	-7.6%	3.2%
Excess Return vs MSCI UK Growth Index (TR)	-8.6%	-17.7%	-17.9%	-20.6%	-20.8%	-11.7%	-7.2%	N/A

Performance Analysis January 1998 - October 2008

	Index	Bench1	Bench2
Growth over period	73.7%	18.7%	11.7%
Compounded annual growth	5.2%	1.6%	1.1%
Volatility	20.9%	20.0%	20.5%
Sharpe ratio (5.18%)	0.00 -	0.18 -	0.20
Maximum drawdown	-59.2%	-44.4%	-40.2%
Start of max drawdown period	Jun-2007	Jan-2000	May-1999
End of max drawdown period	Oct-2008	Feb-2006	Feb-2005
Average monthly growth	0.6%	0.2%	0.2%
Best monthly return	12.4%	9.0%	9.9%
Worst monthly return	-21.8%	-12.9%	-15.6%
% of months with gains	63.1%	59.2%	58.5%
12 Month Correlation versus:			
FTSE 100 TR Index	0.89	1.00	0.97
MSCI UK Growth Index (TR)	0.91	0.97	1.00

Index Facts

Bloomberg ticker	DBEEUKVT
Reuters code	.DBUKVT
Benchmark 1	FTSE 100 TR Index
Bloomberg ticker of Benchmark 1	TUKXG Index
Benchmark 2	MSCI UK Growth Index (TR)
Bloomberg ticker of Benchmark 2	NDLVUK Index
Index sponsor	Deutsche Bank
Number of stocks	20
Stocks weighting	Equal
Rebalancing frequency	Quarterly
Index Currency	GBP

The Deutsche Bank UK Value Total Return Index was launched on November 01, 2002 and has no prior operating history. All pro-forma performance data shown prior to the inception date is simulated and was calculated by means of retroactive application of the Index model. Past performance is no guarantee of future performance.

Source: Bloomberg or Deutsche Bank AG/London 17

Deutsche Bank Japan Value Total Return Index

                                                                 REUTERS: .DBJVT
                                                              BLOOMBERG: DBAPJVT

Index Description

The Japan Value Total Return Index intends to reflect the equal-weighted total return performance of twenty stocks with the lowest 12 month trailing price-earnings ratio selected from the TOPIX 100 Index on a quarterly basis.

Absolute Return

12 Months Volatlity

Cumulative Excess Index vs TOPIX W/Dividend TOPIX 100 (TR)

Monthly Performance

------------------------------------------------------------------------------------------------------------------
        1998     1999    2000       2001      2002       2003      2004       2005      2006       2007      2008
------------------------------------------------------------------------------------------------------------------
Jan     9.4%     2.3%    7.2%       0.1%     -6.1%      -2.4%      5.4%      -2.1%     -0.3%       5.3%     -9.3%
Feb    -2.2%    -0.4%    1.3%      -3.3%      0.5%      -0.6%      5.4%       4.0%     -0.2%       5.2%      1.1%
Mar     3.6%    14.2%    7.0%       4.7%      4.3%      -4.4%      4.6%       0.2%      2.7%       0.9%    -11.1%
Apr    -2.5%     2.9%    4.4%       4.9%      3.7%       4.6%      1.2%      -4.5%      0.5%      -2.6%     16.8%
May    -0.9%     2.2%   -2.1%      -1.6%      2.1%       6.0%     -1.1%       2.2%     -5.0%       9.6%      7.0%
Jun     0.9%    11.8%    1.1%       3.1%     -7.4%       6.9%      4.1%       2.5%     -0.6%       4.3%     -9.0%
Jul     7.2%     3.7%   -3.4%      -4.1%     -2.8%       6.2%      0.3%       2.0%     -0.2%       1.2%      0.4%
Aug   -11.5%     0.1%    0.6%      -5.6%      2.3%       6.6%      0.3%       7.5%      5.0%     -10.7%     -6.9%
Sep    -1.2%     1.5%    0.3%      -9.1%     -3.4%       3.2%     -2.4%      15.8%     -3.7%       3.6%    -19.5%
Oct    -5.5%    -5.3%   -0.3%       5.7%     -4.3%      -0.8%     -1.6%      -0.3%     -0.1%      -1.7%    -24.7%
Nov    11.9%    -0.9%   -0.7%       3.1%      4.5%       0.0%      2.7%       4.0%      1.4%      -6.7%
Dec    -5.8%    -2.1%   -1.0%      -2.2%     -2.6%       2.9%      4.2%       5.4%      6.8%      -4.4%
------------------------------------------------------------------------------------------------------------------
Year    0.9%    32.6%   14.7%      -5.4%     -9.7%      31.3%     25.3%      41.6%      5.7%       2.1%    -47.4%
------------------------------------------------------------------------------------------------------------------

Annual Returns

Historical Performance Through October 2008                                                                     Annualised
                                                                                                --------------------------------------------
                                                    1 Month     3 Months      6 Months       YTD      1 year    3 years   5 years   10 years
Japan Value Total Return Index                       -24.7%       -43.6%        -44.8%    -47.4%      -53.0%     -14.6%      0.7%       6.1%
TOPIX W/Dividend TOPIX 100 (TR)                      -21.4%       -34.7%        -37.5%    -41.5%      -46.2%     -13.6%     -2.8%      -1.9%
MSCI Japan Value (TR)                                -18.8%       -30.4%        -33.4%    -37.7%      -43.0%     -10.9%      1.3%        N/A
Excess Return vs TOPIX W/Dividend TOPIX 100 (TR)      -3.3%        -8.9%         -7.3%     -6.0%       -6.8%      -1.0%      3.5%       8.0%
Excess Return vs MSCI Japan Value (TR)                -5.9%       -13.2%        -11.4%     -9.7%      -10.1%      -3.7%     -0.6%        N/A

Performance Analysis  January 1998 - October 2008
                                                   Index          Bench1     Bench2
Growth over period                                 73.4%          -30.0%      17.2%
Compounded annual growth                            5.2%           -3.2%       1.6%
Volatility                                         24.2%           23.7%      21.5%
Sharpe ratio (0.22%)                                0.21  -         0.15       0.07
Maximum drawdown                                  -57.4%          -61.0%     -48.4%
Start of max drawdown period                    Aug-2007        Jan-2000   Jul-2007
End of max drawdown period                      Oct-2008        Oct-2008   Oct-2008
Average monthly growth                              0.6%           -0.1%       0.3%
Best monthly return                                16.8%           14.9%      15.4%
Worst monthly return                              -24.7%          -21.4%     -18.8%
% of months with gains                             56.2%           51.5%      50.8%
12 Month Correlation versus:
TOPIX W/Dividend TOPIX 100 (TR)                     0.96            1.00       0.99
MSCI Japan Value (TR)                               0.95            0.99       1.00

Index Facts
Bloomberg ticker                                                      DBAPJVT
Reuters code                                                           .DBJVT
Benchmark 1                                   TOPIX W/Dividend TOPIX 100 (TR)
Bloomberg ticker of Benchmark 1                                 TPXD100 Index
Benchmark 2                                             MSCI Japan Value (TR)
Bloomberg ticker of Benchmark 2                                  NAVLJN Index
Index sponsor                                                   Deutsche Bank
Number of stocks                                                           20
Stocks weighting                                                        Equal
Rebalancing frequency                                               Quarterly
Index Currency                                                            JPY

The Deutsche Bank Japan Value Total Return Index was launched on November 01,
2002 and has no prior operating history. All pro-forma performance data shown prior to the inception date is simulated and was calculated by means of retroactive application of the Index model. Past performance is no guarantee of future performance.

Source: Bloomberg or Deutsche Bank AG/London
                                                                              18

Deutsche Bank Japan Value Total Return Index

REUTERS: .DBJVT
BLOOMBERG: DBAPJVT

Index Description

The Japan Value Total Return Index intends to reflect the equal-weighted total return performance of twenty stocks with the lowest 12 month trailing price-earnings ratio selected from the TOPIX 100 Index on a quarterly basis.

Absolute Return



Japan Value Total Return Index
TOPIX W/Dividend TOPIX 100 (TR) rebased to 1000 on (1/1/1998)
MSCI Japan Value (TR) rebased to 1008 on (12/30/1998)
5000
4500
4000
3500
3000
2500
2000
1500
1000
500
0
Jan-1998
Jan-1999
Jan-2000
Jan-2001
Jan-2002
Jan-2003
Jan-2004
Jan-2005
Jan-2006
Jan-2007
Jan-2008

12 Months Volatility



Japan Value Total Return Index
TOPIX W/Dividend TOPIX 100 (TR)
MSCI Japan Value (TR)
55%
50%
45%
40%
35%
30%
25%
20%
15%
10%
Jan-1999
Jan-2001
Jan-2003
Jan-2005
Jan-2007

Cumulative Excess Index vs TOPIX W/Dividend TOPIX 100 (TR)



Relative to TOPIX W/Dividend TOPIX 100 (TR) rebased to 1000
3500
3000
2500
2000
1500
1000
500
0
Jan-1998
Jan-1999
Jan-2000
Jan-2001
Jan-2002
Jan-2003
Jan-2004
Jan-2005
Jan-2006
Jan-2007
Jan-2008

Monthly Performance

	1998	1999	2000	2001	2002	2003	2004	2005	2006	2007	2008
Jan	9.4%	2.3%	7.2%	0.1%	-6.1%	-2.4%	5.4%	-2.1%	-0.3%	5.3%	-9.3%
Feb	-2.2%	-0.4%	1.3%	-3.3%	0.5%	-0.6%	5.4%	4.0%	-0.2%	5.2%	1.1%
Mar	3.6%	14.2%	7.0%	4.7%	4.3%	-4.4%	4.6%	0.2%	2.7%	0.9%	-11.1%
Apr	-2.5%	2.9%	4.4%	4.9%	3.7%	4.6%	1.2%	-4.5%	0.5%	-2.6%	16.8%
May	-0.9%	2.2%	-2.1%	-1.6%	2.1%	6.0%	-1.1%	2.2%	-5.0%	9.6%	7.0%
Jun	0.9%	11.8%	1.1%	3.1%	-7.4%	6.9%	4.1%	2.5%	-0.6%	4.3%	-9.0%
Jul	7.2%	3.7%	-3.4%	-4.1%	-2.8%	6.2%	0.3%	2.0%	-0.2%	1.2%	0.4%
Aug	-11.5%	0.1%	0.6%	-5.6%	2.3%	6.6%	0.3%	7.5%	5.0%	-10.7%	-6.9%
Sep	-1.2%	1.5%	0.3%	-9.1%	-3.4%	3.2%	-2.4%	15.8%	-3.7%	3.6%	-19.5%
Oct	-5.5%	-5.3%	-0.3%	5.7%	-4.3%	-0.8%	-1.6%	-0.3%	-0.1%	-1.7%	-24.7%
Nov	11.9%	-0.9%	-0.7%	3.1%	4.5%	0.0%	2.7%	4.0%	1.4%	-6.7%	
Dec	-5.8%	-2.1%	-1.0%	-2.2%	-2.6%	2.9%	4.2%	5.4%	6.8%	-4.4%	
Year	0.9%	32.6%	14.7%	-5.4%	-9.7%	31.3%	25.3%	41.6%	5.7%	2.1%	-47.4%

Annual Returns



Japan Value Total Return Index
MSCI Japan Value (TR)
90%
70%
50%
30%
10%
-10%
-30%
-50%
-70%
0.9%
-11.0%
32.6%
78.6%
14.7%
-30.1%
-5.4%
-22.7%
-9.7%
-20.2%
31.3%
19.5%
25.3%
7.9%
41.6%
40.1%
5.7%
8.1%
2.1%
-10.6%
-47.4%
-41.5%
1998
1999
2000
2001
2002
2003
2004
2005
2006
2007
2008

Historical Performance Through October 2008

	1 Month	3 Months	6 Months	YTD	Annualised 1 year	Annualised 3 years	Annualised 5 years	Annualised 10 years
Japan Value Total Return Index	**-24.7%**	**-43.6%**	**-44.8%**	**-47.4%**	**-53.0%**	**-14.6%**	**0.7%**	**6.1%**
TOPIX W/Dividend TOPIX 100 (TR)	-21.4%	-34.7%	-37.5%	-41.5%	-46.2%	-13.6%	-2.8%	-1.9%
MSCI Japan Value (TR)	-18.8%	-30.4%	-33.4%	-37.7%	-43.0%	-10.9%	1.3%	N/A
Excess Return vs TOPIX W/Dividend TOPIX 100 (TR)	-3.3%	-8.9%	-7.3%	-6.0%	-6.8%	-1.0%	3.5%	8.0%
Excess Return vs MSCI Japan Value (TR)	-5.9%	-13.2%	-11.4%	-9.7%	-10.1%	-3.7%	-0.6%	N/A

Performance Analysis January 1998 - October 2008

	Index	Bench1	Bench2
Growth over period	73.4%	-30.0%	17.2%
Compounded annual growth	5.2%	-3.2%	1.6%
Volatility	24.2%	23.7%	21.5%
Sharpe ratio (0.22%)	0.21 -	0.15	0.07
Maximum drawdown	-57.4%	-61.0%	-48.4%
Start of max drawdown period	Aug-2007	Jan-2000	Jul-2007
End of max drawdown period	Oct-2008	Oct-2008	Oct-2008
Average monthly growth	0.6%	-0.1%	0.3%
Best monthly return	16.8%	14.9%	15.4%
Worst monthly return	-24.7%	-21.4%	-18.8%
% of months with gains	56.2%	51.5%	50.8%
12 Month Correlation versus:			
TOPIX W/Dividend TOPIX 100 (TR)	0.96	1.00	0.99
MSCI Japan Value (TR)	0.95	0.99	1.00

Index Facts

Bloomberg ticker	DBAPJVT
Reuters code	.DBJVT
Benchmark 1	TOPIX W/Dividend TOPIX 100 (TR)
Bloomberg ticker of Benchmark 1	TPXD100 Index
Benchmark 2	MSCI Japan Value (TR)
Bloomberg ticker of Benchmark 2	NAVLJN Index
Index sponsor	Deutsche Bank
Number of stocks	20
Stocks weighting	Equal
Rebalancing frequency	Quarterly
Index Currency	JPY

The Deutsche Bank Japan Value Total Return Index was launched on November 01, 2002 and has no prior operating history. All pro-forma performance data shown prior to the inception date is simulated and was calculated by means of retroactive application of the Index model. Past performance is no guarantee of future performance.

Source: Bloomberg or Deutsche Bank AG/London 19

REUTERS: .SPXADT
BLOOMBERG: SPXADT

S&P X-Alpha USD Total Return Index

Index Description

S&P X-Alpha USD Total Return Index is a weighted combination of 8 Deutsche Bank Index Pairs, two each from the US, Eurozone, UK and Japan which represent the differential return between a DB Regional Style index (growth or value) and the relevant regional equity benchmark index. Each Index Pair is volatillity targeted at 8% and the S&P X-Alpha Index also has a target volatility of 8%. The volatility is controlled by means of adjusting the exposure to the strategy on a quarterly basis, with minimum exposure being 50% and maximum exposure being 150%. The index is denominated in USD, rebalanced quarterly and includes a 60 basis points per annum rebalancing cost. The Index has an additional return component derived from the Fed Funds Rate less 6.25 basis points annual funding cost.

Absolute Return


3000
2500
2000
1500
1000
500
0
S&P X-Alpha USD Total Return Index
MSCI World Index rebased to 1000 on (1/1/1998)
HFRX USD Equity Market Neutral Index rebased to 1541 on (3/31/2003)
Jan-1998
Jan-1999
Jan-2000
Jan-2001
Jan-2002
Jan-2003
Jan-2004
Jan-2005
Jan-2006
Jan-2007
Jan-2008

12 Months Volatlity


25%
20%
15%
10%
5%
0%
S&P X-Alpha USD Total Return Index
MSCI World Index
HFRX USD Equity Market Neutral Index
Jan-1999
Jan-2000
Jan-2001
Jan-2002
Jan-2003
Jan-2004
Jan-2005
Jan-2006
Jan-2007
Jan-2008

Cumulative Excess Index vs HFRX USD Equity Market Neutral Index


1800
1700
1600
1500
1400
1300
1200
1100
1000
900
800
Relative to HFRX USD Equity Market Neutral Index rebased to 1000
Apr-2003
Apr-2004
Apr-2005
Apr-2006
Apr-2007
Apr-2008

Monthly Performance

	1998	1999	2000	2001	2002	2003	2004	2005	2006	2007	2008
Jan	-1.5%	-0.7%	-1.2%	3.4%	1.3%	0.2%	-0.1%	1.7%	5.6%	0.0%	2.4%
Feb	2.8%	1.4%	0.8%	3.0%	0.6%	-0.8%	1.6%	4.9%	-1.4%	1.8%	-1.4%
Mar	2.7%	0.0%	3.7%	1.7%	2.7%	-1.8%	1.9%	0.3%	3.0%	3.2%	-1.3%
Apr	1.3%	2.0%	2.4%	0.4%	5.8%	1.5%	0.2%	-1.6%	0.9%	0.6%	1.2%
May	1.3%	1.5%	3.7%	0.2%	0.5%	4.0%	0.3%	0.1%	0.6%	1.3%	0.5%
Jun	-0.3%	-1.7%	-1.5%	0.1%	3.1%	-0.9%	2.4%	3.7%	2.0%	-0.3%	-1.5%
Jul	-0.9%	-0.5%	1.4%	0.5%	0.5%	0.6%	0.5%	1.2%	0.6%	0.1%	-2.1%
Aug	0.3%	-0.9%	2.3%	2.1%	0.9%	2.0%	0.2%	3.2%	-1.9%	-1.2%	-0.9%
Sep	1.7%	0.1%	1.8%	-1.5%	0.3%	0.8%	3.0%	2.2%	-1.1%	-0.3%	-2.0%
Oct	-0.6%	-0.8%	2.1%	1.0%	-5.0%	1.4%	0.2%	-0.6%	1.8%	0.2%	-1.1%
Nov	-1.6%	-2.6%	1.8%	-0.4%	-0.8%	0.7%	2.9%	0.1%	1.3%	-2.7%	
Dec	-1.2%	0.7%	3.6%	1.1%	2.2%	-0.8%	1.0%	0.7%	0.2%	-2.1%	
Year	3.7%	-1.5%	22.7%	12.1%	12.4%	7.0%	15.0%	16.8%	11.9%	0.3%	-6.1%

Annual Returns


25%
20%
15%
10%
5%
0%
-5%
-10%
3.7%
-1.5%
22.7%
12.1%
12.4%
7.0%
15.0%
16.8%
11.9%
0.3%
-6.1%
1998
1999
2000
2001
2002
2003
2004
2005
2006
2007
2008

Historical Performance Through October 2008

					Annualised			
	1 Month	3 Months	6 Months	YTD	1 year	3 years	5 years	10 years
S&P X-Alpha USD Total Return Index	**-1.1%**	**-3.9%**	**-6.9%**	**-6.1%**	**-10.6%**	**2.0%**	**7.1%**	**8.4%**
MSCI World Index	-19.0%	-29.6%	-35.8%	-38.6%	-41.8%	-5.3%	1.7%	0.8%
HFRX USD Equity Market Neutral Index	0.2%	-2.0%	-0.8%	0.3%	1.1%	3.2%	1.6%	N/A
Excess Return vs MSCI World Index	17.9%	25.7%	28.9%	32.5%	31.2%	7.3%	5.4%	7.6%
Excess Return vs HFRX USD Equity Market Neutral Index	-1.2%	-2.0%	-6.2%	-6.4%	-11.7%	-1.2%	5.6%	N/A

Performance Analysis January 1998 - October 2008

	Index	Bench1	Bench2
Growth over period	139.0%	20.8%	5.8%
Compounded annual growth	8.4%	1.8%	1.0%
Volatility	6.3%	16.1%	4.3%
Sharpe ratio (3.74%)	0.74 -	0.12 -	0.63
Maximum drawdown	-12.0%	-46.8%	-6.0%
Start of max drawdown period	Jun-2007	Apr-2000	Jul-2007
End of max drawdown period	Oct-2008	Jan-2006	Oct-2008
Average monthly growth	0.7%	0.3%	0.1%
Best monthly return	5.8%	9.0%	2.5%
Worst monthly return	-5.0%	-19.0%	-2.8%
% of months with gains	68.5%	56.9%	61.2%
12 Month Correlation versus:			
MSCI World Index	0.37	1.00	0.01
HFRX USD Equity Market Neutral Index	0.06	0.01	1.00

Index Facts

Bloomberg ticker	SPXADT
Reuters code	.SPXADT
Benchmark 1	MSCI World Index
Bloomberg ticker of Benchmark 1	NDDUWI Index
Benchmark 2	HFRX USD Equity Market Neutral Index
Bloomberg ticker of Benchmark 2	HFRXEMN Index
Index sponsor	Deutsche Bank
Rebalancing frequency	Quarterly
Index Currency	USD

The S&P X-Alpha USD Total Return Index was launched on November 12, 2007 and has no prior operating history. All pro-forma performance data shown prior to the inception date is simulated and was calculated by means of retroactive application of the Index model. Past performance is no guarantee of future performance.

Source: Bloomberg or Deutsche Bank AG/London

20

S&P X-Alpha USD Excess Return Index

REUTERS: .SPXADE
BLOOMBERG: SPXADE

Index Description

S&P X-Alpha USD Excess Return Index is a weighted combination of 8 Deutsche Bank Index Pairs, two each from the US, Eurozone, UK and Japan which represent the differential return between a DB Regional Style index (growth or value) and the relevant regional equity benchmark index. Each Index Pair is volatillity targeted at 8% and the S&P X-Alpha Index also has a target volatility of 8%. The volatility is controlled by means of adjusting the exposure to the strategy on a quarterly basis, with minimum exposure being 50% and maximum exposure being 150%. The index is denominated in USD, rebalanced quarterly and includes a 60 basis points per annum rebalancing cost.

Absolute Return



2500
2000
1500
1000
500
0
S&P X-Alpha USD Excess Return Index
MSCI World Index rebased to 1000 on (1/1/1998)
HFRX USD Equity Market Neutral Index rebased to 1235 on (3/31/2003)
Jan-1998
Jan-1999
Jan-2000
Jan-2001
Jan-2002
Jan-2003
Jan-2004
Jan-2005
Jan-2006
Jan-2007
Jan-2008

12 Months Volatility



30%
25%
20%
15%
10%
5%
0%
S&P X-Alpha USD Excess Return Index
MSCI World Index
HFRX USD Equity Market Neutral Index
Jan-1999
Jan-2001
Jan-2003
Jan-2005
Jan-2007

Cumulative Excess Index vs HFRX USD Equity Market Neutral Index



1600
1500
1400
1300
1200
1100
1000
900
800
Relative to HFRX USD Equity Market Neutral Index rebased to 1000
Apr-2003
Apr-2004
Apr-2005
Apr-2006
Apr-2007
Apr-2008

Monthly Performance

	1998	1999	2000	2001	2002	2003	2004	2005	2006	2007	2008
Jan	-2.0%	-1.0%	-1.7%	2.9%	1.1%	0.1%	-0.2%	1.6%	5.3%	-0.5%	2.1%
Feb	2.3%	1.0%	0.3%	2.6%	0.4%	-0.9%	1.6%	4.7%	-1.8%	1.4%	-1.6%
Mar	2.2%	-0.5%	3.2%	1.2%	2.5%	-1.9%	1.8%	0.1%	2.6%	2.8%	-1.6%
Apr	0.8%	1.7%	2.0%	0.0%	5.7%	1.4%	0.1%	-1.9%	0.6%	0.2%	1.0%
May	0.9%	1.1%	3.2%	-0.1%	0.4%	3.9%	0.2%	-0.1%	0.1%	0.9%	0.3%
Jun	-0.8%	-2.1%	-2.0%	-0.2%	3.0%	-1.0%	2.3%	3.4%	1.5%	-0.7%	-1.7%
Jul	-1.4%	-0.9%	0.8%	0.2%	0.4%	0.5%	0.4%	0.9%	0.2%	-0.4%	-2.3%
Aug	-0.2%	-1.3%	1.8%	1.8%	0.8%	1.9%	0.1%	2.9%	-2.4%	-1.7%	-1.1%
Sep	1.2%	-0.3%	1.3%	-1.7%	0.2%	0.7%	2.9%	1.9%	-1.5%	-0.7%	-2.2%
Oct	-1.1%	-1.2%	1.5%	0.7%	-5.1%	1.3%	0.1%	-1.0%	1.3%	-0.2%	-1.1%
Nov	-2.0%	-3.1%	1.2%	-0.5%	-0.9%	0.6%	2.7%	-0.3%	0.8%	-3.1%	
Dec	-1.6%	0.2%	3.1%	0.9%	2.1%	-0.9%	0.8%	0.4%	-0.3%	-2.5%	
Year	-1.7%	-6.4%	15.5%	8.0%	10.6%	5.8%	13.5%	13.2%	6.5%	-4.7%	-7.9%

Annual Returns



20%
15%
10%
5%
0%
-5%
-10%
15.5%
13.5%
13.2%
10.6%
8.0%
5.8%
6.5%
-1.7%
-6.4%
-4.7%
-7.9%
1998
1999
2000
2001
2002
2003
2004
2005
2006
2007
2008

Historical Performance Through October 2008

	1 Month	3 Months	6 Months	YTD	Annualised 1 year	3 years	5 years	10 years
S&P X-Alpha USD Excess Return Index	-1.1%	-4.3%	-7.8%	-7.9%	-12.9%	-2.2%	3.7%	4.7%
MSCI World Index	-19.0%	-29.6%	-35.8%	-38.6%	-41.8%	-5.3%	1.7%	0.8%
HFRX USD Equity Market Neutral Index	0.2%	-2.0%	-0.8%	0.3%	1.1%	3.2%	1.6%	N/A
Excess Return vs MSCI World Index	17.8%	25.3%	28.1%	30.7%	28.8%	3.1%	2.0%	3.9%
Excess Return vs HFRX USD Equity Market Neutral Index	-1.3%	-2.4%	-7.0%	-8.2%	-14.1%	-5.4%	2.1%	N/A

Performance Analysis January 1998 - October 2008

	Index	Bench1	Bench2
Growth over period	61.5%	20.8%	5.8%
Compounded annual growth	4.5%	1.8%	1.0%
Volatility	6.3%	16.1%	4.3%
Sharpe ratio (3.74%)	0.72 -	0.12 -	0.63
Maximum drawdown	-16.2%	-46.8%	-6.0%
Start of max drawdown period	Jun-2007	Apr-2000	Jul-2007
End of max drawdown period	Oct-2008	Jan-2006	Oct-2008
Average monthly growth	0.4%	0.3%	0.1%
Best monthly return	5.7%	9.0%	2.5%
Worst monthly return	-5.1%	-19.0%	-2.8%
% of months with gains	60.0%	56.9%	61.2%
12 Month Correlation versus:			
MSCI World Index	0.37	1.00	0.01
HFRX USD Equity Market Neutral Index	0.06	0.01	1.00

Index Facts

Bloomberg ticker	SPXADE
Reuters code	.SPXADE
Benchmark 1	MSCI World Index
Bloomberg ticker of Benchmark 1	NDDUWI Index
Benchmark 2	HFRX USD Equity Market Neutral Index
Bloomberg ticker of Benchmark 2	HFRXEMN Index
Index sponsor	Deutsche Bank
Rebalancing frequency	Quarterly
Index Currency	USD

The S&P X-Alpha USD Excess Return Index was launched on November 12, 2007 and has no prior operating history. All pro-forma performance data shown prior to the inception date is simulated and was calculated by means of retroactive application of the Index model. Past performance is no guarantee of future performance.

Source: Bloomberg or Deutsche Bank AG/London 21

Deutsche Bank X-Alpha USD Total Return Index

BLOOMBERG: DBGLXAT

Index Description

Deutsche Bank X-Alpha USD Total Return Index is a weighted combination of 8 Deutsche Bank Index Pairs, two each from the US, Eurozone, UK and Japan which represent the differential return between a DB Regional Style index (growth or value) and the relevant regional equity benchmark index. Each Index Pair is volatillity targeted at 8% and the S&P X-Alpha Index also has a target volatility of 8%. The volatility is controlled by means of adjusting the exposure to the strategy on a quarterly basis, with minimum exposure being 50% and maximum exposure being 150%. The index is denominated in USD, rebalanced quarterly and includes a 60 basis points per annum rebalancing cost. The Index has an additional return component derived from the Fed Funds Rate less 6.25 basis points annual funding cost.

Absolute Return



3500
3000
2500
2000
1500
1000
500
0
Deutsche Bank X-Alpha USD Total Return Index
MSCI World Index rebased to 1000 on (1/1/1998)
HFRX USD Equity Market Neutral Index rebased to 1598 on (3/31/2003)
Jan-1998
Jan-1999
Jan-2000
Jan-2001
Jan-2002
Jan-2003
Jan-2004
Jan-2005
Jan-2006
Jan-2007
Jan-2008

12 Months Volatlity



30%
25%
20%
15%
10%
5%
0%
Deutsche Bank X-Alpha USD Total Return Index
MSCI World Index
HFRX USD Equity Market Neutral Index
Jan-1999
Jan-2001
Jan-2003
Jan-2005
Jan-2007

Cumulative Excess Index vs HFRX USD Equity Market Neutral Index



1800
1700
1600
1500
1400
1300
1200
1100
1000
900
800
Relative to HFRX USD Equity Market Neutral Index rebased to 1000
Apr-2003
Apr-2004
Apr-2005
Apr-2006
Apr-2007
Apr-2008

Monthly Performance

	1998	1999	2000	2001	2002	2003	2004	2005	2006	2007	2008
Jan	-1.4%	0.7%	1.5%	3.5%	1.1%	0.3%	-0.7%	1.9%	5.2%	-0.3%	2.7%
Feb	2.9%	0.9%	1.7%	3.1%	0.5%	-0.9%	1.9%	4.7%	-1.3%	1.7%	-1.5%
Mar	3.1%	0.0%	3.4%	1.6%	2.4%	-1.6%	2.0%	0.3%	3.1%	3.1%	-1.6%
Apr	1.3%	2.0%	0.7%	0.6%	8.2%	1.0%	1.0%	-1.7%	0.5%	1.7%	1.7%
May	1.4%	1.4%	3.4%	0.2%	0.4%	4.4%	0.1%	0.1%	0.3%	1.3%	0.3%
Jun	-0.4%	-1.9%	-1.4%	0.1%	2.9%	-0.7%	2.5%	3.8%	2.3%	-0.3%	-1.6%
Jul	-0.7%	-0.7%	1.5%	0.5%	-1.3%	1.1%	0.7%	1.1%	0.1%	-0.3%	-1.9%
Aug	0.0%	-0.8%	2.3%	1.7%	0.7%	2.1%	0.2%	3.3%	-2.0%	-1.5%	-0.9%
Sep	1.6%	0.1%	1.7%	-1.5%	0.4%	0.9%	3.0%	2.2%	-1.1%	-0.4%	-2.2%
Oct	-0.1%	0.2%	2.8%	1.5%	-4.5%	1.0%	0.2%	-1.1%	2.2%	0.2%	-1.2%
Nov	-2.1%	-3.3%	1.7%	-0.3%	-0.8%	0.8%	3.1%	0.1%	1.3%	-2.2%	
Dec	-1.7%	0.5%	3.6%	1.1%	2.2%	-0.7%	1.0%	0.8%	0.2%	-2.2%	
Year	3.9%	-1.2%	25.3%	12.8%	12.4%	7.8%	16.1%	16.5%	11.1%	0.6%	-6.1%

Annual Returns



30%
25%
20%
15%
10%
5%
0%
-5%
-10%
3.9%
-1.2%
25.3%
12.8%
12.4%
7.8%
16.1%
16.5%
11.1%
0.6%
-6.1%
1998
1999
2000
2001
2002
2003
2004
2005
2006
2007
2008

Historical Performance Through October 2008

					Annualised			
	1 Month	3 Months	6 Months	YTD	1 year	3 years	5 years	10 years
Deutsche Bank X-Alpha USD Total Return Index	**-1.2%**	**-4.3%**	**-7.3%**	**-6.1%**	**-10.2%**	**1.9%**	**7.2%**	**8.7%**
MSCI World Index	-19.0%	-29.6%	-35.8%	-38.6%	-41.8%	-5.3%	1.7%	0.8%
HFRX USD Equity Market Neutral Index	0.2%	-2.0%	-0.8%	0.3%	1.1%	3.2%	1.6%	N/A
Excess Return vs MSCI World Index	17.7%	25.3%	28.5%	32.4%	31.6%	7.2%	5.5%	8.0%
Excess Return vs HFRX USD Equity Market Neutral Index	-1.4%	-2.3%	-6.6%	-6.4%	-11.3%	-1.3%	5.6%	N/A

Performance Analysis January 1998 - October 2008

	Index	Bench1	Bench2
Growth over period	149.5%	20.8%	5.8%
Compounded annual growth	8.8%	1.8%	1.0%
Volatility	6.5%	16.1%	4.3%
Sharpe ratio (3.74%)	0.78	0.12	0.63
Maximum drawdown	-12.3%	-46.8%	-6.0%
Start of max drawdown period	Jun-2007	Apr-2000	Jul-2007
End of max drawdown period	Oct-2008	Jan-2006	Oct-2008
Average monthly growth	0.7%	0.3%	0.1%
Best monthly return	8.2%	9.0%	2.5%
Worst monthly return	-4.5%	-19.0%	-2.8%
% of months with gains	69.2%	56.9%	61.2%
12 Month Correlation versus:			
MSCI World Index	0.42	1.00	0.01
HFRX USD Equity Market Neutral Index	0.06	0.01	1.00

Index Facts

Bloomberg ticker	DBGLXAT
Reuters code	.DBGLXAT
Benchmark 1	MSCI World Index
Bloomberg ticker of Benchmark 1	NDDUWI Index
Benchmark 2	HFRX USD Equity Market Neutral Index
Bloomberg ticker of Benchmark 2	HFRXEMN Index
Index sponsor	Deutsche Bank
Rebalancing frequency	Quarterly
Index Currency	USD

The Deutsche Bank X-Alpha USD Total Return Index was launched on October 31, 2007 and has no prior operating history. All pro-forma performance data shown prior to the inception date is simulated and was calculated by means of retroactive application of the Index model. Past performance is no guarantee of future performance.

Source: Bloomberg or Deutsche Bank AG/London

22

Deutsche Bank X-Alpha USD Excess Return Index

BLOOMBERG: DBGLXAE

Index Description

Deutsche Bank X-Alpha USD Excess Return Index is a weighted combination of 8 Deutsche Bank Index Pairs, two each from the US, Eurozone, UK and Japan which represent the differential return between a DB Regional Style index (growth or value) and the relevant regional equity benchmark index. Each Index Pair is volatillity targeted at 8% and the S&P X-Alpha Index also has a target volatility of 8%. The volatility is controlled by means of adjusting the exposure to the strategy on a quarterly basis, with minimum exposure being 50% and maximum exposure being 150%. The index is denominated in USD, rebalanced quarterly and includes a 60 basis points per annum rebalancing cost.

Absolute Return



Deutsche Bank X-Alpha USD Excess Return Index
MSCI World Index rebased to 1000 on (1/1/1998)
HFRX USD Equity Market Neutral Index rebased to 1280 on (3/31/2003)
2500
2300
2100
1900
1700
1500
1300
1100
900
700
500
Jan-1998
Jan-1999
Jan-2000
Jan-2001
Jan-2002
Jan-2003
Jan-2004
Jan-2005
Jan-2006
Jan-2007
Jan-2008

12 Months Volatility



Deutsche Bank X-Alpha USD Excess Return Index
MSCI World Index
HFRX USD Equity Market Neutral Index
30%
25%
20%
15%
10%
5%
0%
Jan-1999 Jan-2000 Jan-2001 Jan-2002 Jan-2003 Jan-2004 Jan-2005 Jan-2006 Jan-2007 Jan-2008

Cumulative Excess Index vs HFRX USD Equity Market Neutral Index



1600
1500
1400
1300
1200
1100
1000
900
800
Relative to HFRX USD Equity Market Neutral Index rebased to 1000
Apr-2003
Apr-2004
Apr-2005
Apr-2006
Apr-2007
Apr-2008

Monthly Performance

	1998	1999	2000	2001	2002	2003	2004	2005	2006	2007	2008
Jan	-1.8%	0.3%	1.1%	3.0%	1.0%	0.2%	-0.8%	1.8%	4.8%	-0.8%	2.4%
Feb	2.5%	0.6%	1.2%	2.7%	0.4%	-1.0%	1.8%	4.5%	-1.7%	1.3%	-1.7%
Mar	2.6%	-0.4%	2.9%	1.2%	2.3%	-1.7%	1.9%	0.1%	2.7%	2.7%	-1.8%
Apr	0.8%	1.6%	0.3%	0.2%	8.1%	0.9%	0.9%	-1.9%	0.1%	1.3%	1.5%
May	1.0%	1.0%	2.8%	-0.1%	0.2%	4.3%	0.0%	-0.1%	-0.1%	0.9%	0.1%
Jun	-0.9%	-2.3%	-1.9%	-0.3%	2.8%	-0.8%	2.4%	3.6%	1.8%	-0.7%	-1.8%
Jul	-1.2%	-1.2%	0.9%	0.2%	-1.4%	1.0%	0.6%	0.9%	-0.4%	-0.8%	-2.0%
Aug	-0.4%	-1.3%	1.7%	1.4%	0.6%	2.0%	0.0%	3.0%	-2.4%	-1.9%	-1.1%
Sep	1.2%	-0.4%	1.2%	-1.7%	0.3%	0.8%	2.8%	1.9%	-1.5%	-0.8%	-2.4%
Oct	-0.5%	-0.3%	2.2%	1.3%	-4.7%	0.9%	0.1%	-1.4%	1.7%	-0.3%	-1.3%
Nov	-2.5%	-3.8%	1.2%	-0.5%	-0.9%	0.8%	2.9%	-0.3%	0.9%	-2.6%	
Dec	-2.1%	0.0%	3.1%	0.9%	2.1%	-0.8%	0.9%	0.5%	-0.2%	-2.6%	
Year	-1.5%	-6.1%	17.9%	8.6%	10.7%	6.6%	14.6%	13.0%	5.7%	-4.4%	-7.9%

Annual Returns



20%
15%
10%
5%
0%
-5%
-10%
17.9%
14.6%
13.0%
10.7%
8.6%
6.6%
5.7%
-1.5%
-6.1%
-4.4%
-7.9%
1998
1999
2000
2001
2002
2003
2004
2005
2006
2007
2008

Historical Performance Through October 2008

	1 Month	3 Months	6 Months	YTD	Annualised 1 year	Annualised 3 years	Annualised 5 years	Annualised 10 years
Deutsche Bank X-Alpha USD Excess Return Index	**-1.3%**	**-4.7%**	**-8.2%**	**-7.9%**	**-12.6%**	**-2.3%**	**3.8%**	**5.0%**
MSCI World Index	-19.0%	-29.6%	-35.8%	-38.6%	-41.8%	-5.3%	1.7%	0.8%
HFRX USD Equity Market Neutral Index	0.2%	-2.0%	-0.8%	0.3%	1.1%	3.2%	1.6%	N/A
Excess Return vs MSCI World Index	17.6%	24.9%	27.7%	30.7%	29.2%	3.0%	2.1%	4.3%
Excess Return vs HFRX USD Equity Market Neutral Index	-1.5%	-2.7%	-7.4%	-8.2%	-13.7%	-5.5%	2.2%	N/A

Performance Analysis January 1998 - October 2008

	Index	Bench1	Bench2
Growth over period	68.5%	20.8%	5.8%
Compounded annual growth	4.9%	1.8%	1.0%
Volatility	6.5%	16.1%	4.3%
Sharpe ratio (3.74%)	0.76 -	0.12 -	0.63
Maximum drawdown	-16.5%	-46.8%	-6.0%
Start of max drawdown period	Jun-2007	Apr-2000	Jul-2007
End of max drawdown period	Oct-2008	Jan-2006	Oct-2008
Average monthly growth	0.4%	0.3%	0.1%
Best monthly return	8.1%	9.0%	2.5%
Worst monthly return	-4.7%	-19.0%	-2.8%
% of months with gains	59.2%	56.9%	61.2%
12 Month Correlation versus:			
MSCI World Index	0.42	1.00	0.01
HFRX USD Equity Market Neutral Index	0.06	0.01	1.00

Index Facts

Bloomberg ticker	DBGLXAE
Reuters code	.DBGLXAE
Benchmark 1	MSCI World Index
Bloomberg ticker of Benchmark 1	NDDUWI Index
Benchmark 2	HFRX USD Equity Market Neutral Index
Bloomberg ticker of Benchmark 2	HFRXEMN Index
Index sponsor	Deutsche Bank
Rebalancing frequency	Quarterly
Index Currency	USD

The Deutsche Bank X-Alpha USD Excess Return Index was launched on October 31, 2007 and has no prior operating history. All pro-forma performance data shown prior to the inception date is simulated and was calculated by means of retroactive application of the Index model. Past performance is no guarantee of future performance.

Source: Bloomberg or Deutsche Bank AG/London

23

DBIQ ImpAct Dollar Equity Volatility (Bid) Index

REUTERS: .DBVEUSDB
BLOOMBERG: DBVEUSDB

Index Description

The DBIQ ImpAct Dollar Equity Volatility Index aims to measure the return streams associated with volatility in US equity market. The index seeks to take advantage of the differential between implied and realised volatility in this market. The ImpAct Dollar Equity Volatility Index Historical Levels since inception date have been restated as of Aug-22, 2007 due to a slight calculation methodology change. Both index guide and index quick reference have been updated to reflect the change. The DBIQ ImpAct Dollar Equity Volatility Index is calculated with the closing MID option prices.

Absolute Return



DBIQ ImpAct Dollar Equity Volatility (Bid) Index
S&P 500 (TR) Index rebased to 1000 on (12/17/1999)
iBoxx USD Treasury TR Index rebased to 1000 on (12/17/1999)
2000
1800
1600
1400
1200
1000
800
600
400
200
0
Dec-1999
Dec-2000
Dec-2001
Dec-2002
Dec-2003
Dec-2004
Dec-2005
Dec-2006
Dec-2007

12 Months Volatlity



DBIQ ImpAct Dollar Equity Volatility (Bid) Index
S&P 500 (TR) Index
iBoxx USD Treasury TR Index
40%
35%
30%
25%
20%
15%
10%
5%
0%
Dec-2000
Jun-2001
Dec-2001
Jun-2002
Dec-2002
Jun-2003
Dec-2003
Jun-2004
Dec-2004
Jun-2005
Dec-2005
Jun-2006
Dec-2006
Jun-2007
Dec-2007
Jun-2008

Cumulative Excess Index vs iBoxx USD Treasury TR Index



Relative to iBoxx USD Treasury TR Index rebased to 1000
1300
1200
1100
1000
900
800
700
600
Dec-1999
Dec-2000
Dec-2001
Dec-2002
Dec-2003
Dec-2004
Dec-2005
Dec-2006
Dec-2007

Monthly Performance

	1999	2000	2001	2002	2003	2004	2005	2006	2007	2008
Jan		-2.7%	0.7%	1.8%	-0.7%	1.7%	1.7%	0.4%	1.5%	-1.6%
Feb		2.1%	-1.2%	0.7%	2.3%	2.5%	-0.8%	0.9%	-8.7%	1.1%
Mar		-2.3%	-0.5%	1.2%	0.3%	-0.4%	1.1%	2.1%	2.3%	-0.6%
Apr		-3.1%	-0.7%	-0.8%	2.0%	0.6%	0.2%	0.8%	0.3%	1.5%
May		0.3%	1.2%	-1.7%	0.4%	2.5%	1.7%	-0.5%	2.5%	1.3%
Jun		1.6%	2.6%	-0.8%	1.0%	1.9%	1.6%	0.8%	-1.8%	-1.5%
Jul		-0.2%	0.5%	-2.8%	1.0%	1.6%	0.6%	0.7%	-2.6%	0.3%
Aug		3.1%	1.4%	-0.9%	2.3%	0.9%	1.5%	2.3%	-2.0%	0.0%
Sep		1.0%	-0.9%	0.5%	-0.9%	1.8%	1.1%	1.5%	1.6%	-16.1%
Oct		-2.2%	1.7%	0.7%	3.5%	0.0%	-1.5%	1.5%	2.3%	-13.6%
Nov		0.1%	2.5%	0.4%	1.8%	2.1%	1.6%	0.4%	-1.6%	
Dec	0.2%	0.1%	1.3%	1.9%	1.4%	1.1%	2.1%	1.8%	0.1%	
Year	0.2%	-2.5%	8.9%	0.1%	15.4%	17.5%	11.3%	13.4%	-6.3%	-27.2%

Annual Returns



30%
20%
10%
0%
-10%
-20%
-30%
-40%
0.2%
-0.3%
-2.5%
13.3%
8.9%
6.9%
0.1%
11.5%
15.4%
2.3%
17.5%
3.5%
11.3%
2.8%
13.4%
3.1%
9.0%
-6.3%
4.5%
-27.2%
DBIQ ImpAct Dollar Equity Volatility (Bid) Index
iBoxx USD Treasury TR Index
1999
2000
2001
2002
2003
2004
2005
2006
2007
2008

Historical Performance Through October 2008

	1 Month	3 Months	6 Months	YTD	Annualised 1 year	Annualised 3 years	Annualised 5 years
DBIQ ImpAct Dollar Equity Volatility (Bid) Index	-13.6%	-27.4%	-27.3%	-27.2%	-28.1%	-7.1%	0.9%
S&P 500 (TR) Index	-16.8%	-23.1%	-29.3%	-32.8%	-36.0%	-5.2%	0.3%
iBoxx USD Treasury TR Index	-0.1%	1.8%	1.8%	4.5%	7.7%	6.0%	4.8%
Excess Return vs S&P 500 (TR) Index	3.2%	-4.3%	2.0%	5.7%	7.9%	-1.9%	0.6%
Excess Return vs iBoxx USD Treasury TR Index	-13.5%	-29.2%	-29.1%	-31.6%	-35.8%	-13.1%	-3.9%

Performance Analysis December 1999 - October 2008

	Index	Bench1	Bench2
Growth over period	24.4%	-20.8%	72.0%
Compounded annual growth	2.5%	-2.6%	6.3%
Volatility	8.6%	19.9%	4.7%
Sharpe ratio (3.39%)	0.29 -	0.30	0.62
Maximum drawdown	-32.8%	-44.7%	-4.8%
Start of max drawdown period	Feb-2007	Sep-2000	Jun-2003
End of max drawdown period	Oct-2008	Oct-2006	Feb-2004
Average monthly growth	0.2%	-0.1%	0.5%
Best monthly return	3.5%	9.8%	3.0%
Worst monthly return	-16.1%	-16.8%	-4.2%
% of months with gains	71.0%	57.0%	70.1%
12 Month Correlation versus:			
S&P 500 (TR) Index	0.46	1.00	-0.47
iBoxx USD Treasury TR Index	-0.24	-0.47	1.00

Index Facts

Bloomberg ticker	DBVEUSDB
Reuters code	.DBVEUSDB
Benchmark 1	S&P 500 (TR) Index
Bloomberg ticker of Benchmark 1	SPTR Index
Benchmark 2	iBoxx USD Treasury TR Index
Bloomberg ticker of Benchmark 2	ITRROV Index
Index sponsor	Deutsche Bank
Index Currency	USD

The DBIQ ImpAct Dollar Equity Volatility (Bid) Index was launched on September 26, 2007 and has no prior operating history. All pro-forma performance data shown prior to the inception date is simulated and was calculated by means of retroactive application of the index model. Past performance is no guarantee of future performance.

Source: Bloomberg or Deutsche Bank AG/London 24

Deutsche Bank Liquid Alpha USD 5 Total Return S1 Index

REUTERS: .DBLAUT5J
BLOOMBERG: DBLAUT5J

Index Description

Liquid Alpha is a multi asset investment strategy which gives access to a diversified pool of alpha generating assets thanks to a dynamic allocation tool. The Deutsche Bank Liquid Alpha USD Total Return Index 5% Volatility Target is intended to reflect the combined total return performance of a number of indices referred to as Index Constituents, selected among S&P X-Alpha USD Total Return Index (SPXADT), DB Commodity Harvest TR Index (DBCMHLTU), Deutsche Bank USD Currency Harvest Balanced Funded Index (DBHVBUSF), DB Smart USD Index leveraged 5 times (DBSMARDI) and FED FUND Total Return Index (DBMMFED1). The Index targets an annual volatility of 5% and aims to maximise the expected return for that target. The Index is rebalanced quarterly and upon the occurrence of periods of sharply negative returns.

Absolute Return


Liquid Alpha USD 5 TR Index
MSCI World TR Index rebased to 1000 on (10/18/2002)
iBoxx USD Treasury TR Index rebased to 1000 on (10/18/2002)
3500
3000
2500
2000
1500
1000
500
Jan-1999
Jan-2000
Jan-2001
Jan-2002
Jan-2003
Jan-2004
Jan-2005
Jan-2006
Jan-2007
Jan-2008

Annual Returns


20%
15%
10%
5%
0%
-5%
-10%
5.4%
16.5%
12.3%
12.1%
17.8%
12.6%
16.4%
11.5%
8.8%
-8.0%
10.5%
1999
2000
2001
2002
2003
2004
2005
2006
2007
2008
Annual

12 Months Volatlity


Liquid Alpha USD 5 TR Index
MSCI World TR Index
iBoxx USD Treasury TR Index
30%
25%
20%
15%
10%
5%
0%
Jan-2000
Jan-2001
Jan-2002
Jan-2003
Jan-2004
Jan-2005
Jan-2006
Jan-2007
Jan-2008

Monthly Performance

	1999	2000	2001	2002	2003	2004	2005	2006	2007	2008
Jan		1.7%	2.9%	1.2%	1.4%	0.9%	1.2%	1.6%	1.2%	0.2%
Feb	1.0%	1.3%	-0.2%	0.5%	0.7%	2.3%	2.7%	0.9%	0.9%	0.2%
Mar	0.9%	0.5%	2.0%	1.8%	-0.3%	0.5%	0.5%	0.7%	1.6%	0.1%
Apr	1.1%	1.1%	0.4%	2.6%	5.1%	-1.0%	0.7%	0.0%	1.8%	0.1%
May	0.7%	2.3%	0.6%	0.6%	0.5%	0.2%	2.3%	-0.1%	1.8%	0.9%
Jun	0.6%	-0.6%	0.8%	0.1%	2.8%	2.1%	2.6%	1.6%	0.7%	-0.2%
Jul	-0.6%	1.9%	0.0%	0.3%	0.3%	0.6%	0.6%	0.8%	-0.5%	1.0%
Aug	-0.4%	0.8%	0.5%	0.4%	1.3%	1.3%	-0.5%	1.8%	-2.1%	-0.7%
Sep	0.5%	1.1%	1.3%	0.0%	1.1%	0.8%	2.8%	1.1%	2.2%	-3.8%
Oct	0.5%	2.2%	1.1%	-1.0%	1.2%	0.4%	1.6%	0.5%	1.7%	-5.8%
Nov	0.3%	1.2%	1.0%	2.9%	1.4%	2.3%	1.7%	-0.2%	-0.9%	
Dec	0.6%	1.9%	1.3%	2.0%	1.1%	1.4%	-0.8%	2.5%	0.4%	
Year	5.4%	16.5%	12.3%	12.1%	17.8%	12.6%	16.4%	11.5%	8.8%	-8.0%

Percentage Allocation


S&P X-Alpha USD TR Index, 10.0%
FED FUND TR Index, 21.0%
dbSMART 5x TR Index, 10.0%
USD Currency Harvest Balanced Index, 9.0%
DB Commodity Harvest TR Index, 50.0%

Historical Performance Through October 2008

	1 Month	3 Months	6 Months	YTD	Annualised 1 year	Annualised 3 years	Annualised 5 years
Liquid Alpha USD 5 TR Index	**-5.8%**	**-10.0%**	**-8.6%**	**-8.0%**	**-8.5%**	**4.0%**	**8.4%**
MSCI World TR Index	-18.9%	-29.5%	-35.6%	-38.3%	-41.4%	-4.8%	2.2%
iBoxx USD Treasury TR Index	-0.1%	1.8%	1.8%	4.5%	7.7%	6.0%	4.8%
Excess Return vs iBoxx USD Treasury TR Index	-5.7%	-11.8%	-10.4%	-12.5%	-16.2%	-2.0%	3.7%
S&P X-Alpha USD TR Index	-1.1%	-3.9%	-6.9%	-6.1%	-10.6%	2.0%	7.1%
DB Commodity Harvest TR Index	-22.8%	-35.4%	-32.5%	-22.4%	-18.7%	10.3%	18.4%
USD Currency Harvest Balanced Index	-13.4%	-21.2%	-15.8%	-16.7%	-18.4%	2.2%	9.2%
dbSMART 5x TR Index	0.2%	0.1%	0.0%	0.0%	0.0%	0.0%	0.2%
FED FUND TR Index	0.1%	0.4%	0.9%	1.9%	2.7%	4.3%	3.4%

Performance Analysis October 2002 - October 2008

	Index	Bench1	Bench2
Growth over period	166.3%	1.5%	68.2%
Compounded annual growth	10.5%	0.1%	5.5%
Volatility	4.4%	16.2%	4.8%
Sharpe ratio (3.6%)	2.41 -	0.21	0.39
Maximum drawdown	-10.0%	-46.8%	-4.8%
Start of max drawdown period	Aug-2008	Apr-2000	Jun-2003
End of max drawdown period	Oct-2008	Jan-2006	Feb-2004
Average monthly growth	0.8%	0.1%	0.5%
Best monthly return	5.1%	8.9%	3.0%
Worst monthly return	-5.8%	-18.9%	-4.2%
% of months with gains	83.8%	54.7%	68.1%
Correlation versus:			
MSCI World TR Index	0.14	1.00	-0.26
iBoxx USD Treasury TR Index	-0.04	-0.26	1.00

Index Facts

Bloomberg ticker	DBLAUT5J
Reuters ticker	.DBLAUT5J
Benchmark 1	MSCI World TR Index
Bloomberg ticker of Benchmark 1	GDDUWI Index
Benchmark 2	iBoxx USD Treasury TR Index
Bloomberg ticker of Benchmark 2	ITRROV Index
Index sponsor	Deutsche Bank
Stocks weighting	Discreet
Rebalancing frequency	Quarterly
Index Currency	EUR

The Deutsche Bank Liquid Alpha USD 5 Total Return S1 Index was launched on April 23, 2008 and has no prior operating history. All pro-forma performance data shown prior to the inception date is simulated and was calculated by means of retroactive application of the Index model. Past performance is no guarantee of future performance.

Source: Bloomberg or Deutsche Bank AG/London

25

Deutsche Bank Liquid Alpha USD 5 Excess Return S1 Index

REUTERS: .DBLAUE5J
BLOOMBERG: DBLAUE5J

Index Description

Liquid Alpha is a multi asset investment strategy which gives access to a diversified pool of alpha generating assets thanks to a dynamic allocation tool. The Deutsche Bank Liquid Alpha USD Total Return Index 5% Volatility Target is intended to reflect the combined total return performance of a number of indices referred to as Index Constituents, selected among S&P X-Alpha USD Total Return Index (SPXADT), DB Commodity Harvest TR Index (DBCMHLTU), Deutsche Bank USD Currency Harvest Balanced Funded Index (DBHVBUSF), DB Smart USD Index leveraged 5 times (DBSMARDI) and FED FUND Total Return Index (DBMMFED1).The Deutsche Bank Liquid Alpha USD Excess Return Index 5% Volatility Target reflects the performance of the Deutsche Bank Liquid USD Alpha Total Return Index 5% Volatility Target minus the FED FUND performance. The Index targets an annual volatility of 5% and aims to maximise the expected return for that target. The Index is rebalanced quarterly and upon the occurrence of periods of sharply negative returns.

Absolute Return



Liquid Alpha USD 5 ER Index
MSCI World TR Index rebased to 1000 on (10/18/2002)
iBoxx USD Treasury TR Index rebased to 1000 on (10/18/2002)
2500
2000
1500
1000
500
Jan-1999
Jan-2000
Jan-2001
Jan-2002
Jan-2003
Jan-2004
Jan-2005
Jan-2006
Jan-2007
Jan-2008

Annual Returns



20%
15%
10%
5%
0%
-5%
-10%
-15%
0.5%
9.5%
8.0%
10.3%
16.5%
11.1%
12.8%
6.2%
3.5%
-9.8%
7.3%
1999
2000
2001
2002
2003
2004
2005
2006
2007
2008
Annual

12 Months Volatility



Liquid Alpha USD 5 ER Index
MSCI World TR Index
iBoxx USD Treasury TR Index
30%
25%
20%
15%
10%
5%
0%
Jan-2000
Jan-2001
Jan-2002
Jan-2003
Jan-2004
Jan-2005
Jan-2006
Jan-2007
Jan-2008

Monthly Performance

	1999	2000	2001	2002	2003	2004	2005	2006	2007	2008
Jan		1.3%	2.4%	1.0%	1.3%	0.8%	1.0%	1.2%	0.7%	-0.1%
Feb	0.6%	0.8%	-0.7%	0.4%	0.6%	2.2%	2.5%	0.5%	0.5%	0.0%
Mar	0.5%	0.0%	1.6%	1.7%	-0.4%	0.4%	0.2%	0.3%	1.1%	-0.2%
Apr	0.7%	0.7%	0.0%	2.4%	5.0%	-1.1%	0.5%	-0.4%	1.3%	-0.1%
May	0.3%	1.7%	0.2%	0.5%	0.4%	0.2%	2.1%	-0.5%	1.3%	0.7%
Jun	0.2%	-1.2%	0.5%	0.0%	2.8%	2.1%	2.3%	1.2%	0.3%	-0.4%
Jul	-1.0%	1.4%	-0.3%	0.1%	0.2%	0.5%	0.4%	0.3%	-1.0%	0.8%
Aug	-0.8%	0.2%	0.2%	0.3%	1.2%	1.2%	-0.9%	1.4%	-2.6%	-0.9%
Sep	0.0%	0.6%	1.0%	-0.1%	1.1%	0.7%	2.5%	0.6%	1.8%	-4.0%
Oct	0.1%	1.6%	0.9%	-1.1%	1.1%	0.3%	1.3%	0.0%	1.2%	-6.0%
Nov	-0.2%	0.7%	0.8%	2.8%	1.3%	2.1%	1.3%	-0.6%	-1.3%	
Dec	0.2%	1.4%	1.1%	1.9%	1.0%	1.2%	-1.2%	2.0%	0.1%	
Year	0.5%	9.5%	8.0%	10.3%	16.5%	11.1%	12.8%	6.2%	3.5%	-9.8%

Percentage Allocation



S&P X-Alpha USD TR Index, 10.0%
DB Commodity Harvest TR Index, 50.0%
USD Currency Harvest Balanced Index, 9.0%
dbSMART 5x TR Index, 10.0%
Unallocated, 21.0%

Historical Performance Through October 2008

	1 Month	3 Months	6 Months	YTD	Annualised 1 year	Annualised 3 years	Annualised 5 years
Liquid Alpha USD 5 ER Index	**-6.0%**	**-10.5%**	**-9.5%**	**-9.8%**	**-10.9%**	**-0.3%**	**4.9%**
MSCI World TR Index	-18.9%	-29.5%	-35.6%	-38.3%	-41.4%	-4.8%	2.2%
iBoxx USD Treasury TR Index	-0.1%	1.8%	1.8%	4.5%	7.7%	6.0%	4.8%
S&P X-Alpha USD TR Index	-1.1%	-3.9%	-6.9%	-6.1%	-10.6%	2.0%	7.1%
DB Commodity Harvest TR Index	-22.8%	-35.4%	-32.5%	-22.4%	-18.7%	10.3%	18.4%
USD Currency Harvest Balanced Index	-13.4%	-21.2%	-15.8%	-16.7%	-18.4%	2.2%	9.2%
dbSMART 5x TR Index	0.2%	0.1%	0.0%	0.0%	0.0%	0.0%	0.2%
Unallocated	0.1%	0.4%	0.9%	1.9%	2.7%	4.3%	3.4%

Performance Analysis October 2002 - October 2008

	Index	Bench1	Bench2
Growth over period	89.4%	1.5%	68.2%
Compounded annual growth	6.7%	0.1%	5.5%
Volatility	4.4%	16.2%	4.8%
Sharpe ratio (3.6%)	1.54	0.21	0.39
Maximum drawdown	-11.4%	-46.8%	-4.8%
Start of max drawdown period	Jul-2007	Apr-2000	Jun-2003
End of max drawdown period	Oct-2008	Jan-2006	Feb-2004
Average monthly growth	0.6%	0.1%	0.5%
Best monthly return	5.0%	8.9%	3.0%
Worst monthly return	-6.0%	-18.9%	-4.2%
% of months with gains	76.1%	54.7%	68.1%
Correlation versus:			
MSCI World TR Index	0.14	1.00	-0.31
iBoxx USD Treasury TR Index	-0.04	-0.31	1.00

Index Facts

Bloomberg ticker	DBLAUE5J
Reuters ticker	.DBLAUE5J
Benchmark 1	MSCI World TR Index
Bloomberg ticker of Benchmark 1	GDDUWI Index
Benchmark 2	iBoxx USD Treasury TR Index
Bloomberg ticker of Benchmark 2	ITRROV Index
Index sponsor	Deutsche Bank
Stocks weighting	Discreet
Rebalancing frequency	Quarterly
Index Currency	EUR

The Deutsche Bank Liquid Alpha USD 5 Excess Return S1 Index was launched on April 23, 2008 and has no prior operating history. All pro-forma performance data shown prior to the inception date is simulated and was calculated by means of retroactive application of the index model. Past performance is no guarantee of future performance.

Source: Bloomberg or Deutsche Bank AG/London 26

Deutsche Bank US ValueGrowth Select Index

REUTERS: .DBUSVG
BLOOMBERG: DBUSUSVG

Index Description

The ValueGrowth Select Index comprises either the Eurozone Value Index or the Eurozone Growth Index as the Index Constituent and is reconstituted on a quarterly basis based on which of the Selection Pool Indices has the higher trailing 12 month Sharpe Ratio on the relevant Index Selection Date. The Eurozone Value Index is intended to reflect the total return performance of fifteen shares with a high Dividend Yield. The shares constituting the Eurozone Value Index will be reconstituted on a quarterly basis. The Eurozone Growth Index is intended to reflect the total return performance of fifteen shares with a high Price Momentum and Long Term Growth Rate.

Absolute Return



US ValueGrowth Select Index
S&P 500 (TR) Index rebased to 1000 on (1/1/1998)
5000
4500
4000
3500
3000
2500
2000
1500
1000
500
0
Jan-1998
Jan-1999
Jan-2000
Jan-2001
Jan-2002
Jan-2003
Jan-2004
Jan-2005
Jan-2006
Jan-2007
Jan-2008

12 Months Volatility



60%
50%
40%
30%
20%
10%
0%
US ValueGrowth Select Index
S&P 500 (TR) Index
Jan-1999
Jan-2000
Jan-2001
Jan-2002
Jan-2003
Jan-2004
Jan-2005
Jan-2006
Jan-2007
Jan-2008

Cumulative Excess Index vs S&P 500 (TR) Index



Relative to S&P 500 (TR) Index rebased to 1000
3800
3300
2800
2300
1800
1300
800
Jan-1998
Jan-1999
Jan-2000
Jan-2001
Jan-2002
Jan-2003
Jan-2004
Jan-2005
Jan-2006
Jan-2007
Jan-2008

Monthly Performance

	1998	1999	2000	2001	2002	2003	2004	2005	2006	2007	2008
Jan	8.1%	15.9%	-3.7%	0.9%	-1.0%	-3.5%	1.7%	-6.3%	4.0%	1.3%	-11.7%
Feb	8.3%	-9.5%	19.5%	-3.6%	-10.3%	3.4%	-1.5%	-0.6%	-2.3%	-1.8%	-5.2%
Mar	3.0%	9.4%	3.1%	-5.9%	6.9%	0.9%	-2.2%	-1.9%	2.0%	0.6%	2.1%
Apr	3.0%	1.4%	-14.2%	8.7%	-12.1%	8.6%	-2.6%	-4.2%	-0.2%	5.4%	7.6%
May	-3.9%	-2.2%	-11.9%	1.6%	-5.6%	8.3%	0.2%	2.5%	-7.1%	3.2%	0.0%
Jun	12.2%	9.9%	13.2%	-3.8%	-6.9%	0.3%	2.4%	-1.8%	-0.3%	0.3%	-10.2%
Jul	3.0%	-1.1%	-4.1%	0.2%	-5.5%	6.3%	-2.8%	3.6%	5.1%	-0.1%	0.2%
Aug	-17.2%	5.5%	13.0%	-5.4%	-0.8%	5.0%	0.3%	-2.4%	1.7%	2.9%	2.9%
Sep	18.0%	0.5%	-12.4%	-11.1%	-12.4%	-2.8%	-0.9%	1.3%	2.6%	5.1%	-15.4%
Oct	4.1%	9.5%	-8.1%	2.6%	10.6%	8.6%	-0.5%	-1.4%	3.4%	7.1%	-15.8%
Nov	11.2%	12.5%	-6.1%	8.6%	5.9%	0.6%	5.2%	5.9%	1.2%	-6.7%	
Dec	17.8%	25.0%	3.6%	1.7%	-6.2%	3.1%	3.2%	-1.6%	2.0%	-0.2%	
Year	83.9%	102.0%	-13.9%	-7.1%	-33.8%	45.1%	2.2%	-7.2%	12.1%	17.7%	-39.3%

Annual Returns



US ValueGrowth Select Index
S&P 500 (TR) Index
130%
110%
90%
70%
50%
30%
10%
-10%
-30%
-50%
-70%
83.9%
26.7%
102.0%
19.5%
-13.9%
-10.1%
-7.1%
-13.0%
-33.8%
-23.4%
45.1%
26.4%
2.2%
9.0%
-7.2%
3.0%
12.1%
13.6%
17.7%
3.5%
-39.3%
-34.0%
1998
1999
2000
2001
2002
2003
2004
2005
2006
2007
2008

Historical Performance Through October 2008

	1 Month	3 Months	6 Months	YTD	Annualised 1 year	Annualised 3 years	Annualised 5 years	Annualised 10 years
US ValueGrowth Select Index	**-15.8%**	**-26.7%**	**-34.0%**	**-39.3%**	**-43.3%**	**-5.8%**	**-4.7%**	**4.4%**
S&P 500 (TR) Index	-16.9%	-23.6%	-30.1%	-34.0%	-37.4%	-7.1%	-1.6%	-1.2%
Excess Return vs S&P 500 (TR) Index	1.2%	-3.1%	-3.9%	-5.2%	-5.9%	1.3%	-3.0%	5.7%

Performance Analysis January 1998 - October 2008

	Index	Bench1
Growth over period	116.9%	-0.2%
Compounded annual growth	7.4%	0.0%
Volatility	28.9%	19.7%
Sharpe ratio (3.74%)	0.13 -	0.19
Maximum drawdown	-59.4%	-46.3%
Start of max drawdown period	Apr-2000	Sep-2000
End of max drawdown period	Oct-2008	May-2007
Average monthly growth	0.9%	0.1%
Best monthly return	25.0%	9.7%
Worst monthly return	-17.2%	-16.9%
% of months with gains	57.7%	56.9%
12 Month Correlation versus:		
S&P 500 (TR) Index	0.93	1.00

Index Facts

Bloomberg ticker	DBUSUSVG
Reuters code	.DBUSVG
Benchmark 1	S&P 500 (TR) Index
Bloomberg ticker of Benchmark 1	SPX Index
Index sponsor	Deutsche Bank
Rebalancing frequency	Quarterly
Index Currency	USD

The Deutsche Bank US ValueGrowth Select Index was launched on May 31, 2001 and has no prior operating history. All pro-forma performance data shown prior to the inception date is simulated and was calculated by means of retroactive application of the index model. Past performance is no guarantee of future performance.

Source: Bloomberg or Deutsche Bank AG/London

27

REUTERS: .DBVGS
BLOOMBERG: DBEEVGS

Deutsche Bank ValueGrowth Select Total Return Index

Index Description

The ValueGrowth Select Index comprises either the Eurozone Value Index or the Eurozone Growth Index as the Index Constituent and is reconstituted on a quarterly basis based on which of the Selection Pool Indices has the higher trailing 12 month Sharpe Ratio on the relevant Index Selection Date. The Eurozone Value Index is intended to reflect the total return performance of fifteen shares with a high Dividend Yield. The shares constituting the Eurozone Value Index will be reconstituted on a quarterly basis. The Eurozone Growth Index is intended to reflect the total return performance of fifteen shares with a high Price Momentum and Long Term Growth Rate.

Absolute Return


ValueGrowth Select Total Return Index
S&P 500 (TR) Index rebased to 1000 on (1/1/1998)
4000
3500
3000
2500
2000
1500
1000
500
0
Jan-1998
Jan-1999
Jan-2000
Jan-2001
Jan-2002
Jan-2003
Jan-2004
Jan-2005
Jan-2006
Jan-2007
Jan-2008

12 Months Volatility


40%
35%
30%
25%
20%
15%
10%
5%
0%
ValueGrowth Select Total Return Index
S&P 500 (TR) Index
Jan-1999
Jan-2000
Jan-2001
Jan-2002
Jan-2003
Jan-2004
Jan-2005
Jan-2006
Jan-2007
Jan-2008

Cumulative Excess Index vs S&P 500 (TR) Index


2400
2200
2000
1800
1600
1400
1200
1000
800
Relative to S&P 500 (TR) Index rebased to 1000
Jan-1998
Jan-1999
Jan-2000
Jan-2001
Jan-2002
Jan-2003
Jan-2004
Jan-2005
Jan-2006
Jan-2007
Jan-2008

Monthly Performance

	1998	1999	2000	2001	2002	2003	2004	2005	2006	2007	2008
Jan	9.4%	3.4%	-1.3%	6.3%	-2.3%	-4.9%	2.8%	1.5%	5.0%	4.4%	-12.7%
Feb	9.1%	0.8%	18.6%	-2.9%	-0.8%	-0.5%	2.3%	2.3%	5.3%	-1.0%	-1.4%
Mar	10.1%	-0.3%	-6.3%	-3.9%	1.9%	-5.6%	-4.8%	-0.5%	3.1%	4.6%	-1.8%
Apr	-0.1%	-0.5%	-0.8%	5.6%	-1.2%	12.7%	-2.9%	-5.1%	-1.3%	4.0%	3.4%
May	3.5%	-0.1%	-1.8%	-1.4%	-2.7%	3.9%	0.6%	4.0%	-5.3%	5.3%	0.9%
Jun	3.2%	4.4%	4.2%	-2.9%	-13.0%	1.3%	0.6%	2.6%	-1.2%	-1.2%	-13.6%
Jul	3.9%	-1.6%	4.6%	-1.3%	-10.1%	5.7%	-1.4%	3.1%	0.0%	-3.9%	-1.2%
Aug	-16.0%	4.4%	3.5%	-2.2%	2.9%	2.2%	-0.7%	-1.3%	4.2%	-1.5%	4.3%
Sep	-8.5%	-3.2%	1.1%	-11.6%	-22.1%	-9.2%	1.3%	4.8%	1.5%	1.0%	-13.9%
Oct	6.9%	6.8%	5.2%	2.2%	15.8%	10.3%	3.0%	-2.9%	4.0%	5.1%	-15.1%
Nov	4.4%	12.9%	-1.6%	5.4%	12.5%	1.5%	3.3%	4.9%	-1.3%	0.7%	
Dec	9.8%	21.2%	2.0%	0.5%	-12.2%	1.8%	4.0%	3.5%	3.1%	-1.3%	
Year	37.1%	56.8%	28.6%	-7.4%	-31.9%	18.5%	8.2%	17.6%	18.1%	16.8%	-42.6%

Annual Returns


ValueGrowth Select Total Return Index
S&P 500 (TR) Index
80%
60%
40%
20%
0%
-20%
-40%
-60%
37.1%
28.6%
56.8%
21.0%
28.6%
-9.1%
-7.4%
-11.9%
-31.9%
-22.1%
18.5%
28.7%
8.2%
10.9%
17.6%
4.9%
18.1%
15.8%
16.8%
5.5%
-42.6%
-32.8%
1998
1999
2000
2001
2002
2003
2004
2005
2006
2007
2008

Historical Performance Through October 2008

	1 Month	3 Months	6 Months	YTD	Annualised 1 year	Annualised 3 years	Annualised 5 years	Annualised 10 years
ValueGrowth Select Total Return Index	**-15.1%**	**-23.7%**	**-34.3%**	**-42.6%**	**-42.9%**	**-4.9%**	**0.8%**	**5.7%**
S&P 500 (TR) Index	-16.8%	-23.1%	-29.3%	-32.8%	-36.0%	-5.2%	0.3%	0.4%
Excess Return vs S&P 500 (TR) Index	1.7%	-0.6%	-5.0%	-9.7%	-6.8%	0.3%	0.5%	5.3%

Perfomance Analysis January 1998 - October 2008

	Index	Bench1
Growth over period	108.3%	19.2%
Compounded annual growth	7.0%	1.6%
Volatility	23.5%	19.7%
Sharpe ratio (3.21%)	0.16 -	0.08
Maximum drawdown	-48.1%	-44.7%
Start of max drawdown period	Feb-2001	Sep-2000
End of max drawdown period	Mar-2006	Oct-2006
Average monthly growth	0.8%	0.2%
Best monthly return	21.2%	9.8%
Worst monthly return	-22.1%	-16.8%
% of months with gains	56.9%	58.5%
12 Month Correlation versus:		
S&P 500 (TR) Index	0.50	1.00

Index Facts

Bloomberg ticker	DBEEVGS
Reuters code	.DBVGS
Benchmark 1	S&P 500 (TR) Index
Bloomberg ticker of Benchmark 1	SPTR Index
Index sponsor	Deutsche Bank
Stocks weighting	Equal
Rebalancing frequency	Quarterly
Index Currency	EUR

The Deutsche Bank ValueGrowth Select Total Return Index was launched on January 03, 2002 and has no prior operating history. All pro-forma performance data shown prior to the inception date is simulated and was calculated by means of retroactive application of the Index model. Past performance is no guarantee of future performance.

Source: Bloomberg or Deutsche Bank AG/London
28

Deutsche Bank Global Yield US Total Return Index

                                                              REUTERS: .DBGYUSTR
                                                             BLOOMBERG: DBUSGYTR

Index Description

The US Dividend Strategy Index is intended to reflect the total return performance of the fifteen shares in the S&P 500 Index having a high Dividend
Yield relative to other shares in the S&P 500 Index. The dividend yield is calculated by dividing the Last Dividend by the Closing Price on the applicable
Selection Date. The Last Dividend is defined as the last annual Dividend or the sum of the last four quarterly or two semi- annual Dividends during the last 12 months.

Absolute Return

12 Months Volatlity

Cumulative Excess Index vs S&P 500 (TR) Index

Monthly Performance
 --------------------------------------------------------------------------------
       1998   1999   2000   2001   2002   2003   2004  2005   2006   2007   2008
 --------------------------------------------------------------------------------
 Jan  -1.4%  -1.7%  -1.3%   4.5%  -0.2%  -2.6%   1.0% -3.9%   1.8%   1.2%   2.3%
 Feb   6.2%  -1.1%  -9.8%   1.0%   0.1%  -4.1%   2.2%  1.8%   2.9%  -1.6%  -8.2%
 Mar   7.4%   2.1%  15.7%   0.8%   7.0%  -3.2%  -2.3% -2.5%   1.4%   0.5%  -1.3%
 Apr  -1.3%  13.1%  -1.2%   4.4%   0.4%   8.6%  -0.2%  1.2%   2.7%   1.7%   4.0%
 May   2.7%  -1.6%   6.0%   2.4%   1.3%   9.7%  -0.1%  1.2%  -2.5%   3.2%  -2.3%
 Jun   1.9%   2.8% -12.6%  -2.1%  -5.3%   2.9%   0.3% -0.1%   2.2%  -2.9% -12.6%
 Jul  -0.7%  -4.3%   1.2%  -0.1% -11.2%  -3.8%   0.7%  1.7%   3.6%  -4.8%   6.3%
 Aug  -8.9%  -1.7%  11.1%  -1.0%   4.8%  -0.4%   3.2% -1.6%   1.0%   2.5%   2.9%
 Sep   7.7%  -5.8%   2.9%  -5.2% -14.1%   0.6%   0.5% -0.1%   2.6%   1.6%  -0.6%
 Oct   4.5%   7.3%   2.6%  -1.6%   3.1%   6.6%   0.2% -0.6%   1.8%  -1.2% -12.0%
 Nov   2.4%  -5.6%  -5.4%   3.2%   7.7%   1.4%   3.1%  3.5%  -0.1%  -5.4%
 Dec   0.2%  -5.3%  10.0%   2.8%  -2.3%   8.7%   5.1%  1.2%   4.3%  -6.6%
 --------------------------------------------------------------------------------
 Year 21.3%  -3.5%  16.3%   8.9% -10.7%  25.5%  14.4%  1.5%  23.7% -11.6% -21.4%
 --------------------------------------------------------------------------------

Annual Returns

Historical Performance Through October 2008                                                              Annualised
                                                                                          -------------------------------------
                                                     1 Month   3 Months   6 Months     YTD   1 year  3 years 5 years   10 years
Global Yield US Total Return Index                    -12.0%     -10.1%     -18.4%  -21.4%   -30.5%    -3.4%    1.9%       3.5%
S&P 500 (TR) Index                                    -16.8%     -23.1%     -29.3%  -32.8%   -36.0%    -5.2%    0.3%       0.4%
DJ High Yield Select 10 (TR) Index                    -14.3%     -14.7%     -29.5%  -31.2%   -37.8%    -2.3%    0.9%        N/A
Excess Return vs S&P 500 (TR) Index                     4.8%      13.1%      10.9%   11.5%     5.6%     1.8%    1.7%       3.1%
Excess Return vs DJ High Yield Select 10 (TR) Index     2.3%       4.6%      11.1%    9.9%     7.4%    -1.1%    1.0%        N/A

Performance Analysis  January 1998 - October 2008
                                                  Index        Bench1          Bench2
Growth over period                                66.1%         19.2%            5.9%
Compounded annual growth                           4.8%          1.6%            0.7%
Volatility                                        19.5%         19.7%           21.7%
Sharpe ratio (3.74%)                               0.05         -0.11           -0.14
Maximum drawdown                                 -33.9%        -44.7%          -37.9%
Start of max drawdown period                   Jun-2007      Sep-2000        Nov-2007
End of max drawdown period                     Oct-2008      Oct-2006        Oct-2008
Average monthly growth                             0.5%          0.2%            0.2%
Best monthly return                               15.7%          9.8%           11.4%
Worst monthly return                             -14.1%        -16.8%          -16.8%
% of months with gains                            57.7%         58.5%           56.4%
12 Month Correlation versus:
S&P 500 (TR) Index                                 0.90          1.00            0.93
DJ High Yield Select 10 (TR) Index                 0.93          0.93            1.00

Index Facts
Bloomberg ticker                                                       DBUSGYTR
Reuters code                                                          .DBGYUSTR
Benchmark 1                                                  S&P 500 (TR) Index
Bloomberg ticker of Benchmark 1                                      SPTR Index
Benchmark 2                                  DJ High Yield Select 10 (TR) Index
Bloomberg ticker of Benchmark 2                                      MUTR Index
Index sponsor                                                     Deutsche Bank
Number of stocks                                                             15
Stocks weighting                                                          Equal
Rebalancing frequency                                                 Quarterly
Index Currency                                                              USD

The Deutsche Bank Global Yield US Total was launched on January 31, 2004 and has no prior operating history. All pro-forma performance data shown prior to the inception Return Index date is simulated and was calculated by means of retroactive application of the Index model. Past performance is no guarantee of future performance.
Source: Bloomberg or Deutsche Bank AG/London
                                                                              29

Deutsche Bank Global Yield Euro Total Return Index

REUTERS: .DBGYEUTR
BLOOMBERG: DBEEGYTR

Index Description

The Euro Dividend Strategy Index is intended to reflect the total return performance of twenty-five shares in the Dow Jones EURO STOXX Large Index having a high Dividend Yield relative to other shares in the Dow Jones EURO STOXX Large Index. The dividend yield is calculated by dividing the Last Dividend by the Closing Price on the applicable Selection Date. The Last Dividend is defined as the last annual Dividend or the sum of the last four quarterly or two semi-annual Dividends during the last 12 months.

Absolute Return



Global Yield Euro Total Return Index
EuroSTOXX 50 (TR) Index rebased to 1000 on (1/1/1998)
5000
4500
4000
3500
3000
2500
2000
1500
1000
500
0
Jan-1998
Jan-1999
Jan-2000
Jan-2001
Jan-2002
Jan-2003
Jan-2004
Jan-2005
Jan-2006
Jan-2007
Jan-2008

12 Months Volatlity



Global Yield Euro Total Return Index
EuroSTOXX 50 (TR) Index
45%
40%
35%
30%
25%
20%
15%
10%
5%
0%
Jan-1999
Jan-2000
Jan-2001
Jan-2002
Jan-2003
Jan-2004
Jan-2005
Jan-2006
Jan-2007
Jan-2008

Cumulative Excess Index vs EuroSTOXX 50 (TR) Index



Relative to EuroSTOXX 50 (TR) Index rebased to 1000
2500
2000
1500
1000
500
0
Jan-1998
Jan-1999
Jan-2000
Jan-2001
Jan-2002
Jan-2003
Jan-2004
Jan-2005
Jan-2006
Jan-2007
Jan-2008

Monthly Performance

	1998	1999	2000	2001	2002	2003	2004	2005	2006	2007	2008
Jan	7.3%	1.2%	-9.3%	2.5%	1.0%	-3.8%	1.5%	2.7%	4.8%	2.5%	-11.9%
Feb	7.6%	-0.2%	1.8%	-4.5%	0.3%	-1.5%	2.1%	3.4%	5.1%	-1.7%	-4.0%
Mar	11.3%	6.8%	6.0%	-2.4%	6.5%	-5.2%	-1.8%	0.4%	2.6%	2.6%	-1.6%
Apr	1.1%	9.5%	2.2%	5.6%	-0.4%	13.3%	2.8%	-3.7%	-0.3%	5.1%	8.4%
May	7.4%	-2.9%	3.0%	1.3%	-0.5%	1.7%	0.3%	4.3%	-3.8%	3.4%	-0.3%
Jun	2.6%	4.0%	1.2%	-1.6%	-6.6%	3.1%	3.4%	3.9%	0.9%	-2.1%	-14.1%
Jul	1.9%	-2.4%	3.8%	-1.7%	-14.9%	4.4%	-0.3%	3.3%	1.7%	-3.4%	-1.5%
Aug	-16.2%	5.8%	2.9%	-1.5%	4.3%	3.0%	-0.4%	0.2%	4.4%	-0.1%	3.3%
Sep	-1.9%	-1.7%	-2.0%	-12.1%	-15.0%	-5.6%	2.7%	5.7%	2.7%	0.8%	-11.4%
Oct	4.1%	2.3%	5.9%	2.9%	7.9%	5.0%	3.3%	-2.7%	4.1%	1.8%	-23.1%
Nov	9.1%	5.1%	-1.4%	3.9%	5.6%	1.8%	1.8%	3.8%	-0.8%	-2.5%	
Dec	2.1%	8.2%	0.8%	2.9%	-6.6%	3.8%	2.4%	3.3%	3.5%	-1.9%	
Year	39.2%	40.6%	14.9%	-6.0%	-19.9%	20.0%	19.4%	26.9%	27.4%	4.3%	-46.5%

Annual Returns



Global Yield Euro Total Return Index
EuroSTOXX 50 (TR) Index
70%
50%
30%
10%
-10%
-30%
-50%
-70%
39.2%
34.9%
40.6%
48.6%
14.9%
-1.7%
-6.0%
-19.1%
-19.9%
-36.1%
20.0%
18.4%
19.4%
9.4%
26.9%
24.3%
27.4%
18.0%
4.3%
9.6%
-46.5%
-39.3%
1998
1999
2000
2001
2002
2003
2004
2005
2006
2007
2008

Historical Performance Through October 2008

	1 Month	3 Months	6 Months	YTD	Annualised 1 year	Annualised 3 years	Annualised 5 years	Annualised 10 years
Global Yield Euro Total Return Index	**-23.1%**	**-29.6%**	**-40.6%**	**-46.5%**	**-48.7%**	**-8.7%**	**2.6%**	**5.7%**
EuroSTOXX 50 (TR) Index	-14.7%	-22.8%	-30.8%	-39.3%	-40.3%	-5.4%	2.7%	1.0%
Excess Return vs EuroSTOXX 50 (TR) Index	-8.4%	-6.8%	-9.9%	-7.2%	-8.4%	-3.3%	-0.1%	4.7%

Performance Analysis January 1998 - October 2008

	Index	Bench1
Growth over period	118.6%	28.7%
Compounded annual growth	7.5%	2.4%
Volatility	20.5%	24.0%
Sharpe ratio (3.21%)	0.21 -	0.04
Maximum drawdown	-50.4%	-59.9%
Start of max drawdown period	Jun-2007	May-2000
End of max drawdown period	Oct-2008	Oct-2008
Average monthly growth	0.8%	0.4%
Best monthly return	13.3%	14.7%
Worst monthly return	-23.1%	-18.6%
% of months with gains	63.8%	58.5%
12 Month Correlation versus:		
EuroSTOXX 50 (TR) Index	0.92	1.00

Index Facts

Bloomberg ticker	DBEEGYTR
Reuters code	.DBGYEUTR
Benchmark 1	EuroSTOXX 50 (TR) Index
Bloomberg ticker of Benchmark 1	SX5T Index
Index sponsor	Deutsche Bank
Number of stocks	25
Stocks weighting	Equal
Rebalancing frequency	Quarterly
Index Currency	EUR

The Deutsche Bank Global Yield Euro Total Return Index was launched on January 31, 2004 and has no prior operating history. All pro-forma performance data shown prior to the inception date is simulated and was calculated by means of retroactive application of the Index model. Past performance is no guarantee of future performance.

Source: Bloomberg or Deutsche Bank AG/London 30

Deutsche Bank Global Yield AP Total Return Index

REUTERS: .DBGYAPTR
BLOOMBERG: DBAPGYTR

Index Description

The Asia Pacific Dividend Strategy Index is intended to reflect the total return performance of the ten shares in the MSCI Japan Index, MSCI Hong Kong Index, MSCI Singapore Index or MSCI Australia Index having a high Dividend Yield relative to other shares in those Indices. The dividend yield is calculated by dividing the Last Dividend by the Closing Price on the applicable Selection Date. The Last Dividend is defined as the last annual Dividend or the sum of the last four quarterly or two semi-annual Dividends during the last 12 months.

Absolute Return



Global Yield AP Total Return Index
MSCI Asia Pacific (TR) Index rebased to 1454 on (12/29/2000)
4500
4000
3500
3000
2500
2000
1500
1000
500
0
Jan-1998
Jan-1999
Jan-2000
Jan-2001
Jan-2002
Jan-2003
Jan-2004
Jan-2005
Jan-2006
Jan-2007
Jan-2008

12 Months Volatility



Global Yield AP Total Return Index
MSCI Asia Pacific (TR) Index
40%
35%
30%
25%
20%
15%
10%
5%
0%
Jan-1999
Jan-2000
Jan-2001
Jan-2002
Jan-2003
Jan-2004
Jan-2005
Jan-2006
Jan-2007
Jan-2008

Cumulative Excess Index vs MSCI Asia Pacific (TR) Index



Relative to MSCI Asia Pacific (TR) Index rebased to 1000
1800
1700
1600
1500
1400
1300
1200
1100
1000
900
800
Dec-00
Dec-01
Dec-02
Dec-03
Dec-04
Dec-05
Dec-06
Dec-07

Monthly Performance

	1998	1999	2000	2001	2002	2003	2004	2005	2006	2007	2008
Jan	0.8%	-1.9%	-8.7%	-2.6%	-1.2%	0.5%	3.1%	-1.5%	3.8%	1.4%	-6.6%
Feb	10.0%	-2.6%	-5.2%	0.3%	3.6%	0.8%	1.7%	2.3%	3.4%	2.2%	-1.1%
Mar	-3.7%	9.7%	-1.8%	-9.6%	1.1%	0.4%	2.1%	-0.8%	-1.2%	1.5%	0.1%
Apr	-3.4%	14.2%	5.5%	3.4%	2.8%	2.9%	-2.2%	0.3%	5.3%	0.4%	6.9%
May	-7.4%	-7.5%	-1.5%	2.4%	4.7%	2.8%	0.7%	0.6%	-3.9%	1.6%	1.6%
Jun	1.9%	4.1%	7.7%	0.1%	-1.0%	0.0%	0.5%	1.2%	-2.6%	-2.1%	-5.4%
Jul	0.6%	2.0%	-2.4%	-1.0%	-2.7%	-0.3%	-0.2%	3.4%	1.5%	0.9%	-0.8%
Aug	-6.9%	-1.0%	0.3%	-2.0%	2.7%	2.1%	3.3%	-1.2%	6.9%	-1.4%	-3.3%
Sep	2.4%	0.7%	-0.8%	-9.5%	-1.5%	4.4%	1.4%	3.8%	-0.5%	6.6%	-6.2%
Oct	21.5%	1.3%	1.6%	4.3%	2.1%	2.1%	4.5%	-3.3%	4.2%	5.6%	-16.6%
Nov	4.2%	4.9%	2.2%	6.7%	1.2%	1.8%	5.0%	1.5%	4.2%	-2.1%	
Dec	1.6%	-0.9%	2.5%	1.6%	-2.6%	4.8%	2.3%	1.1%	7.8%	-1.2%	
Year	20.0%	23.3%	-1.7%	-7.0%	9.2%	24.5%	24.1%	7.4%	32.1%	13.7%	-28.6%

Annual Returns



Global Yield AP Total Return Index
MSCI Asia Pacific (TR) Index
60%
40%
20%
0%
-20%
-40%
-60%
20.0%
0.0%
23.3%
0.0%
-1.7%
0.0%
-7.0%
-20.9%
9.2%
-8.6%
24.5%
40.4%
24.1%
18.2%
7.4%
23.3%
32.1%
16.5%
13.7%
14.3%
-28.6%
-44.3%
1998
1999
2000
2001
2002
2003
2004
2005
2006
2007
2008

Historical Performance Through October 2008

	1 Month	3 Months	6 Months	YTD	Annualised 1 year	Annualised 3 years	Annualised 5 years	Annualised 10 years
Global Yield AP Total Return Index	**-16.6%**	**-24.3%**	**-27.8%**	**-28.6%**	**-30.9%**	**3.2%**	**8.8%**	**8.8%**
MSCI Asia Pacific (TR) Index	-19.7%	-34.5%	-41.9%	-44.3%	-48.6%	-5.9%	2.5%	N/A
Excess Return vs MSCI Asia Pacific (TR) Index	3.1%	10.2%	14.1%	15.7%	17.6%	9.1%	6.3%	N/A

Performance Analysis January 1998 - October 2008

	Index	Bench1
Growth over period	163.1%	9.6%
Compounded annual growth	9.3%	1.2%
Volatility	17.3%	20.2%
Sharpe ratio (3.74%)	0.32 -	0.13
Maximum drawdown	-31.0%	-48.6%
Start of max drawdown period	Nov-2007	Nov-2007
End of max drawdown period	Oct-2008	Oct-2008
Average monthly growth	0.8%	0.2%
Best monthly return	21.5%	8.6%
Worst monthly return	-16.6%	-19.7%
% of months with gains	63.1%	56.4%
12 Month Correlation versus:		
MSCI Asia Pacific (TR) Index	0.90	1.00

Index Facts

Bloomberg ticker	DBAPGYTR
Reuters code	.DBGYAPTR
Benchmark 1	MSCI Asia Pacific (TR) Index
Bloomberg ticker of Benchmark 1	NDUEACAP Index
Index sponsor	Deutsche Bank
Number of stocks	10
Stocks weighting	Equal
Rebalancing frequency	Quarterly
Index Currency	USD

The Deutsche Bank Global Yield AP Total Return Index was launched on January 31, 2004 and has no prior operating history. All pro-forma performance data shown prior to the inception date is simulated and was calculated by means of retroactive application of the Index model. Past performance is no guarantee of future performance.

Source: Bloomberg or Deutsche Bank AG/London

31

Deutsche Bank E-REV Europe Total Return Index

REUTERS: .DBEEERET
BLOOMBERG: DBEEERET

Index Description

The E-REV Europe Index is intended to reflect the total return performance of twenty shares with a high Estimate Revision Ratio selected from the Dow Jones Euro STOXX Large Index. The Estimate Revision Ratio for a share is defined as the number of upward revisions on the selection date minus the number of downward revisions on the selection date, divided by the number of estimates for such share.

Absolute Return



E-REV Europe Total Return Index
EuroSTOXX 50 (TR) Index rebased to 1000 on (1/1/1998)
4000
3500
3000
2500
2000
1500
1000
500
0
Jan-1998
Jan-1999
Jan-2000
Jan-2001
Jan-2002
Jan-2003
Jan-2004
Jan-2005
Jan-2006
Jan-2007
Jan-2008

12 Months Volatility



45%
40%
35%
30%
25%
20%
15%
10%
5%
0%
E-REV Europe Total Return Index
EuroSTOXX 50 (TR) Index
Jan-1999
Jan-2000
Jan-2001
Jan-2002
Jan-2003
Jan-2004
Jan-2005
Jan-2006
Jan-2007
Jan-2008

Cumulative Excess Index vs EuroSTOXX 50 (TR) Index



1800
1600
1400
1200
1000
800
600
400
200
0
Relative to EuroSTOXX 50 (TR) Index rebased to 1000
Jan-1998
Jan-1999
Jan-2000
Jan-2001
Jan-2002
Jan-2003
Jan-2004
Jan-2005
Jan-2006
Jan-2007
Jan-2008

Monthly Performance

	1998	1999	2000	2001	2002	2003	2004	2005	2006	2007	2008
Jan	6.3%	3.2%	-5.7%	-0.5%	-5.1%	-4.3%	2.6%	1.9%	4.2%	1.9%	-13.0%
Feb	11.7%	0.0%	5.4%	-4.6%	-1.6%	-3.8%	1.0%	3.2%	4.5%	-1.3%	-3.3%
Mar	14.3%	2.5%	2.4%	-2.0%	3.9%	-4.3%	-2.9%	-1.6%	2.9%	3.9%	-4.8%
Apr	0.6%	2.1%	3.7%	7.9%	-3.7%	15.6%	0.3%	-3.2%	0.1%	6.3%	4.8%
May	6.1%	-0.4%	-2.3%	0.3%	-2.7%	0.5%	-1.3%	2.6%	-5.3%	3.7%	2.5%
Jun	3.1%	1.9%	2.0%	-1.9%	-6.2%	2.5%	2.6%	3.4%	0.6%	0.2%	-11.0%
Jul	1.3%	0.2%	4.7%	-2.7%	-12.1%	4.8%	-0.6%	4.7%	0.9%	-4.4%	-1.1%
Aug	-14.1%	4.5%	3.9%	-6.3%	2.3%	3.5%	-0.7%	-1.1%	4.9%	-2.1%	-0.9%
Sep	-8.8%	0.1%	-4.9%	-7.0%	-14.1%	-7.4%	2.4%	6.4%	3.4%	1.7%	-10.4%
Oct	6.1%	3.7%	4.6%	5.8%	7.1%	8.1%	0.3%	-3.2%	1.6%	2.7%	-8.8%
Nov	8.0%	11.6%	-2.9%	3.5%	3.0%	1.2%	3.0%	4.5%	0.0%	-5.9%	
Dec	4.3%	13.9%	1.5%	3.6%	-10.0%	3.0%	1.8%	4.5%	4.6%	-0.3%	
Year	41.3%	51.4%	12.2%	-4.9%	-34.6%	18.9%	8.6%	23.6%	24.3%	5.8%	-38.5%

Annual Returns



E-REV Europe Total Return Index
EuroSTOXX 50 (TR) Index
60%
40%
20%
0%
-20%
-40%
-60%
41.3%
34.9%
51.4%
48.6%
12.2%
-1.7%
-4.9%
-19.1%
-34.6%
-36.1%
18.9%
18.4%
8.6%
9.4%
23.6%
24.3%
24.3%
18.0%
5.8%
9.6%
-38.5%
-39.3%
1998
1999
2000
2001
2002
2003
2004
2005
2006
2007
2008

Historical Performance Through October 2008

	1 Month	3 Months	6 Months	YTD	Annualised 1 year	Annualised 3 years	Annualised 5 years	Annualised 10 years
E-REV Europe Total Return Index	**-8.8%**	**-18.9%**	**-26.8%**	**-38.5%**	**-42.2%**	**-4.1%**	**2.5%**	**4.4%**
EuroSTOXX 50 (TR) Index	-14.7%	-22.8%	-30.8%	-39.3%	-40.3%	-5.4%	2.7%	1.0%
Excess Return vs EuroSTOXX 50 (TR) Index	5.9%	3.9%	4.0%	0.8%	-1.9%	1.3%	-0.2%	3.4%

Performance Analysis January 1998 - October 2008

	Index	Bench1
Growth over period	92.5%	28.7%
Compounded annual growth	6.2%	2.4%
Volatility	21.5%	24.0%
Sharpe ratio (3.21%)	0.14 -	0.04
Maximum drawdown	-46.3%	-59.9%
Start of max drawdown period	Sep-2000	May-2000
End of max drawdown period	Jan-2006	Oct-2008
Average monthly growth	0.6%	0.4%
Best monthly return	15.6%	14.7%
Worst monthly return	-14.1%	-18.6%
% of months with gains	62.3%	58.5%
12 Month Correlation versus:		
EuroSTOXX 50 (TR) Index	0.84	1.00

Index Facts

Bloomberg ticker	DBEEERET
Reuters code	.DBEEERET
Benchmark 1	EuroSTOXX 50 (TR) Index
Bloomberg ticker of Benchmark 1	SX5T Index
Index sponsor	Deutsche Bank
Number of stocks	20
Stocks weighting	Equal
Rebalancing frequency	Quarterly
Index Currency	EUR

The Deutsche Bank E-REV Europe Total Return Index was launched on April 25, 2003 and has no prior operating history. All pro-forma performance data shown prior to the inception date is simulated and was calculated by means of retroactive application of the Index model. Past performance is no guarantee of future performance.

Source: Bloomberg or Deutsche Bank AG/London 32

Deutsche Bank E-REV Japan Total Return Index

REUTERS: .DBERJT
BLOOMBERG: DBAPERJT

Index Description

The E-REV Japan Index is intended to reflect the total return performance of twenty shares with a high Estimate Revision Ratio selected from the TOPIX 100 Index. The Estimate Revision Ratio for a share is defined as the number of upward revisions on the selection date minus the number of downward revisions on the selection date, divided by the number of estimates for such share.

Absolute Return



E-REV Japan Total Return Index
TOPIX 100 (TR) Index rebased to 1000 on (1/1/1998)

12 Months Volatlity



E-REV Japan Total Return Index
TOPIX 100 (TR) Index

Cumulative Excess Index vs TOPIX 100 (TR) Index



Relative to TOPIX 100 (TR) Index rebased to 1000

Monthly Performance

	1998	1999	2000	2001	2002	2003	2004	2005	2006	2007	2008
Jan	3.2%	0.5%	-6.3%	4.9%	-9.5%	-5.8%	-0.6%	-1.0%	4.6%	1.8%	-11.4%
Feb	-2.9%	-0.1%	-1.3%	-10.0%	0.4%	-2.6%	3.1%	4.6%	-3.6%	2.1%	-1.2%
Mar	1.0%	13.2%	7.6%	3.0%	2.3%	-3.2%	6.8%	-0.1%	6.9%	1.3%	-10.8%
Apr	-2.0%	6.5%	-2.3%	5.9%	3.2%	-0.6%	-1.6%	-4.9%	-0.1%	0.3%	12.0%
May	1.4%	-1.5%	-6.4%	-2.4%	2.8%	4.2%	-1.9%	3.2%	-9.1%	4.4%	4.3%
Jun	1.8%	8.7%	6.3%	2.5%	-5.9%	5.6%	1.5%	2.0%	1.6%	3.5%	-3.1%
Jul	4.2%	1.1%	-7.8%	-8.4%	-7.4%	3.1%	-5.5%	1.7%	0.0%	-1.9%	-2.8%
Aug	-10.3%	-3.5%	-0.2%	-10.1%	-2.5%	1.7%	-1.3%	6.2%	4.4%	-6.2%	-4.3%
Sep	-3.6%	4.8%	-5.7%	-2.9%	-1.5%	-3.9%	-2.4%	14.8%	1.6%	6.7%	-18.9%
Oct	-0.7%	2.8%	-3.0%	2.9%	-5.5%	2.3%	0.1%	1.2%	2.0%	-0.9%	-22.3%
Nov	7.1%	6.3%	-1.3%	-1.7%	6.7%	-2.1%	1.1%	7.2%	-0.6%	-10.2%	
Dec	-2.6%	15.9%	-6.8%	0.4%	-4.4%	4.2%	3.9%	6.4%	7.2%	-3.4%	
Year	-4.7%	67.7%	-25.1%	-16.4%	-20.5%	2.0%	2.5%	48.1%	14.8%	-3.6%	-48.2%

Annual Returns



E-REV Japan Total Return Index
TOPIX 100 (TR) Index

Historical Performance Through October 2008

	1 Month	3 Months	6 Months	YTD	Annualised 1 year	Annualised 3 years	Annualised 5 years	Annualised 10 years
E-REV Japan Total Return Index	**-22.3%**	**-39.7%**	**-40.8%**	**-48.2%**	**-55.0%**	**-13.2%**	**-2.3%**	**-2.5%**
TOPIX 100 (TR) Index	-21.4%	-34.7%	-37.5%	-41.5%	-46.2%	-13.6%	-2.8%	-1.9%
Excess Return vs TOPIX 100 (TR) Index	-0.9%	-5.0%	-3.2%	-6.7%	-8.8%	0.4%	0.5%	-0.7%

Performance Analysis January 1998 - October 2008

	Index	Bench1
Growth over period	-29.3%	-30.0%
Compounded annual growth	-3.2%	-3.2%
Volatility	23.3%	23.7%
Sharpe ratio (0.22%)	- 0.14	- 0.15
Maximum drawdown	-56.3%	-61.0%
Start of max drawdown period	Jul-2007	Jan-2000
End of max drawdown period	Oct-2008	Oct-2008
Average monthly growth	-0.1%	-0.1%
Best monthly return	15.9%	14.9%
Worst monthly return	-22.3%	-21.4%
% of months with gains	50.8%	51.5%
12 Month Correlation versus:		
TOPIX 100 (TR) Index	0.97	1.00

Index Facts

Bloomberg ticker	DBAPERJT
Reuters code	.DBERJT
Benchmark 1	TOPIX 100 (TR) Index
Bloomberg ticker of Benchmark 1	TPXD100 Index
Index sponsor	Deutsche Bank
Number of stocks	20
Stocks weighting	Equal
Rebalancing frequency	Quarterly
Index Currency	JPY

The Deutsche Bank E-REV Japan Total Return Index was launched on April 25, 2003 and has no prior operating history. All pro-forma performance data shown prior to the inception date is simulated and was calculated by means of retroactive application of the Index model. Past performance is no guarantee of future performance.

Source: Bloomberg or Deutsche Bank AG/London

33

Deutsche Bank SectorLeader Total Return Index                     REUTERS: .DSLE
                                                              BLOOMBERG: DBEESLE

Index Description

The Sectorleader Index is intended to reflect the total return performance of four market sector indices with a high Moving Average Momentum Ratio contained in the Dow Jones Euro STOXX market sector return indices as included in the sector classifications as published by STOXX Limited. The Moving Average
Momentum Ratio is the quotient of the arithmetic average of the Closing Levels of such Selection Pool Index for the twenty week days preceding and including such selection date and the arithmetic average of the closing levels of such
Selection Pool Index for the two hundred week days preceding and including such selection date. The four Selection Pool Indices with the highest Moving Average
Momentum Ratio are selected to become part of the Index.

Absolute Return
[GRAPHIC OMITTED]

12 Months Volatlity
[GRAPHIC OMITTED]

Cumulative Excess Index vs DJ STOXX 600 (TR) Index
[GRAPHIC OMITTED]

Monthly Performance
------------------------------------------------------------------------------------------------
         1998    1999    2000     2001    2002    2003    2004    2005     2006    2007    2008
------------------------------------------------------------------------------------------------
Jan      6.7%    3.6%   -2.8%    -5.6%   -2.2%   -4.2%    7.3%    1.8%     4.6%    3.7%  -10.2%
Feb      8.5%   -3.4%   15.8%    -2.1%    0.6%   -4.9%    0.1%    4.8%     4.0%   -0.1%   -2.4%
Mar      9.2%   -2.2%   -8.9%    -7.6%    1.0%   -3.8%   -2.4%    0.8%     3.2%    5.3%   -4.0%
Apr      2.7%    4.0%   -2.9%     7.4%   -6.0%   10.3%   -0.9%   -2.0%     0.5%    1.2%    5.4%
May      3.3%    0.6%   -6.7%     1.4%   -1.8%    4.0%   -0.5%    6.7%    -5.7%    4.6%    2.4%
Jun      2.3%    7.7%    2.3%    -5.5%   -9.6%    2.3%    1.9%    1.4%     3.1%    0.5%   -6.7%
Jul      5.1%    0.9%    2.0%    -0.8%  -12.6%    3.5%   -0.6%    4.6%     0.7%   -3.2%   -7.1%
Aug    -19.1%    2.9%    2.6%    -2.9%   -1.3%    1.9%   -0.4%    0.4%     3.1%   -1.2%   -1.0%
Sep    -13.0%   -2.8%    1.1%    -9.1%  -14.8%   -9.1%    2.6%    6.1%     5.4%    3.2%  -17.9%
Oct      8.5%    4.7%    1.0%     1.9%    4.6%    9.8%    1.5%   -6.4%     4.6%    1.9%  -19.6%
Nov      9.9%   10.4%   -1.7%     3.2%    0.2%    0.2%    1.7%    2.4%     0.5%   -7.5%
Dec      6.4%   18.5%    0.0%    -0.5%   -9.7%    2.5%    2.6%    4.1%     5.3%   -1.2%
------------------------------------------------------------------------------------------------
Year    28.7%   52.3%   -0.3%   -19.5%  -42.3%   11.4%   13.3%   26.9%    32.9%    6.7%  -48.6%
------------------------------------------------------------------------------------------------

Annual Returns
[GRAPHIC OMITTED]

Historical Performance Through October 2008
-------------------------------------------------------------------------------------------------
                                                                               Annualised
                                                                 --------------------------------
                             1 Month 3 Months  6 Months     YTD   1 year 3 years 5 years 10 years
SectorLeader Total Return
  Index                       -19.6%   -34.7%    -42.1%  -48.6%   -53.0%   -8.0%    1.5%    -0.4%
DJ STOXX 600 (TR) Index       -13.2%   -21.4%    -30.1%  -37.3%   -40.9%   -6.0%    2.7%     1.0%
-------------------------------------------------------------------------------------------------
Excess Return vs DJ
  STOXX 600 (TR) Index         -6.5%   -13.3%    -12.0%  -11.3%   -12.0%   -2.0%   -1.2%    -1.4%
-------------------------------------------------------------------------------------------------

Performance Analysis January 1998 - October 2008

                                           Index          Bench1
Growth over period                          5.9%           20.7%
Compounded annual growth                    0.5%            1.8%
Volatility                                 22.4%           20.3%
Sharpe ratio (3.21%)              -         0.12  -         0.07
Maximum drawdown                          -63.9%          -53.1%
Start of max drawdown period            Mar-2000        Sep-2000
End of max drawdown period              May-2007        Oct-2006
Average monthly growth                      0.2%            0.3%
Best monthly return                        18.5%           11.0%
Worst monthly return                      -19.6%          -14.1%
% of months with gains                     60.0%           58.5%
12 Month Correlation versus:
DJ STOXX 600 (TR) Index                     0.90            1.00

Index Facts

Bloomberg ticker                                     DBEESLE
Reuters code                                           .DSLE
Benchmark 1                          DJ STOXX 600 (TR) Index
Bloomberg ticker of Benchmark 1                   SXXR Index
Index sponsor                                  Deutsche Bank
Stocks weighting                                  Market Cap
Rebalancing frequency                              Quarterly
Index Currency                                           EUR

The Deutsche Bank SectorLeader Total Return Index was launched on December 01,
2000 and has no prior operating history. All pro-forma performance data shown prior to the inception date is simulated and was calculated by means of retroactive application of the Index model. Past performance is no guarantee of future performance.
Source: Bloomberg or Deutsche Bank AG/London                                 34

Deutsche Bank ChinaOpportunity Index Total Return Index USD     REUTERS: .DBCOUS
                                                              BLOOMBERG: DBAPCOU

Index Description

The China Opportunity USD Index is intended to reflect the total return performance of thirty ordinary shares selected from the Hang Seng China
Enterprise Index, the Hang Seng China-Affiliated Corporations Index, the
Shanghai B-Share Stock Price Index, the Shenzhen B-Share Stock Price Index and
the MSCI China Index in accordance with the following criteria: large market capitalisation, high market turnover, low price to book ratio, low price to earnings ratio and high dividend yield.

Absolute Return
[GRAPHIC OMITTED]

12 Months Volatlity
[GRAPHIC OMITTED]

Cumulative Excess Index vs DJ STOXX 600 (TR) Index
[GRAPHIC OMITTED]

Monthly Performance
-------------------------------------------------------------------------------------------------
         1998    1999    2000     2001    2002    2003     2004   2005     2006     2007    2008
-------------------------------------------------------------------------------------------------
Jan    -30.7%  -18.2%    6.8%     1.6%    3.1%   11.0%     4.8%  -2.6%    28.6%     4.3%  -14.4%
Feb     45.1%    1.3%   -9.3%    14.3%    2.7%    1.7%     3.7%  10.9%    -0.9%     4.2%    4.8%
Mar     -3.7%   11.5%    5.9%    32.8%    2.2%   -1.5%    -5.2%  -6.3%     1.8%     4.9%  -16.1%
Apr    -12.5%   21.3%    3.0%    11.1%    0.8%   -0.3%   -12.2%  -2.1%     1.1%    16.7%    8.7%
May     -8.2%   14.1%    6.6%    21.3%    1.2%   11.4%     0.8%  -4.8%     7.0%    14.9%   -3.4%
Jun    -11.7%   54.3%   15.1%    -1.0%    2.6%    2.8%    -3.0%   2.1%    -1.0%     2.6%  -15.3%
Jul    -23.3%  -13.3%   14.0%   -17.3%   -2.6%    8.2%    -1.1%  -1.2%    -5.9%     8.2%    0.3%
Aug    -18.1%   -2.3%    3.9%   -11.2%   -3.0%    6.2%    -2.1%   1.2%     3.2%    -1.5%  -11.8%
Sep     34.4%   -6.1%  -11.3%    -6.8%   -4.9%    1.4%     7.1%   3.6%     5.3%    14.5%  -15.9%
Oct      8.7%   -8.8%   -2.9%    16.9%   -5.6%   14.3%    -8.5% -14.5%     2.8%     7.8%  -31.4%
Nov      1.6%   -2.8%    0.1%     2.5%    2.5%    2.9%     6.4%   3.0%     9.2%   -13.9%
Dec     -9.8%    0.3%    8.7%    -3.9%    0.1%   11.4%    -1.8%   1.4%    12.9%    -1.1%
-------------------------------------------------------------------------------------------------
Year   -42.3%   39.3%   44.1%    62.2%   -1.5%   93.5%   -12.3% -11.0%    80.0%    75.7%  -65.9%
-------------------------------------------------------------------------------------------------

Annual Returns
[GRAPHIC OMITTED]

Historical Performance Through October 2008
---------------------------------------------------------------------------------------------------
                                                                           Annualised
                                                                   --------------------------------
                                 1 Month  3 Months  6 Months  YTD  1 year  3 years 5 years 10 years
ChinaOpportunity Index Total
  Return Index USD                -31.4%    -49.1%   -58.2%  -65.9% -70.8%   4.1%   -0.7%    16.9%
HANG SENG China (TR) Index (USD)  -27.0%    -46.8%   -53.3%  -58.7% -67.0%  11.5%   11.4%    13.7%
---------------------------------------------------------------------------------------------------
Excess Return vs HANG SENG China
  (TR) Index (USD)                 -4.4%     -2.3%    -5.0%   -7.1%  -3.9%  -7.4%  -12.1%     3.3%
---------------------------------------------------------------------------------------------------

Performance Analysis January 1998 - October 2008

                                                              Index          Bench1
Growth over period                                           202.0%           51.6%
Compounded annual growth                                      10.7%           10.8%
Volatility                                                    30.6%           36.7%
Sharpe ratio (3.74%)                                           0.23            0.19
Maximum drawdown                                             -70.9%          -66.4%
Start of max drawdown period                               Nov-2007        Nov-2007
End of max drawdown period                                 Oct-2008        Oct-2008
Average monthly growth                                         1.6%            1.6%
Best monthly return                                           54.3%           21.0%
Worst monthly return                                         -31.4%          -27.0%
% of months with gains                                        58.5%           60.4%
12 Month Correlation versus:
-----------------------------------------------------------------------------------
HANG SENG China (TR) Index (USD)                               0.77            1.00
-----------------------------------------------------------------------------------

Index Facts

Bloomberg ticker                                            DBAPCOU
Reuters code                                                .DBCOUS
Benchmark 1                        HANG SENG China (TR) Index (USD)
Bloomberg ticker of Benchmark 1                  HSI 21 Index (USD)
Index sponsor                                         Deutsche Bank
Number of stocks                                                 30
Stocks weighting                                              Equal
Rebalancing frequency                                     Quarterly
Index Currency                                                  USD

The Deutsche Bank ChinaOpportunity Index Total Return Index USD was launched on
July 31, 2001 and has no prior operating history. All pro-forma performance data shown prior to the inception date is simulated and was calculated by means of retroactive application of the Index model. Past performance is no guarantee of future performance.
Source: Bloomberg or Deutsche Bank AG/London                                  35

Deutsche Bank Islamic US EquityBuilder Total Return Index     REUTERS: .DBEIIUEP
                                                               BLOOMBERG: DBUSIU

Index Description

The Islamic US EquityBuilder Index Total Return intends to reflect the total return performance of 30 stocks with a high earnings estimate revision ratio selected from the Dow Jones Islamic United States Large Cap Index. The Estimate
Revision Ratio is defined as the quotient between (i) the number of Upward
Revisions per share on the reference selection date minus the number of
Downwards Revisions per share on the reference selection date and (ii) the number of Estimates per share on the reference selection date. There is a country restriction so that no more than five shares from the same country will constitute the Index.

Absolute Return
[GRAPHIC OMITTED]

12 Months Volatlity
[GRAPHIC OMITTED]

Cumulative Excess Index vs DJ STOXX 600 (TR) Index
[GRAPHIC OMITTED]

Monthly Performance

----------------------------------------------------------------------------------------------
       1998    1999     2000    2001    2002    2003    2004    2005     2006    2007    2008
----------------------------------------------------------------------------------------------
Jan    4.2%    9.7%     1.2%    3.5%   -1.1%   -3.2%   -1.9%   -3.2%     1.6%    2.9%   -9.3%
Feb   11.4%   -7.6%    13.1%  -15.6%   -1.8%   -1.1%    1.3%    0.6%    -1.6%   -2.0%    4.5%
Mar    4.9%    6.6%    11.2%  -11.9%    2.3%    0.8%    0.7%   -1.5%     0.6%    2.1%   -0.6%
Apr    3.6%    1.2%    -0.3%   12.8%   -5.7%    9.0%    0.1%   -3.5%     0.4%    5.1%    2.5%
May   -2.1%    1.7%    -7.0%    0.9%    0.0%    6.7%    1.7%    3.5%    -4.2%    2.9%    2.8%
Jun    7.3%   16.7%    12.9%   -3.9%   -6.6%    1.8%    1.5%    2.4%    -0.4%   -0.9%   -2.0%
Jul    2.5%    0.9%    -0.9%    0.6%   -9.0%    1.1%   -3.2%    4.9%    -1.2%   -3.4%   -6.6%
Aug  -16.2%    4.3%    15.3%   -4.0%    2.2%    4.7%    1.0%    0.3%     0.7%    2.0%    0.7%
Sep    9.9%    0.6%    -6.8%   -7.1%  -10.7%   -2.6%    3.1%    3.4%     0.8%    6.5%  -12.8%
Oct   10.2%   11.5%    -4.5%    1.5%    8.0%    6.3%   -0.6%   -1.2%     5.0%    2.1%  -16.1%
Nov    9.0%    8.4%   -18.2%    1.2%   -0.4%    1.7%    4.2%    3.0%     1.7%   -4.3%
Dec   13.6%   13.0%     5.1%    0.2%   -1.5%    2.6%    2.1%    0.3%    -1.1%    1.2%
----------------------------------------------------------------------------------------------
Year  70.6%   87.5%    16.4%  -22.2%  -22.9%   30.9%   10.3%    9.0%     2.2%   14.5%  -33.1%
----------------------------------------------------------------------------------------------

Annual Returns
[GRAPHIC OMITTED]

Historical Performance Through October 2008

                                                                                Annualised
                                                                   --------------------------------
                                1 Month  3 Months  6 Months   YTD   1 year 3 years 5 years 10 years
Islamic US EquityBuilder
  Total Return Index             -16.1%    -26.3%    -30.6% -33.1%  -35.1%   -6.8%   -0.3%     7.2%
DJ Islamic Market US Index (TR)  -15.7%    -23.5%    -27.4% -30.3%  -32.4%   -2.9%    0.8%     0.0%
DJ Islamic Mkt US Large Cap
  Index (TR)                     -14.2%    -21.2%    -25.7% -28.9%  -30.9%   -2.6%    0.5%      N/A
---------------------------------------------------------------------------------------------------
Excess Return vs DJ Islamic
  Market US Index (TR)            -0.3%     -2.8%     -3.2%  -2.8%   -2.8%   -3.9%   -1.2%     7.2%
Excess Return vs DJ Islamic
  Mkt US Large Cap Index (TR)     -1.9%     -5.1%     -4.9%  -4.2%   -4.2%   -4.2%   -0.9%      N/A
---------------------------------------------------------------------------------------------------

Performance Analysis January 1998 - October 2008
------------------------------------------------------------------------------
                                            Index        Bench1         Bench2
Growth over period                         175.4%         19.1%          18.7%
Compounded annual growth                     9.8%          1.6%           3.1%
Volatility                                  24.1%         21.1%          17.2%
Sharpe ratio (3.74%)                         0.25   -      0.10    -      0.04
Maximum drawdown                           -56.7%        -57.2%         -31.0%
Start of max drawdown period             Sep-2000      Apr-2000       Nov-2007
End of max drawdown period               Oct-2008      Oct-2008       Oct-2008
Average monthly growth                       1.0%          0.3%           0.3%
Best monthly return                         16.7%         10.4%           5.1%
Worst monthly return                       -18.2%        -15.7%         -14.2%
% of months with gains                      63.8%         53.1%          59.1%
12 Month Correlation versus:
------------------------------------------------------------------------------
DJ Islamic Market US Index (TR)              0.95          1.00           1.00
DJ Islamic Mkt US Large Cap Index (TR)       0.95          1.00           1.00
------------------------------------------------------------------------------

Index Facts

Bloomberg ticker                                                   DBUSIU
Reuters code                                                    .DBEIIUEP
Benchmark 1                               DJ Islamic Market US Index (TR)
Bloomberg ticker of Benchmark 1                                IMUS Index
Benchmark 2                        DJ Islamic Mkt US Large Cap Index (TR)
Bloomberg ticker of Benchmark 2                               IMUSL Index
Index sponsor                                               Deutsche Bank
Number of stocks                                                       30
Stocks weighting                                                    Equal
Rebalancing frequency                                           Quarterly
Index Currency                                                        USD

The Deutsche Bank Islamic US EquityBuilder Total Return Index was launched on
November 01, 2002 and has no prior operating history. All pro-forma performance data shown prior to the inception date is simulated and was calculated by means of retroactive application of the Index model. Past performance is no guarantee of future performance.

Source: Bloomberg or Deutsche Bank AG/London                                 36

Deutsche Bank Islamic Europe EquityBuilder Total Return Index
                                                              REUTERS: .DBEIIEEP
                                                               BLOOMBERG: DBEEIE

Index Description

The Islamic Europe EquityBuilder Total Return Index intends to reflect the equal-weighted total return performance of 20 stocks with a high Estimate
Revision Ratio selected from the Dow Jones Islamic Europe Large Cap Index. The
Estimate Revision Ratio is defined as the quotient between (i) the number of
Upward Revisions per share on the reference selection date minus the number of
Downwards Revisions per share on the reference selection date and (ii) the number of Estimates per share on the reference selection date. There is a country restriction so that no more than five shares from the same country will constitute the Index.

Absolute Return

12 Months Volatlity

Cumulative Excess Index vs DJ Islamic Europe Index (TR)

Monthly Performance

          1998   1999   2000   2001   2002  2003   2004   2005   2006   2007   2008
------------------------------------------------------------------------------------
Jan       9.5%  14.2%  -3.7%  -0.3%   1.4% -5.6%   0.5%   1.1%   6.9%   2.3%  -9.9%
Feb      10.4%   5.9%  10.5%  -7.4%   0.3% -2.9%   0.0%   5.0%   0.8%  -2.8%   2.0%
Mar      11.3%  -0.5%   2.9%  -0.3%   5.9% -2.6%  -1.7%  -1.7%   5.7%   3.2%  -3.5%
Apr       1.2%   3.2%   0.0%   6.6%  -5.2%  6.9%   1.9%  -1.4%   2.0%   3.3%   8.0%
May       5.1%  -0.8%  -4.3%   2.4%  -4.6%  0.5%   0.2%   5.5%  -7.3%   2.3%   1.9%
Jun       0.4%   6.6%   2.8%  -0.4%  -6.1%  1.5%   1.7%   5.7%  -0.1%   1.0%  -5.4%
Jul      -1.0%   0.4%   4.2%  -2.0% -10.7%  3.0%  -1.4%   2.1%  -0.3%  -1.9%  -5.7%
Aug     -10.8%   5.1%   7.0%  -0.6%   0.1%  1.9%  -1.9%   1.5%   1.5%  -0.4%  -2.1%
Sep      -3.0%   1.4%  -4.3%  -6.3%  -9.9% -2.7%   2.9%   7.8%   0.1%   5.9% -19.7%
Oct       3.5%   4.4%   2.5%   1.9%  10.2%  5.3%  -0.3%  -5.0%   2.3%   1.7% -13.4%
Nov       7.9%  19.0%  -4.5%   1.4%   2.7%  1.6%   4.0%   2.3%   0.5%  -4.4%
Dec       6.5%  15.5%  -0.6%   3.8%  -5.3%  3.7%   0.7%   4.8%   5.3%   0.1%
------------------------------------------------------------------------------------
Year     46.5% 101.8%  11.9%  -2.0% -21.0% 10.3%   6.6%  30.5%  18.1%  10.2% -40.7%
------------------------------------------------------------------------------------

Annual Returns

Historical Performance Through October 2008                                                            Annualised
                                                                                        --------------------------------------
                                                    1 Month  3 Months  6 Months      YTD  1 year   3 years  5 years   10 years
Islamic Europe EquityBuilder Total Return
Index                                                -13.4%    -31.9%    -38.1%   -40.7%  -43.2%     -6.1%     2.5%       9.1%
DJ Islamic Europe Index (TR)                         -18.9%    -36.7%    -41.0%   -43.2%  -44.8%     -5.3%     3.0%        N/A
DJ Islamic Mkt EUR Large Cap Index (TR)               -9.2%    -20.8%    -25.5%   -33.2%  -34.4%     -6.8%     1.3%        N/A
Excess Return vs DJ Islamic Europe Index (TR)          5.5%      4.8%      2.9%     2.5%    1.6%     -0.9%    -0.5%        N/A
Excess Return vs DJ Islamic Mkt EUR Large Cap
  Index(TR)                                           -4.1%    -11.1%    -12.6%    -7.5%   -8.8%      0.7%     1.2%        N/A

Performance Analysis  January 1998 - October 2008
                                                  Index        Bench1          Bench2
Growth over period                               203.8%        -10.4%           13.4%
Compounded annual growth                          10.8%         -1.2%            2.3%
Volatility                                        20.0%         21.0%           18.6%
Sharpe ratio (3.21%)                               0.38         -0.21           -0.05
Maximum drawdown                                 -43.3%        -47.4%          -34.5%
Start of max drawdown period                   Nov-2007      Jan-2000        Nov-2007
End of max drawdown period                     Oct-2008      Apr-2006        Oct-2008
Average monthly growth                             1.0%          0.0%            0.3%
Best monthly return                               19.0%          9.6%            7.8%
Worst monthly return                             -19.7%        -18.9%          -13.1%
% of months with gains                            62.3%         51.9%           62.1%
12 Month Correlation versus:
DJ Islamic Europe Index (TR)                       0.91          1.00            0.93
DJ Islamic Mkt EUR Large Cap Index (TR)            0.93          0.93            1.00

Index Facts

Bloomberg ticker                                                        DBEEIE
Reuters code                                                         .DBEIIEEP
Benchmark 1                                       DJ Islamic Europe Index (TR)
Bloomberg ticker of Benchmark 1                                     IMEU Index
Benchmark 2                            DJ Islamic Mkt EUR Large Cap Index (TR)
Bloomberg ticker of Benchmark 2                                   DJIEUL Index
Index sponsor                                                    Deutsche Bank
Number of stocks                                                            20
Stocks weighting                                                         Equal
Rebalancing frequency                                                Quarterly
Index Currency                                                             EUR

The Deutsche Bank Islamic Europe EquityBuilder Total Return Index was launched on November 01, 2002 and has no prior operating history. All pro-forma performance data shown prior to the inception date is simulated and was calculated by means of retroactive application of the Index model. Past performance is no guarantee of future performance.

Source: Bloomberg or Deutsche Bank AG/London
                                                                              37

Deutsche Bank Islamic Asia Pacific EquityBuilder Total Return Index

REUTERS: .DBEIIAEP
BLOOMBERG: DBAPIAEP

Index Description

The Islamic Asia Pacific EquityBuilder Index intends to reflect the total return performance of 20 stocks with a high Estimate Revision Ratio selected from the Dow Jones Islamic Asia Pacific Large Cap Index. The Estimate Revision Ratio is defined as the quotient between (i) the number of Upward Revisions per share on the reference selection date minus the number of Downwards Revisions per share on the reference selection date and (ii) the number of Estimates per share on the reference selection date.

Absolute Return



Islamic Asia Pacific EquityBuilder Total Return Index
DJ Islamic Mkt ASIA/PAC Index (TR) rebased to 1000 on (1/1/1998)
DJ Islamic Mkt ASIA/PAC Large Cap Index (TR) rebased to 1783 on (4/14/2003)
7500
6500
5500
4500
3500
2500
1500
500
-500
Jan-1998
Jan-1999
Jan-2000
Jan-2001
Jan-2002
Jan-2003
Jan-2004
Jan-2005
Jan-2006
Jan-2007
Jan-2008

12 Months Volatility



Islamic Asia Pacific EquityBuilder Total Return Index
DJ Islamic Mkt ASIA/PAC Index (TR)
DJ Islamic Mkt ASIA/PAC Large Cap Index (TR)
40%
35%
30%
25%
20%
15%
10%
5%
0%
Jan-1999
Jan-2000
Jan-2001
Jan-2002
Jan-2003
Jan-2004
Jan-2005
Jan-2006
Jan-2007
Jan-2008

Cumulative Excess Index vs DJ Islamic Mkt ASIA/PAC Index (TR)



3500
3000
2500
2000
1500
1000
500
0
Relative to DJ Islamic Mkt ASIA/PAC Index (TR) rebased to 1000
Jan-1998
Jan-1999
Jan-2000
Jan-2001
Jan-2002
Jan-2003
Jan-2004
Jan-2005
Jan-2006
Jan-2007
Jan-2008

Monthly Performance

	1998	1999	2000	2001	2002	2003	2004	2005	2006	2007	2008
Jan	7.0%	-1.4%	-0.3%	4.3%	-4.8%	-1.1%	0.4%	1.4%	6.5%	-1.5%	-7.8%
Feb	-3.9%	-0.6%	1.6%	-11.1%	2.7%	1.4%	1.0%	4.8%	-3.7%	4.6%	9.1%
Mar	-2.0%	14.1%	5.0%	-4.5%	4.3%	-4.1%	3.2%	-4.0%	2.7%	1.9%	-7.2%
Apr	0.8%	5.8%	-7.1%	9.1%	4.4%	3.1%	-2.8%	-2.8%	5.8%	3.3%	4.5%
May	-3.6%	-2.2%	-1.4%	2.6%	1.8%	4.9%	-1.3%	-0.2%	-7.2%	0.2%	5.1%
Jun	-0.7%	16.8%	9.9%	-5.2%	-4.3%	5.2%	3.8%	5.7%	-1.8%	2.6%	-5.0%
Jul	1.6%	10.2%	-6.4%	-6.6%	-6.7%	5.5%	-1.7%	2.5%	-0.2%	5.2%	-4.3%
Aug	-7.3%	4.4%	12.4%	-2.6%	-0.9%	11.0%	0.2%	4.6%	1.5%	-1.0%	-7.3%
Sep	4.6%	10.9%	-8.5%	-6.2%	-9.8%	4.3%	2.7%	8.0%	0.3%	11.0%	-15.8%
Oct	9.2%	15.7%	-10.2%	4.0%	-4.0%	4.5%	5.1%	-3.6%	1.8%	7.5%	-28.0%
Nov	7.7%	14.2%	0.8%	2.5%	4.2%	1.7%	7.8%	2.6%	0.9%	-4.1%	
Dec	6.8%	15.6%	-8.4%	-5.0%	-2.7%	5.0%	3.5%	5.7%	3.5%	-4.6%	
Year	20.2%	163.5%	-14.4%	-18.8%	-15.8%	49.1%	23.6%	26.6%	9.8%	26.6%	-47.6%

Annual Returns



Islamic Asia Pacific EquityBuilder Total Return Index
DJ Islamic Mkt ASIA/PAC Index (TR)
200%
150%
100%
50%
0%
-50%
-100%
20.2%
7.3%
163.5%
138.3%
-14.4%
-35.0%
-18.8%
-23.5%
-15.8%
-14.0%
49.1%
29.8%
23.6%
11.5%
26.6%
15.7%
9.8%
12.7%
26.6%
13.2%
-47.6%
-45.4%
1998
1999
2000
2001
2002
2003
2004
2005
2006
2007
2008

Historical Performance Through October 2008

	1 Month	3 Months	6 Months	YTD	Annualised 1 year	3 years	5 years	10 years
Islamic Asia Pacific EquityBuilder Total Return Index	**-28.0%**	**-43.8%**	**-46.3%**	**-47.6%**	**-52.0%**	**-7.6%**	**4.0%**	**11.7%**
DJ Islamic Mkt ASIA/PAC Index (TR)	-19.5%	-36.4%	-43.4%	-45.4%	-49.1%	-8.2%	-1.8%	2.6%
DJ Islamic Mkt ASIA/PAC Large Cap Index (TR)	-19.2%	-35.4%	-42.2%	-44.1%	-47.6%	-6.9%	-1.4%	N/A
Excess Return vs DJ Islamic Mkt ASIA/PAC Index (TR)	-8.5%	-7.4%	-2.9%	-2.2%	-2.9%	0.6%	5.8%	9.1%
Excess Return vs DJ Islamic Mkt ASIA/PAC Large Cap Index (TR)	-8.8%	-8.4%	-4.1%	-3.5%	-4.4%	-0.6%	5.4%	N/A

Performance Analysis January 1998 - October 2008

	Index	Bench1	Bench2
Growth over period	215.3%	27.6%	30.4%
Compounded annual growth	11.2%	2.3%	4.9%
Volatility	23.4%	21.6%	20.7%
Sharpe ratio (3.74%)	0.32 -	0.07	0.06
Maximum drawdown	-52.1%	-61.5%	-47.7%
Start of max drawdown period	Nov-2007	Apr-2000	Nov-2007
End of max drawdown period	Oct-2008	Oct-2008	Oct-2008
Average monthly growth	1.1%	0.4%	0.5%
Best monthly return	16.8%	17.5%	7.8%
Worst monthly return	-28.0%	-19.5%	-19.2%
% of months with gains	59.2%	54.6%	60.6%
12 Month Correlation versus:			
DJ Islamic Mkt ASIA/PAC Index (TR)	0.92	1.00	1.00
DJ Islamic Mkt ASIA/PAC Large Cap Index (TF	0.92	1.00	1.00

Index Facts

Bloomberg ticker	DBAPIAEP
Reuters code	.DBEIIAEP
Benchmark 1	DJ Islamic Mkt ASIA/PAC Index (TR)
Bloomberg ticker of Benchmark 1	DJIAP Index
Benchmark 2	J Islamic Mkt ASIA/PAC Large Cap Index (TR)
Bloomberg ticker of Benchmark 2	DJIAPL Index
Index sponsor	Deutsche Bank
Number of stocks	20
Stocks weighting	Equal
Rebalancing frequency	Quarterly
Index Currency	USD

The Deutsche Bank Islamic Asia Pacific EquityBuilder Total Return Index was launched on November 01, 2002 and has no prior operating history. All pro-forma performance data shown prior to the inception date is simulated and was calculated by means of retroactive application of the Index model. Past performance is no guarantee of future performance.

Source: Bloomberg or Deutsche Bank AG/London

38

Deutsche Bank Islamic Global EquityBuilder Total Return Index

REUTERS: .DBEIIGEP
BLOOMBERG: DBGLIGEP

Index Description

The Islamic Global EquityBuilder Total Return Index intends to reflect the total return performance of a weighted combination of the Europe, US and Asia Pacific Islamic EquityBuilder Indices.

Absolute Return



Islamic Global EquityBuilder Total Return Index
DJ Islamic Mkt World Large Cap Index (TR) rebased to 2268 on (4/14/2003)
DJ Islamic Market Index (TR) rebased to 1000 on (1/1/1998)
7000
6000
5000
4000
3000
2000
1000
0
Jan-1998
Jan-1999
Jan-2000
Jan-2001
Jan-2002
Jan-2003
Jan-2004
Jan-2005
Jan-2006
Jan-2007
Jan-2008

12 Months Volatlity



Islamic Global EquityBuilder Total Return Index
DJ Islamic Mkt World Large Cap Index (TR)
DJ Islamic Market Index (TR)
35%
30%
25%
20%
15%
10%
5%
0%
Jan-1999
Jan-2000
Jan-2001
Jan-2002
Jan-2003
Jan-2004
Jan-2005
Jan-2006
Jan-2007
Jan-2008

Cumulative Excess Index vs DJ Islamic Mkt World Large Cap Index (TR)



1300
1200
1100
1000
900
Relative to DJ Islamic Mkt World Large Cap Index (TR) rebased to 1000
Apr-2003
Apr-2004
Apr-2005
Apr-2006
Apr-2007
Apr-2008

Monthly Performance

	1998	1999	2000	2001	2002	2003	2004	2005	2006	2007	2008
Jan	5.7%	8.2%	-1.5%	1.9%	-2.0%	-3.1%	-1.0%	-2.3%	5.3%	1.5%	-8.9%
Feb	8.8%	-3.2%	9.6%	-12.4%	-0.2%	-1.0%	0.5%	3.4%	-1.8%	-0.7%	5.3%
Mar	5.5%	4.9%	7.2%	-8.0%	4.1%	-1.2%	0.0%	-2.7%	3.2%	2.7%	-1.3%
Apr	3.2%	2.0%	-2.8%	10.1%	-2.7%	8.7%	-0.6%	-2.9%	3.3%	5.0%	4.0%
May	0.2%	-0.2%	-4.7%	0.3%	0.0%	6.2%	0.4%	2.1%	-5.0%	1.8%	2.8%
Jun	3.4%	13.0%	10.2%	-3.0%	-4.3%	1.5%	2.8%	3.3%	-0.6%	0.4%	-3.2%
Jul	1.6%	3.5%	-1.3%	-0.3%	-9.4%	2.5%	-2.7%	3.7%	-0.8%	-1.0%	-6.2%
Aug	-12.5%	4.1%	10.6%	-1.4%	0.2%	3.3%	0.2%	1.9%	1.2%	0.5%	-3.4%
Sep	6.2%	2.9%	-6.5%	-6.6%	-9.3%	0.5%	3.7%	5.0%	0.1%	8.6%	-16.7%
Oct	8.1%	9.5%	-4.5%	1.6%	6.8%	6.2%	1.3%	-3.1%	3.8%	2.7%	-20.4%
Nov	7.6%	11.2%	-10.0%	1.3%	1.5%	2.3%	6.3%	2.2%	2.5%	-3.1%	
Dec	10.5%	14.1%	3.6%	0.3%	-1.2%	5.3%	2.7%	2.7%	1.6%	-0.3%	
Year	57.5%	94.4%	7.3%	-16.7%	-16.3%	34.9%	14.0%	13.4%	13.1%	19.1%	-41.2%

Annual Returns



Islamic Global EquityBuilder Total Return Index
DJ Islamic Mkt World Large Cap Index (TR)
110%
90%
70%
50%
30%
10%
-10%
-30%
-50%
-70%
57.5%
0.0%
94.4%
0.0%
7.3%
0.0%
-16.7%
0.0%
-16.3%
0.0%
34.9%
0.0%
14.0%
7.4%
13.4%
7.2%
13.1%
13.9%
19.1%
17.4%
-41.2%
-35.9%
1998
1999
2000
2001
2002
2003
2004
2005
2006
2007
2008

Historical Performance Through October 2008

	1 Month	3 Months	6 Months	YTD	Annualised 1 year	Annualised 3 years	Annualised 5 years	Annualised 10 years
Islamic Global EquityBuilder Total Return Index	**-20.4%**	**-36.0%**	**-40.2%**	**-41.2%**	**-43.1%**	**-5.9%**	**2.0%**	**9.1%**
DJ Islamic Mkt World Large Cap Index (TR)	-16.0%	-29.0%	-33.6%	-35.9%	-37.8%	-3.8%	1.2%	N/A
DJ Islamic Market Index (TR)	-18.2%	-30.8%	-35.3%	-37.5%	-39.8%	-4.4%	1.1%	0.3%
Excess Return vs DJ Islamic Mkt World Large Cap Index (TR)	-4.5%	-7.0%	-6.6%	-5.2%	-5.3%	-2.1%	0.8%	N/A
Excess Return vs DJ Islamic Market Index (TR)	-2.2%	-5.2%	-4.9%	-3.7%	-3.3%	-1.5%	0.9%	8.7%

Performance Analysis January 1998 - October 2008

	Index	Bench1	Bench2
Growth over period	216.6%	25.2%	20.0%
Compounded annual growth	11.2%	4.1%	1.7%
Volatility	17.3%	14.8%	17.0%
Sharpe ratio (3.74%)	0.43	0.03 -	0.12
Maximum drawdown	-45.8%	-37.9%	-56.9%
Start of max drawdown period	Sep-2000	Nov-2007	Apr-2000
End of max drawdown period	Dec-2005	Oct-2008	Oct-2008
Average monthly growth	1.0%	0.4%	0.3%
Best monthly return	14.1%	6.1%	12.0%
Worst monthly return	-20.4%	-16.0%	-18.2%
% of months with gains	62.3%	69.7%	57.7%
12 Month Correlation versus:			
DJ Islamic Mkt World Large Cap Index (TR)	0.97	1.00	0.99
DJ Islamic Market Index (TR)	0.98	0.99	1.00

Index Facts

Bloomberg ticker	DBGLIGEP
Reuters code	.DBEIIGEP
Benchmark 1	DJ Islamic Mkt World Large Cap Index (TR)
Bloomberg ticker of Benchmark 1	DJILRG Index
Benchmark 2	DJ Islamic Market Index (TR)
Bloomberg ticker of Benchmark 2	DJIM Index
Index sponsor	Deutsche Bank
Number of stocks	70
Stocks weighting	Equal
Rebalancing frequency	Quarterly
Index Currency	USD

The Deutsche Bank Islamic Global Equity Builder Total Return Index was launched on November 01, 2002 and has no prior operating history. All pro-forma performance data shown prior to the inception date is simulated and was calculated by means of retroactive application of the index model. Past performance is no guarantee of future performance.

Source: Bloomberg or Deutsche Bank AG/London

39

Appendix A - Bloomberg Codes

Index	Bloomberg:	Reuters:	Benchmark 1	Bloomberg:	Benchmark 2	Bloomberg:
CROCI US+	CROCI	.CROCI	S&P 500 (TR)	SPTR	S&P 500/Citigroup Value (TR)	SPTRSVX
CROCI US Plus II	DBUSCPII		S&P 500 (TR)	SPTR	S&P 500/Citigroup Value (TR)	SPTRSVX
CROCI Euro+	CRCEU	.CRCEU	EuroSTOXX 50 (TR)	SX5T	MSCI EMU (TR)	NDDUEMU (EUR)
CROCI Euro II	DBEECRII		EuroSTOXX 50 (TR)	SX5T	MSCI EMU (TR)	NDDUEMU (EUR)
CROCI Japan+	CRCJP	.CRCJP	TOPIX 100 (TR)	TPXD100	MSCI Japan (TR)	NDDUJN (JPY)
CROCI Japan II	DBAPCRII		TOPIX 100 (TR)	TPXD100	MSCI Japan (TR)	NDDUJN (JPY)
US Growth	DBUSUSG	.DBEIUSG	S&P 500/Citigroup Growth (TR)	SPTRSGX	S&P 500 (TR)	SPTR
US Value	DBUSUSV	.DBEIUSV	S&P 500/Citigroup Value (TR)	SPTRSVX	S&P 500 (TR)	SPTR
Euro Growth	DBEEEUGR	.DBEIEUGR	DJES LC Growth Euro (TR)	SLGT	DJES Large Euro (TR)	LCXT
Euro Value	DBEEEUVA	.DBEIEUVA	DJES LC Value Euro (TR)	SLVE	DJES Large Euro (TR)	LCXT
UK Growth	DBEEUKGT	.DBUKGT	FTSE 100 (TR)	TUKXG	MSCI UK Growth (TR)	NLDGUK
UK Value	DBEEUKVT	.DBUKVT	FTSE 100 (TR)	TUKXG	MSCI UK Value (TR)	NDLVUK
Japan Growth	DBAPJGT	.DBJGT	TOPIX 100 (TR)	TPXD100	MSCI Japan Growth (TR)	NAGLJN
Japan Value	DBAPJVT	.DBJVT	TOPIX 100 (TR)	TPXD100	MSCI Japan Value (TR)	NAVLJN
S&P X-Alpha TR	SPXADT	.SPXADT	MSCI World (TR)	NDDUWI	HFRX US Equity Market Neutral (TR)	HFRXEMN
S&P X-Alpha ER	SPXADE	.SPXADE	MSCI World (TR)	NDDUWI	HFRX US Equity Market Neutral (TR)	HFRXEMN
X-Alpha TR	DBGLXAT		MSCI World (TR)	NDDUWI	HFRX US Equity Market Neutral (TR)	HFRXEMN
X-Alpha ER	DBGLXAE		MSCI World (TR)	NDDUWI	HFRX US Equity Market Neutral (TR)	HFRXEMN
ImpAct Dollar Equity Volatility Index	DBVEUSDB	.DBVEUSDB	S&P 500 (TR)	SPTR	iBoxx USD Treasury (TR)	ITRROV
Liquid Alpha USD 5 TR	DBLAUT5J	.DBLAUT5J	MSCI World (TR)	NDDUWI	iBoxx USD Treasury (TR)	ITRROV
Liquid Alpha USD 5 ER	DBLAUE5J	.DBLAUE5J	MSCI World (TR)	NDDUWI	iBoxx USD Treasury (TR)	ITRROV
US ValueGrowth Select	DBUSUSVG	.DBUSVG	S&P 500 (TR)	SPTR		
ValueGrowth Select	DBEEVGS	.DBVGS	S&P 500 (TR)	SPTR		
Global Yield US TR	DBUSGYTR	.DBGYUSTR	S&P 500 (TR)	SPTR	DJ High Yield Select 10 (TR)	MUTR
Global Yield Euro TR	DBEEGYTR	.DBGYEUTR	EuroSTOXX 50 (TR)	SX5T		
Global Yield AP TR	DBAPGYTR	.DBGYAPTR	MSCI Asia Pacific (TR)	NDUEACAP		
E-REV Europe TR	DBEEERET	.DBEEERET	EuroSTOXX 50 (TR)	SX5T		
E-REV Japan TR	DBAPERJT	.DBERJT	TOPIX 100 (TR)	TPXD100		
SectorLeader TR	DBEESLE	.DSLE	DJ STOXX 600 (TR)	SXXR		
ChinaOpportunity TR USD	DBAPCOU	.DBCOUS	HANG SENG China Ent (TR) (USD)	HSI 21 (USD)		
Islamic US EquityBuilder	DBUSIU	.DBEIIUEP	DJ Islamic Mkt US LCAP (TR)	IMUSL	DJ Islamic Market US (TR)	IMUS
Islamic Europe EquityBuilder	DBEEIE	.DBEIIEEP	DJ Islamic Mkt EUR LCAP (TR)	DJIEUL	DJ Islamic Europe (TR)	IMEU
Islamic Asia Pacific EquityBuilder	DBAPIAEP	.DBEIIAEP	DJ Islamic Mkt ASIA/PAC (TR)	DJIAP	DJ Islamic Market APAC LCAP (TR)	DJIAPL
Islamic Global EquityBuilder	DBGLIGEP	.DBEIIGEP	DJ Islamic Mkt World LCAP (TR)	DJILRG	DJ Islamic Market (TR)	DJIM

Source: Bloomberg or Deutsche Bank AG/London

40

Additional information is available from your Deutsche Bank sales representative. In addition to this GME Indices Review, the CROCI Indices
Review, X-Alpha Monthly Reports and Liquid Alpha Monthly Reports are available upon request.

Disclaimer

This document is intended for discussion purposes only and does not create any legally binding obligations on the part of Deutsche Bank AG and/or its affiliates ("DB"). Without limitation, this document does not constitute an offer, an invitation to offer or a recommendation to enter into any transaction.
When making an investment decision, you should rely solely on the final documentation relating to the transaction and not the summary contained herein.
DB is not acting as your financial adviser or in any other fiduciary capacity with respect to this proposed transaction. The transaction(s) or products(s)
mentioned herein may not be appropriate for all investors and before entering
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and types of financial instruments please go to
www.globalmarkets.db.com/riskdisclosures. You should also consider seeking
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Assumptions, estimates and opinions contained in this document constitute our judgment as of the date of the document and are subject to change without
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conditions and there can be no guarantee that any projected results will be achieved. Past performance is not a guarantee of future results. This material was prepared by a Sales or Trading function within DB, and was not produced,
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compensated in part based on the volume of transactions effected by them. The
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authorized under German Banking Law (competent authority: BaFin - Federal
Financial Supervising Authority) and regulated by the Financial Services
Authority for the conduct of UK business.

Deutsche Bank AG has filed a registration statement (including a prospectus)
with the SEC for the offerings to which this communication may relate. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and the relevant offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll- free 1-800-311-4409.

For further information or for a copy of the monthly report, please contact:
Quantitative Products Structuring (QPS) at 212 250 8866

Past performance is not indicative of future results.

Source: Bloomberg or Deutsche Bank AG/London
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